                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION

                                PROXY STATEMENT
        Pursuant to Section 14(a) of the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, For Use of Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                AMERICAN UNITED GLOBAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Names of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.

     (1) Amount previously paid:
         -----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          AMERICAN UNITED GLOBAL, INC.
                         11130 NE 33RD PLACE, SUITE 250
                           BELLEVUE, WASHINGTON 98004
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 25, 1998
                            ------------------------

To the Stockholders of AMERICAN UNITED GLOBAL, INC.:

    NOTICE IS HEREBY GIVEN that the Special Meeting (the "Special Meeting") of Stockholders of American United Global, Inc. (the "Company") will be held on
Thursday, June 25, 1998, at 10:00 a.m., local time, at                         ,
for the following purposes:

    1. To approve certain investment transactions involving, among other things: (a) the purchase by affiliates of Conese Enterprises, Ltd. ("Conese Enterprises") of $5,050,000 of the Company's 7% voting Series B-3 Convertible Preferred Stock, convertible into a minimum of 2,525,000 shares (subject to adjustment) of the Company's common stock, par value $0.01 per share (the "Common Stock"), and 10-year warrants to purchase 3,000,000 shares of Common Stock; and (b) the appointment of five representatives of Conese Enterprises to the Board of Directors of the Company;

    2. To ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Company's July 1996 acquisition of all the outstanding capital stock of Connectsoft, Inc., a Washington corporation;

    3. To ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock in connection with the Company's $10,000,000 private placement in January 1997;

    4. To authorize and ratify the adoption of the Company's 1996 Employee Stock Option Plan, as amended, which contains 2,500,000 shares of Common Stock underlying options available to be granted thereunder; and

    5. To ratify the January 1996 sale of all the assets of the Company's manufacturing business to subsidiaries of Hutchinson Corporation.

    The Board of Directors has fixed April 30, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Special Meeting will be open for examination for 10 days preceding the Special Meeting, during ordinary business hours, at the location of the principal executive offices of the Company set forth above and will also be available for inspection at the Special Meeting.

                                               By Order of the Board of Directors

                                               ROBERT M. RUBIN
                                               CHAIRMAN OF THE BOARD

New York, New York
May   , 1998

                             YOUR VOTE IS IMPORTANT

     It is important that your shares be represented at the Special Meeting, regardless of the number of shares you hold. Therefore, whether or not you plan to attend the Special Meeting, please complete, sign, date and return the enclosed proxy card promptly in the enclosed self-addressed, postage-paid envelope provided for your convenience. Proxies may be revoked at any time before the shares subject to the proxy are voted, and stockholders who are present at the Special Meeting may revoke their proxies at that time and vote in person if they desire.

                          AMERICAN UNITED GLOBAL, INC.
                         11130 NE 33RD PLACE, SUITE 250
                           BELLEVUE, WASHINGTON 98004
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JUNE 25, 1998

    This Proxy Statement is being furnished to the stockholders of American United Global, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") from holders of outstanding shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and holders of outstanding shares of the Company's Series B-1 convertible preferred stock, par value $0.01 per share (the "Series B-1 Convertible Preferred Stock"), for use at a Special Meeting of Stockholders to be held on Thursday, June 25, 1998, and at any adjournment or postponement thereof (the "Special Meeting"). It is anticipated that the mailing to stockholders of this Proxy Statement, the attached Notice of Special Meeting and the enclosed proxy card will commence on
or about May   , 1998.

    The costs of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to solicitations by mail, if deemed desirable, officers and other employees of the Company may solicit proxies by telephone, facsimile and/or other means of communication. Such persons will receive no compensation therefor in addition to their regular salaries, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has also retained D.F. King & Co., Inc. ("DF King") to provide certain solicitation and advisory services in connection with this solicitation, for which DF King will receive a fee of between $7,500 and $10,000, together with reimbursement for its reasonable out-of-pocket expenses. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will reimburse such persons for their reasonable expenses incurred in this connection. The Company anticipates that the costs associated with the solicitation of proxies will be approximately
$         .

    The purpose of the Special Meeting, and the matters to be acted upon are set forth in the attached Notice of Special Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Special Meeting. A stockholder who executes a proxy may revoke such proxy, at any time before the shares subject to the proxy are voted, by: (i) filing with the Secretary of the Company at the Company's principal executive offices (a) a written notice of revocation bearing a later date than the proxy, or (b) a duly executed proxy relating to the same shares bearing a later date than the original proxy; or (ii) attending the Special Meeting, withdrawing the proxy and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. No revocation of a previously delivered proxy shall be effective unless it is received by the Secretary of the Company before the shares subject to the proxy are voted at the Special Meeting. Unless contrary instructions are indicated on the proxy cards, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted "FOR" each of the proposals set forth in the attached Notice of Special Meeting.

    The Company's principal executive offices are located at 11130 NE 33rd Place, Suite 250, Bellevue, Washington 98004, and its telephone number at that address is (425) 803-5400.

 QUESTIONS CONCERNING THIS PROXY STATEMENT OR THE ACCOMPANYING PROXY CARD SHOULD BE DIRECTED TO DF KING (800) 758-5880 (TOLL FREE), OR (212) 269-5550 (COLLECT).

                               TABLE OF CONTENTS

SUMMARY...............................................................................          4
  The Special Meeting.................................................................          4
  The Investment Transactions.........................................................          5
  Summary Financial Data..............................................................         12

CERTAIN CONSIDERATIONS................................................................         13
  Uncertainties Regarding Closing of Investment Transactions..........................         13
  Uncertainties Regarding Use of Proceeds.............................................         13
  Potential Conflicts of Interest.....................................................         13
  Dilution of Equity Interest of Existing Stockholders................................         14
  Significant Voting Power to Holders of Series B-3 Convertible Preferred Stock.......         14
  Change of Control...................................................................         14
  Risk of Litigation..................................................................         15

FORWARD-LOOKING STATEMENTS............................................................         15

THE SPECIAL MEETING...................................................................         16
  Time, Place and Date of the Special Meeting.........................................         16
  Record Date and Voting Securities...................................................         16
  Purposes, Vote Required and Quorum..................................................         16
  Solicitation of Proxies.............................................................         17
  Absence of Appraisal Rights.........................................................         18

PROPOSAL 1: APPROVAL OF THE INVESTMENT TRANSACTIONS...................................         19
  Background..........................................................................         19
  Certain Effects of the Investment Transactions......................................         23
  Use of Proceeds.....................................................................         25
  Strategic Goals of the Enterprises Group............................................         25
  Stockholder Approval................................................................         26
  Consequences if the Investment Transactions are not Consummated.....................         26
  Interests of Certain Persons in the Investment Transactions.........................         26
  Expenses of the Investment Transactions.............................................         27
  The Securities Purchase Agreement...................................................         28
  Description of Series B-3 Convertible Preferred Stock...............................         34
  Description of Company Warrants.....................................................         35
  Description of Investment in IDF....................................................         37
  Description of WPEC Warrants........................................................         38
  Registration Rights.................................................................         39
  Transactions Involving the Computer Software Businesses.............................         41
  Board of Directors of the Company, WPEC and IDF.....................................         42
  The Conese Enterprises Director Designees...........................................         43
  Incumbent Board Member Continuing To Serve Upon Completion of the Investment
    Transactions......................................................................         44
  Compensation Arrangement of Executive Officers Upon Completion of Investment
    Transactions......................................................................         44
  Recommendation of the Company Board; Reasons for the Investment Transactions........         45

PROPOSAL 2: RATIFICATION OF ISSUANCE OF SHARES OF SERIES B-1 CONVERTIBLE PREFERRED
  STOCK IN CONNECTION WITH JULY 1996 ACQUISITION OF OLD CONNECTSOFT...................         46

PROPOSAL 3: RATIFICATION OF ISSUANCE OF 400,000 SHARES OF SERIES B-2 CONVERTIBLE
  PREFERRED STOCK IN CONNECTION WITH COMPANY'S $10,000,000 PRIVATE PLACEMENT IN
  JANUARY 1997........................................................................         48

PROPOSAL 4: AUTHORIZATION AND APPROVAL OF COMPANY'S 1996 EMPLOYEE STOCK OPTION PLAN...         49

PROPOSAL 5: RATIFICATION OF THE SALE OF ALL THE ASSETS OF THE COMPANY'S MANUFACTURING
  BUSINESS TO HUTCHINSON CORPORATION..................................................         53

BUSINESS OF THE COMPANY...............................................................         56
  General.............................................................................         56
  The Distribution Business...........................................................         56
  Telecommunication and Construction Business.........................................         57
  The Computer Software Business......................................................         58
  Transaction with TechStar...........................................................         59

PRINCIPAL STOCKHOLDERS................................................................         59

ACTION TO BE TAKEN UNDER THE PROXY....................................................         61

EXPERTS...............................................................................         62

FUTURE STOCKHOLDER PROPOSALS..........................................................         62

ADDITIONAL INFORMATION................................................................         62

EXHIBIT A: AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT.........................        A-1

EXHIBIT B: 1996 EMPLOYEE STOCK OPTION PLAN............................................        B-1

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT AND THE EXHIBITS HERETO. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY SHALL HAVE THE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO READ THIS PROXY STATEMENT AND THE EXHIBITS ATTACHED HERETO IN THEIR ENTIRETY.

                              THE SPECIAL MEETING

TIME, PLACE AND DATE OF THE SPECIAL MEETING

    The Special Meeting will be held at 10:00 a.m., local time, on Thursday,
June 25, 1998, at       .

RECORD DATE AND VOTING SECURITIES

    The close of business on April 30, 1998 has been fixed as the record date (the "Record Date") for the determination of those stockholders entitled to notice of and to vote at the Special Meeting. On such date, there were
      shares of Common Stock and       shares of Series B-1 Convertible
Preferred Stock outstanding, all of which are entitled to be voted at the Special Meeting. Holders of Common Stock and Series B-1 Convertible Preferred Stock are each entitled to one vote per share, and will vote as a single class upon all matters to be submitted for a vote at the Special Meeting. The Company has no other class of voting securities outstanding. On a combined basis, shares are entitled to be voted at the special meeting. There is no cumulative voting.

PURPOSES, VOTE REQUIRED AND QUORUM

    At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve certain investment transactions (the "Investment Transactions") involving, among other things: (a) the purchase by affiliates of Conese Enterprises, Ltd. ("Conese Enterprises") of $5,050,000 of the Company's 7% voting Series B-3 convertible preferred stock, par value $0.01 per share (the "Series B-3 Convertible Preferred Stock"), convertible into a minimum of 2,525,000 shares (subject to adjustment) of the Company's Common Stock, and 10-year warrants (the "Company Warrants") to purchase 3,000,000 shares of Common Stock; and (b) the appointment of five representatives of Conese Enterprises to the Board of Directors of the Company. In addition to class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Company's Common Stock and Series B-1 Convertible Preferred Stock, on all other matters submitted to stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to cast 25 votes. Approval of the Investment Transactions requires the affirmative vote of the holders of a majority of the combined voting power of the Common Stock and Series B-1 Convertible Preferred Stock present in person or represented by proxy at the Special Meeting.

    Stockholders will also be requested to ratify: (i) the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Company's July 1996 acquisition of all the outstanding capital stock of Connectsoft, Inc., a Washington corporation ("Old Connectsoft"); (ii) the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock in connection with the Company's $10,000,000 private placement in January 1997 (the "January 1997 Private Placement"); (iii) the adoption of the Company's 1996 Employee Stock Option Plan, as amended (the "Stock Option Plan"), which contains 2,500,000 shares of Common Stock underlying options available to be granted thereunder; and (iv) the January 1996 sale of all the assets of the Company's manufacturing business to subsidiaries of Hutchinson Corporation (the "Hutchinson Transaction"). The ratification of each such proposal requires the affirmative vote of the holders of a majority of the combined voting power of the Common Stock and Series B-1 Convertible Preferred Stock present in person or represented by proxy at the Special Meeting.

    A quorum of stockholders is necessary to take action at the Special Meeting. A quorum is established if at least a majority of the outstanding shares of Common Stock and Series B-1 Convertible Preferred Stock, as of the Record Date, is present in person or represented by proxy at the Special Meeting. See "The Special Meeting--Purposes, Vote Required and Quorum."

ABSENCE OF APPRAISAL RIGHTS

    Stockholders will not have rights under the Delaware General Corporation Law to seek an appraisal of the fair value of their shares in the event that they do not desire to vote their shares in favor of the approval of the Investment Transactions, or any of the other proposals to be voted on at the Special Meeting.

                          THE INVESTMENT TRANSACTIONS

INTRODUCTION

    The Company and Conese Enterprises, a privately held investment company, have entered into a Securities Purchase Agreement dated as of March 24, 1998, as amended and restated as of April 30, 1998 (the "Securities Purchase Agreement"). Subject to the terms and conditions of the Securities Purchase Agreement, Conese Enterprises and/or certain of its associates (the "Enterprises Group") have agreed to make an investment in the Company and certain of its subsidiaries and acquire the following securities:

    (a) in consideration for an investment of not less than $5.0 million and not more than $5.5 million in cash, the Enterprises Group has agreed to purchase, for $10.00 per share, between 500,000 and 550,000 shares of Series B-3 Convertible Preferred Stock of the Company. The Series B-3 Convertible Preferred Stock, when issued, will have a $10 per share liquidation value and will be convertible into between 2.5 million and
        2.75 million shares of the Company's Common Stock at an estimated conversion price of $2.00 per share. In addition to class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Company's Common Stock and Series B-1 Convertible Preferred Stock, on all other matters submitted to stockholders of the Company, with each outstanding share of Series B-3
        Convertible Preferred Stock entitled to cast 25 votes. On April   ,
        1998, Conese Enterprises notified the Company of, among other things, its intention to purchase an aggregate of 505,000 shares of Series B-3 Convertible Preferred Stock for $5,050,000 in cash;

    (b) the Enterprises Group shall receive 10-year Company Warrants to purchase an additional 3,000,000 shares of the Company's Common Stock, exercisable at $2.50 per share during the first 5 years and $3.00 per share during the second 5 years of the term of the Company Warrants;

    (c) in consideration for an investment of $250,000, the Enterprises Group will purchase 200,000 shares of common stock of IDF International, Inc. ("IDF"), a 48%-owned affiliate of the Company;

    (d) the Enterprises Group shall receive 10-year warrants (the "IDF Warrants") to purchase an additional 300,000 shares of common stock of IDF at $1.25 per share; and

    (e) the Enterprises Group shall receive 10-year warrants (the "WPEC Warrants") to purchase 150,000 shares of common stock of the Company's Western Power & Equipment Corp. subsidiary ("WPEC"), exercisable at $6.21 per share (the average of the closing market prices of WPEC common stock as traded on The Nasdaq National Market for the 10 trading days prior to March 24, 1998).

The conversion price of the Series B-3 Convertible Preferred Stock and the exercise prices of the Company Warrants are subject to certain adjustments to protect the holders against dilution. Upon completion of the Investment Transactions (i) Eugene P. Conese, Jr. will become the President and Chief Executive Officer of the Company, (ii) Robert M. Rubin and five other members of the current seven-member Board of Directors of the Company shall resign, and (iii) five representatives of the Enterprises Group will be appointed by the remaining members of the Board of Directors to fill the vacancies created by such resignations and will represent a majority of the members of the Board. In addition, designees of the Enterprises Group will represent a majority of the members of the Board of Directors of IDF, and will have significant representation on the WPEC board of directors. For a period of three years after the closing of the Investment Transactions, each of Robert M. Rubin and certain other existing stockholders of the Company and IDF shall vote all of their shares of Common Stock of the Company and common stock of IDF in favor of the election of designees of the Enterprise Group to constitute a majority of the Boards of Directors of each of the Company and IDF. See "Proposal 1: Approval of the Investment Transactions-- The Securities Purchase Agreement--Covenants and Agreement."

CONESE ENTERPRISES

    Conese Enterprises is a privately-owned investment company whose sole stockholder, Eugene P. Conese, Sr., most recently served as the Chairman and Chief Executive Officer of Greenwich Air Services, Inc. (Nasdaq National Market-GASI) until its recent acquisition by General Electric Company. Founded by Mr. Conese, Sr. in 1987, when he acquired a regional gas turbine engine and air frame servicer for a capital investment of approximately $1.5 million, under the management of Eugene P. Conese, Sr. and his son, Eugene P. Conese, Jr., GASI quickly became the consolidator in its business and grew to become the largest independent gas turbine engine overhaul, maintenance, and repair service company in the world. After completing its initial public offering in 1993 at $4.50 per share (adjusted for a two-for-one stock dividend in 1996), GASI made two major strategic industry acquisitions in 1994 and 1996. In February 1997, GASI contracted to acquire UNC Incorporated (NYSE--UNC). However, in September 1997, prior to completion of the UNC acquisition, Mr. Conese, Sr. was instrumental in engineering the sale of both GASI and UNC to General Electric Company, with GASI stockholders receiving in the merger transaction in excess of $550 million, or $31 per share in cash and General Electric stock. Mr. Conese, Sr. is currently a member of the Board of Directors of Trans World Airlines and of Renex Corp. (Nasdaq), where he is chairman of the Compensation Committee. He is Chairman and principal stockholder of World Air Lease, Inc. and is a consultant to the Engine Services division of General Electric. Upon consummation of the Investment Transactions, Mr. Conese will become Chairman of the Board of Directors of the Company.

    Eugene P. Conese, Jr., who will become President and Chief Executive Officer of the Company upon consummation of the Investment Transactions, was a director of GASI from 1987 until its sale to General Electric in September 1997. Mr. Conese, Jr. served as President and Chief Operating Officer of GASI from 1990 to September 1997, and was a Vice President of GASI from March 1989 to November 1990. See "Proposal 1: Approval of the Investment Transactions--The Conese Enterprises Director Designees."

CERTAIN CONSIDERATIONS

    Certain factors and information should be considered in evaluating the Investment Transactions. Such factors and information involve acquisition uncertainties, dilution, change of control matters, and other information. See "Certain Considerations" and "Proposal 1: Approval of the Investment Transactions-- Certain Effects of the Investment Transactions."

USE OF PROCEEDS

    The aggregate net proceeds to the Company from the sale of the Series B-3 Convertible Preferred Stock and the Company Warrants to the Enterprises Group is expected to be approximately $4,850,000 after payment of related fees and expenses. No brokerage or finders fees or commissions have been paid or are payable in connection with the Investment Transactions. The Company has the right to use such net proceeds for any business purpose, including expansion of its existing businesses and acquisitions of one or more additional businesses deemed attractive to the Board of Directors of the Company. See "Proposal 1: Approval of the Investment Transactions--Use of Proceeds."

STRATEGIC GOALS

    Under the leadership of Eugene P. Conese, Sr. and Eugene P. Conese, Jr., the Company will seek to enhance stockholder value by expanding the existing construction equipment sale, rental and servicing business of WPEC and the telecommunications and construction engineering businesses of IDF through both internal growth and selective industry acquisitions. The Company will also seek to make strategic acquisitions of additional businesses deemed attractive by the Board of Directors. See "Proposal 1: Approval of the Investment Transactions--Strategic Goals."

TERMS OF THE SERIES B-3 CONVERTIBLE PREFERRED STOCK

    RANK. The Series B-3 Convertible Preferred Stock, when issued, will rank on a parity with the Company's currently authorized Series A Preferred Stock and Series B-1 Preferred Stock and senior to the Company's Common Stock with respect to dividends and distributions. Cumulative dividends will be payable quarterly at the annual rate of 7%, with the first such payment date being September 30, 1998. See "Proposal 1: Approval of the Investment Transactions--Securities Purchase Agreement--Series B-3 Convertible Preferred Stock--Rank," "--Dividends" and "Liquidation Preference."

    CONVERSION RIGHTS. At the option of the holder, the Series B-3 Convertible Preferred Stock shall be convertible, in whole or in part, on any one or more occasions into shares of Common Stock of the Company, at a conversion price which shall be equal to the lesser of (a) $2.00 per share, or (b) $1.00 in excess of the average of the closing bid prices of the Common Stock of the Company on the NASD OTC Bulletin Board, on Nasdaq, or on any other national securities exchange, for the 20 trading days immediately prior to the closing of the Investment Transactions, in either case with each share of Series B-3 Convertible Preferred Stock being convertible into five shares of the Common Stock of the Company. Such conversion price and the applicable conversion ratio shall be subject to adjustment under certain conditions. See "Proposal 1:
Approval of the Investment Transactions--Securities Purchase Agreement--Series B-3 Convertible Preferred Stock--Conversion."

    REDEMPTION. The Series B-3 Convertible Preferred Stock shall not be subject to voluntary or mandatory redemption. However, if the Company shall be required to pay damages, fees, penalties, taxes, costs and/or expenses in an aggregate amount which shall equal $2.0 million or more (in excess of all amounts actually paid or reimbursed to the Company under any of the Company's liability or other insurance policies) as a result of the occurrence of certain events (including litigation which may be commenced against the Company or certain members of the Company's current board of directors), then each holder of the Series B-3 Convertible Preferred Stock shall have the right to require the Company to redeem such holder's shares of Series B-3 Convertible Preferred Stock at $10.00 per share, or such holder may elect to convert such Series B-3 Convertible Preferred Stock into Common Stock at a conversion price equal to 75% of the applicable conversion price then in effect. See "Proposal: 1 Approval of the Investment Transactions--The Securities Purchase Agreement--Series B-3 Convertible Preferred Stock-- Redemption," "--Conversion."

    VOTING RIGHTS. Holders of the Series B-3 Convertible Preferred Stock will vote as a class on certain matters, and the vote of holders of at least two-thirds of the Series B-3 Convertible Preferred Stock is required to effect any changes to the rights, privileges or designations of such Series B-3 Convertible Preferred Stock. In addition to class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Common Stock and the Series B-1 Convertible Preferred Stock (except as otherwise required by Delaware law), on all other matters submitted to the stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to 25 votes. If and to the extent that any shares of Series B-3 Convertible Preferred Stock are converted into Common Stock, such shares of Common Stock shall be entitled to one vote per share, in the same manner as all other issued and outstanding shares of Common Stock. Accordingly, until converted into Common Stock, the holders of all 505,000 shares of Series B-3 Convertible Preferred Stock will be entitled to cast an aggregate of 12,625,000 votes with respect to any matters on which stockholders of the Company are entitled to vote, even though such shares of Series B-3 Convertible Preferred Stock are convertible into a minimum of only 2,525,000 shares of Common Stock (subject to adjustment). See "Proposal 1:
Approval of the Investment Transactions--Description of Series B-3 Convertible Preferred Stock--Voting Rights."

COMPANY WARRANTS

    The Company Warrants shall have a term of 10 years, shall entitle members of the Enterprises Group to purchase up to 3.0 million shares of Company Common Stock, and will be exercisable at an exercise price of $2.50 per share for the initial five years and $3.00 per share for the second five years of their term. The Company Warrants are exercisable immediately upon issuance to the extent of 60% of the underlying shares ("Warrant Shares") of Common Stock (1.8 million Warrant Shares), and as to the remaining 1.2 million Warrant Shares commencing one year from the date of issuance of the Company Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Company Warrants are subject to anti-dilution rights, including the issuance of Company securities at prices or price equivalents lower than the prevailing exercise price under the Company Warrants following a change of control of the Board of Directors and management of the Company. See "Proposal 1: Approval of the Investment Transactions--The Securities Purchase Agreement--Company Warrants."

IDF SECURITIES

    Under the Securities Purchase Agreement, in addition to its commitment to purchase between 500,000 and 550,000 shares of Series B-3 Convertible Preferred Stock of the Company, upon consummation of the Investment Transactions, Conese Enterprises will also purchase 200,000 shares of common stock of IDF, at a purchase price of $1.25 per share, and will receive the IDF Warrants to purchase an additional 300,000 shares of IDF common stock at an exercise price of $1.25 per share. 60% of the IDF Warrants will be immediately exercisable and the remaining 40% will be exercisable one year from the date of issuance. The Company owns approximately 48% of the voting securities of IDF. However, in the event that IDF consummates a registered public offering of its shares of common stock at an offering price of $5.00 per share or more, all of the IDF Warrants shall expire upon consummation of such public offering, unless exercised in whole or in part by the Enterprises Group, on a date which shall be not later than the effective date of such public offering.

WPEC WARRANTS

    Conese Enterprises shall also receive upon consummation of the Investment Transactions, ten year WPEC Warrants to purchase 150,000 shares of the common stock of WPEC. The WPEC Warrants shall be exercisable at $6.21 per share, on a date which shall be the earliest of (a) the sale, liquidation or distribution of the Company's equity interest in WPEC, (b) consummation of a public offering of securities of WPEC, or (c) such date as the average of the closing prices of WPEC common stock as traded on the Nasdaq National Market or other recognized securities exchange, shall exceed $12.42 per share (200% of the initial per share exercise price of the WPEC Warrants) for any 20 consecutive trading days, or (d) one year from the date of consummation of the Investment Transactions.

REGISTRATION RIGHTS

    Pursuant to the terms of the Company Warrants, IDF Warrants and WPEC Warrants to be issued to the Enterprises Group in the Investment Transactions, the holders of the shares of common stock issued upon exercise of such warrants will have certain "demand" registration rights and "piggyback" registration rights with respect to the registration of such securities under the Securities Act of 1933, as amended. See "Proposal 1: Approval of the Investment Transactions--Registration Rights."

ACTIONS PRIOR TO CLOSING

    The Securities Purchase Agreement contains certain provisions which preclude the Company, its directors, officers, and other representatives from soliciting or initiating proposals or offers regarding certain investment or other financing transactions which would make it impossible or impracticable to consummate the Investment Transactions. The Board of Directors of the Company is not prohibited from taking actions to comply with its fiduciary duties in response to an unsolicited proposal to enter into an alternative transaction. See "Proposal 1: Approval of the Investment Transactions--The Securities Purchase Agreement--Certain Covenants, Actions Prior to Closing" and "--No Solicitation."

EXTENSION OF THE COMPANY'S PUBLICLY-TRADED WARRANTS

    Conese Enterprises has agreed that on the closing of the Investment Transactions, its designees on the Company's Board of Directors shall vote in favor of extending the expiration date of the outstanding publicly held warrants to purchase shares of the Company's Common Stock at $7.50 per share from July 31, 1998 to July 31, 1999. See "Proposal 1: Approval of the Investment Transactions--The Securities Purchase Agreement."

CONDITIONS

    Under the Securities Purchase Agreement, consummation of the Investment Transactions is subject to a number of conditions (which may be waived by Conese Enterprises), including approval by the Company's stockholders, maintenance by the Company of certain net cash reserves, the liquidation or sale of the Company's software businesses, the disposition of related liabilities upon terms satisfactory to Conese Enterprises and certain other conditions. ADOPTION OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING ARE NOT CONDITIONS TO CONSUMMATION OF THE INVESTMENT TRANSACTIONS. See "Proposal 1: Approval of the Investment Transactions--The Securities Purchase Agreement--Conditions to Closing."

THE CONESE ENTERPRISES DIRECTOR DESIGNEES

    Simultaneous with the consummation of the Investment Transactions, the Company's existing Board of Directors shall appoint Messrs. Eugene P. Conese, Sr., Eugene P. Conese, Jr., Edward T. Broadmeadow, Robert J. Vanaria and (collectively the "Conese Enterprises Director Designees") as members of the Board of Directors of the Company, to fill the vacancies created by the resignations of Messrs. Robert M. Rubin, Howard Katz, David M. Barnes, Lawrence Kaplan, Wesley C. Fredericks, Jr. and Glenn A. Norem from the Board of Directors; such resignations to take place subject to and simultaneous with the consummation of the Investment Transactions. The five Conese Enterprises Director Designees, together with C. Dean McLain, shall thereupon constitute the entire Board of Directors of the Company and shall serve until the next annual meeting of the stockholders of the Company, or until their successors shall have been elected and qualified. See "Proposal 1: Approval of the Investment Transactions--The Conese Enterprises Director Designees."

    ACCORDINGLY, BY APPROVING THE PROPOSED INVESTMENT TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT, THE COMPANY'S STOCKHOLDERS WILL ALSO BE APPROVING THE APPOINTMENTS OF THE CONESE ENTERPRISES DIRECTOR DESIGNEES TO CONSTITUTE A MAJORITY OF THE MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS.

FEES AND EXPENSES

    The Company expects to incur fees and expenses incident to the Investment Transactions of approximately $200,000. Each of the parties will bear its own costs and expenses incurred in connection with the

Investment Transactions, except that the Company and Conese Enterprises will share the professional fees incurred for certain specified tax consulting services, up to an aggregate amount not to exceed $35,000; and, if the transaction is not consummated, the Company shall pay to Conese Enterprises an amount equal to its actual out-of-pocket costs and expenses, up to an aggregate amount not to exceed $50,000. In addition, should the Board of Directors of the Company terminate the Securities Purchase Agreement because the Company has received a bona fide written offer from a financially qualified independent third party to acquire all or substantially all of the assets, properties, or securities of the Company, IDF, or WPEC on terms which the Board of Directors of the Company determines, in good faith and in the exercise of its fiduciary duties, are more beneficial to the stockholders of the Company than consummating the Investment Transactions contemplated by the Securities Purchase Agreement, then the Company shall pay to Conese Enterprises a cash termination or "break-up" fee of $500,000.

TERMINATION

    The Securities Purchase Agreement may be terminated prior to the Closing Date (i) by mutual agreement of the parties to the Securities Purchase Agreement; or (ii) by either party in the event that the other party shall have breached any of their representations and warranties or failed to perform their respective obligations under the Securities Purchase Agreement, or (iii) by either the Company or Conese Enterprises if the closing of the Investment Transactions shall not have occurred by 5:00 p.m. (New York City Time) on June 30, 1998. See "Proposal 1: Approval of the Investment Transactions--The Securities Purchase Agreement--Termination."

INTERESTS OF CERTAIN PERSONS IN THE INVESTMENT TRANSACTIONS

    COMPENSATION AGREEMENTS. The current Board of Directors of the Company and IDF have approved certain compensation arrangements, following consummation of the Investment Transactions, for Robert M. Rubin, the current President and Chief Executive Officer of the Company. It is contemplated that Mr. Rubin's current employment agreement with the Company and his consulting agreement with IDF shall terminate and he shall resign as an executive officer and member of the Board of Directors of the Company, IDF, and all of their direct and indirect subsidiary corporations, other than WPEC. In lieu of his severance rights under his existing employment agreement with the Company, the Company's Board of Directors has approved a four-year consulting agreement between Mr. Rubin and the Company, to be effective upon consummation of the Investment Transactions, under which he shall receive consulting fees of $175,000 per annum. Mr. Rubin shall also be entitled to receive $100,000 in annual consulting fees under a four year consulting agreement with IDF, and shall continue to serve as an officer and a member of the WPEC board of directors.

    REPAYMENT OF OBLIGATIONS. The Securities Purchase Agreement provides that the Company shall terminate Mr. Rubin's obligation to pay $1.2 million to the Company under a promissory note which is due July 31, 1998 in consideration for Mr. Rubin's assignment to the Company of all payments which he is entitled to receive from Hutchinson Corporation (aggregating $1.2 million) over an 84-month period under non-competition and consulting agreements entered into between Hutchinson Corporation and Mr. Rubin in January 1996; provided, that Mr. Rubin's obligations under his $1.2 million note shall be released only to the extent of such payments actually received by the Company from Hutchinson Corporation. Hutchinson Corporation has agreed to commence making such payments directly to the Company under such agreements subject to receipt of Mr. Rubin's irrevocable assignment to the Company of all rights under such agreements. In order for payments to commence under Mr. Rubin's non-competition and consulting agreements, the stockholders of the Company must ratify the Hutchinson Transaction. See "Proposal 5: Ratification of the Sale of all the Assets of the Company's Manufacturing Business to Hutchinson Corporation." Members of the Enterprises Group have advised the Company that if the stockholders shall fail or refuse, for any reason, to ratify the Hutchinson Transaction at the Special Meeting, they will undertake to cause the Company's Board of Directors to resubmit Proposal 5 to a vote of the Company's stockholders at the Company's next Annual Meeting of Stockholders and vote all their shares of Series B-3 Convertible Preferred Stock in favor of the ratification of the Hutchinson Transaction.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company has agreed that, except as may be limited by applicable law, for a period of seven years after the closing of the Investment Transactions, the Company shall indemnify the persons covered under a March 1998 indemnity agreement to the fullest extent permitted by Delaware corporate law and under the Certificate of Incorporation and By-laws of the Company; provided, that the Company's obligation to pay fees of legal counsel to such indemnified parties shall be limited to one counsel, plus up to $100,000 in fees for any additional legal counsel should a conflict of interest limit the initial counsel from representing multiple parties.

    Accordingly, in considering the Board's recommendation, stockholders should consider that certain directors and officers have certain interests in the Investment Transactions which may be in conflict with those of the Company and its stockholders. See "Proposal 1: Approval of the Investment Transactions-- Interests of Certain Persons in the Investment Transactions."

RECOMMENDATION OF THE COMPANY BOARD

    The Board of Directors of the Company believes that the Investment Transactions are advisable and in the best interests of the Company and its stockholders and unanimously recommends that the stockholders vote FOR the proposal to approve the Investment Transactions. In arriving at its recommendation, the Board considered the expected benefits and advantages of the Investment Transactions, including the potential increase in shareholder value, the likelihood of realizing such benefits and advantages, and the risks, costs, and disadvantages of the Investment Transactions. See "Proposal 1: Approval of the Investment Transactions--Background," "--Certain Effects of the Investment Transactions," and "--Recommendations of the Board; Reasons for the Investment Transactions."

MARKET PRICE OF THE COMMON STOCK

    The closing bid price of the Common Stock of the Company, as quoted on the OTC Bulletin Board, on April 3, 1998, the last day prior to the public announcement of the Company's execution of the Securities Purchase Agreement, was $1.53 per share. On April 30, 1998 (the record date for stockholders entitled to vote at the Special Meeting), the closing bid price of the Company's
Common Stock was $         per share.

                             SUMMARY FINANCIAL DATA

    The following summary financial information for the fiscal years 1993, 1994, 1995, 1996 and 1997 have been derived from the audited Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997, incorporated herein by reference. The summary financial data should be read in conjunction with the Consolidated Financial Statements referenced above.

INCOME STATEMENT DATA:

                                                                                 YEAR ENDED JULY 31,
                                                         -------------------------------------------------------------------
                                                          1997(4)        1996(3)          1995           1994       1993(1)
                                                         ----------     ----------     -----------     --------     --------
Net sales..............................................  $  154,545     $  106,555      $   86,173     $ 67,370     $ 30,386
(Loss) income from continuing operations...............     (27,257)        (9,610)          1,164        1,024          417
Net (loss) income......................................     (27,257)        (1,835)(2)       2,268        2,287        1,575
Per share:
(Loss) income from continuing operations...............       (2.75)         (1.66)           0.20         0.18         0.06
Net (loss) income......................................       (2.75)         (0.32)           0.40         0.43         0.34

BALANCE SHEET DATA:

                                                                                JULY 31,
                                                        ---------------------------------------------------------
                                                           1997         1996        1995       1994       1993
                                                        -----------  -----------  ---------  ---------  ---------
Total assets..........................................  $   144,723  $   119,055  $  76,829  $  62,529  $  58,320
Total liabilities.....................................      110,742       87,015     56,575     44,591     44,787
Working capital.......................................       20,919       17,218     10,022     11,739      6,624
Stockholders' equity..................................       24,101       22,581     20,254     17,938     13,533

------------------------

(1) Represents nine months of results of WPEC following its acquisition in November 1992.

(2) Includes income from discontinued operations and the gain on the sale of the manufacturing business of $7.8 million, net of tax.

(3) Includes results of operations of Old Connectsoft for the day ended July 31, 1996.

(4) Includes the results of InterGlobe for the 10 months following its acquisition in September 1996, Seattle OnLine for the nine months following its acquisition in November 1996 and TechStar for the seven months following its acquisition in December 1996.

                             CERTAIN CONSIDERATIONS

    THE FOLLOWING CONSIDERATIONS AND RELATED INFORMATION, AS WELL AS THE OTHER INFORMATION DESCRIBED ELSEWHERE IN THIS PROXY STATEMENT, SHOULD BE CONSIDERED IN EVALUATING THE INVESTMENT TRANSACTIONS, AS WELL AS OTHER MATTERS TO COME BEFORE THE SPECIAL MEETING.

UNCERTAINTIES REGARDING CLOSING OF INVESTMENT TRANSACTIONS

    In addition to obtaining stockholder approval of Proposal 1 at the Special Meeting, the consummation of the Investment Transactions under the Securities Purchase Agreement is subject to the satisfaction of a number of other conditions, unless waived by Conese Enterprises. Such conditions include, among other things, (a) the maintenance by the Company at closing of net cash reserves of not less than $6.0 million, after giving effect to anticipated payments in respect of obligations of the computer software businesses guaranteed or assumed by the Company, and (b) the sale or termination of the Company's computer software businesses on terms satisfactory to Conese Enterprises. The Company has executed a letter of intent with Executive TeleCard, Ltd. ("Extel") for the sale of the assets of the Company's wholly-owned subsidiary Connectsoft Communications Corporation ("Connectsoft") and the assets of the Company's network operations center ("NOC") to Extel in consideration for Extel's assumption of $4.5 million of Connectsoft obligations guaranteed or assumed by the Company. However, there is no assurance that such transaction will be consummated prior to the scheduled closing of the Investment Transactions, if at all, or that if consummated, Extel will fully discharge its assumed liability obligations. The Company's ability to effect a sale of the Connectsoft assets will materially impact its ability to provide closing net cash reserves of $6.0 million under the Securities Purchase Agreement. See "Proposal 1: Approval of the Investment Transactions--Transactions Involving the Computer Software Businesses."

UNCERTAINTIES REGARDING USE OF PROCEEDS

    The Company expects to use the net proceeds from the Investment Transactions to provide the Company with additional capital resources which, when coupled with additional debt and equity financings, if available, will be used by the Company (i) to expand WPEC's equipment distribution, rental and service business and IDF's telecommunications and construction engineering businesses, and (ii) to make direct acquisitions of one or more businesses or companies deemed attractive by the Company's Board of Directors. In evaluating potential acquisitions, the Company will seek transactions in which the financial results of the acquired company are expected to increase shareholder value. There can be no assurance that the Company will be able to make additional acquisitions which meet these acquisition criteria; that even if acquisition opportunities present themselves, the requisite additional financing will be available upon commercially reasonable terms, if at all; or that any acquisitions, if consummated, will have a positive impact on the Company. There can also be no assurance that income from additional acquisitions will exceed the cost to the Company of the securities issued by the Company under the Investment Transactions. Thus, it is possible that the potential benefits to the Company and the stockholders from the Investment Transactions may not be realized and that the Company's financial condition and results may not improve by using the net proceeds therefrom.

POTENTIAL CONFLICTS OF INTEREST

    The Company's Board of Directors intends to apply a portion of the proceeds from the sale of the Series B-3 Convertible Preferred Stock toward providing additional working capital to both WPEC and IDF to facilitate internal growth and selective acquisitions by either or both companies. The terms under which the Company provides such working capital will be determined by mutual agreement of the Boards of Directors of the Company and of WPEC or IDF, as applicable. Members of the Enterprises Group will, upon completion of the Investment Transactions, control the Board of Directors of both the Company and IDF and will have a significant influence on the WPEC Board. Accordingly, the influence of affiliates or associates of Conese Enterprises on the Boards of each of the Company, WPEC and IDF creates inherent potential conflicts of interest as to the duties and obligations of such persons in their capacities as directors of the respective corporations. See "Proposal 1: Approval of the Investment Transactions--Conese Enterprises Director Designees."

DILUTION OF EQUITY INTERESTS OF EXISTING STOCKHOLDERS

    Under the Investment Transactions, the Company will issue $5,050,000 initial liquidation value (505,000 shares) of Series B-3 Convertible Preferred Stock and Company Warrants to purchase 3,000,000 shares of Common Stock at an exercise price of $2.50 per share for the initial five years of such Company Warrants. The conversion price of the Series B-3 Convertible Preferred Stock is the lesser of $2.00 per share, or $1.00 in excess of the average closing bid prices of the Common Stock of the Company on the NASD OTC Bulletin Board for the 20 trading days immediately prior to the closing of the Investment Transactions. The exercise price of the Company Warrants are subject to adjustment to protect the holders against dilution. Assuming a $2.00 per share conversion price on the Series B-3 Convertible Preferred Stock and a $2.50 exercise price of the Company Warrants, holders of such securities would be entitled to purchase up to 5,525,000 shares of Company Common Stock for a total investment of $12.55 million, or approximately 33% of the then outstanding shares of Common Stock, before giving effect to the exercise of other outstanding warrants, stock options, or the conversion of the 739,143 remaining outstanding shares of Series B-1 Convertible Preferred Stock held by former stockholders of Old Connectsoft into Company Common Stock.

    The issuance and conversion of the Series B-3 Convertible Preferred Stock and the issuance and exercise of the Company Warrants, including the potential adjustments to increase the number of shares issuable upon exercise and to decrease the exercise price, could have the effect of diluting the economic interests of the Company's existing stockholders.

SIGNIFICANT VOTING POWER TO HOLDERS OF SERIES B-3 CONVERTIBLE PREFERRED STOCK

    In addition to separate class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Common Stock and the Series B-1 Convertible Preferred Stock (except as otherwise required by Delaware law), on all other matters submitted to the stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to cast 25 votes (an aggregate of 12,625,000 votes as to all 505,000 shares of Series B-3 Convertible Preferred Stock). In addition, other stockholders of the Company, owning an aggregate of 1,259,798 shares of Common Stock, have granted to Eugene P. Conese, Sr. and Eugene P. Conese, Jr., their irrevocable three year proxies to vote the outstanding Company Common Stock owned by such stockholders with respect to the election of directors of the Company. Accordingly, the holders of the Series B-3 Convertible Preferred Stock shall be entitled to cast an aggregate of 13,884,798 votes on all matters as to which stockholders of the Company shall be entitled to vote, including the election of directors of the Company, representing approximately 55.6% of the total voting power of the Company, without giving effect to the exercise of outstanding warrants or options of the Company. As a result, absent the conversion of the Series B-3 Convertible Preferred Stock or the future issuance by the Company of additional shares of voting capital stock, for the forseeable future the Enterprises Group, voting together, shall be entitled to cast a majority of the votes on all matters to which stockholders of the Company shall be entitled to vote and determine the election of all members of the Company's Board of Directors, as well as the outcome of most proposals which may be submitted to a vote of Company stockholders for approval or ratification.

CHANGE OF CONTROL

    The consummation of the Investment Transactions and the ratification of the Conese Enterprises Director Designees to constitute five of the six members of the Company's Board of Directors, constitute a change of control of the management of the Company. As described above, Conese Enterprises will have ongoing substantial voting power from its acquisition of securities in the Investment Transactions. The terms of the Company Warrants contain significant price and share anti-dilution protection to the holders relative to the issuance of additional Common Stock or equity-type securities, in the event that Conese Enterprises Director Designees are then no longer in control of the Company's Board of Directors. As a result, the Conese Enterprises Director Designees will have substantial influence over, and will exercise effective control of, the direction and management of the Company and the conduct of its businesses. There can be no assurance that the influence and participation of Conese Enterprises and the Conese Enterprises Director Designees on the Company's Board of Directors in the direction and management of the Company will have a positive effect on the Company's future financial performance and condition.

RISK OF LITIGATION

    On February 23, 1998, the Company received a letter from a law firm purporting to represent the interests of Company stockholders, demanding that the Company institute an action against certain of the members of its Board of Directors for corporate waste and mismanagement arising out of their approval of the financial transactions with ERD Waste Corp., a publicly-traded corporation affiliated with Robert M. Rubin. The Company has not responded to such demand and, as of the date hereof, no legal proceeding has been commenced against the Company or any of its directors. If any such action is commenced, the Company intends to vigorously defend against such claims on the basis that the members of the Board of Directors acted in 1996 and 1997 in the exercise of their reasonable business judgment. There can be no assurance that such legal action will not be commenced or if commenced that the Company will not incur substantial unreimbursed costs and expenses in connection with its indemnification obligations to the existing officers and directors of the Company. If such unreimbursed costs and expenses exceed $2.0 million, the holders of the Series B-3 Convertible Preferred Stock would have the right to demand redemption of their investment or, in lieu thereof, reduce the anticipated conversion price of the Series B-3 Convertible Preferred Stock by $0.50 to $1.50 per share, thereby increasing the minimum number of shares of Common Stock issuable upon conversion thereof to approximately 3.13 million shares. See "Proposal 1: Approval of the Investment Transactions--Background" and "--Terms of the Series B-3 Convertible Preferred Stock."

                           FORWARD-LOOKING STATEMENTS

    This Proxy Statement includes certain "forward-looking" statements that are subject to risks and uncertainties. Such "forward-looking" statements include:

(a) the Company's ability to realize the business advantages and benefits expected to result from the Company's use of the net proceeds from the Investment Transactions contemplated by the Securities Purchase Agreement, including (i) the expectation that the Company will be able to use the net proceeds to improve its financial condition and performance, (ii) the expectation that the availability of such funds will enable the Company to make additional acquisitions, and achieve additional market diversification and increased economies of scale in purchasing power and spreading of overhead expenses in connection with such additional acquisitions and (iii) the expectation that such additional acquisitions or other uses of the net proceeds could have a positive impact on the Company's earnings and increase shareholder value;

(b) the possibility that Conese Enterprises' investment in the Company could increase investors' awareness and interest in the Company;

(c) the possibility that, as a result of the expected benefits of the Investment Transactions, the market price of the Common Stock could increase, both directly benefiting the Company's stockholders and enabling the Company to raise capital in the future by additional public offerings of Common Stock; and

(d) other statements preceded by, followed by, or that include the words "believes," "expects," "intends," "anticipates," "potential" or other similar expressions.

    For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, in addition to those discussed elsewhere in this Proxy Statement, could affect the Company's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (a) the inability of the Company to identify or acquire businesses meeting the Company's acquisition criteria; (b) the failure of acquired businesses, or the Company's existing operations, to perform at anticipated levels; (c) the incurrence of unanticipated liabilities or other adverse contingencies associated with the Company's acquired businesses or existing operations; (d) the competitive environment in markets in which acquired businesses or the Company's existing businesses operate; (e) fluctuations in interest rates, which may effect the availability of financing to the Company's customers and also may affect the Company's cost of capital;
(f) the availability of capital; (g) changes in regional, national or international economic conditions; (h) the availability and cost of labor and materials; (i) the effect of government regulations; (j) continuation or worsening of the adverse economic conditions in Asia resulting in an acceleration of a recent trend under which new or like-new so-called "grey market" construction and/ or related equipment is purchased by United States customers from Asia at prices significantly lower than WPEC and other domestic construction equipment manufacturers and dealers are able to profitably sell their inventory; (k) changes in new construction cycles; and (l) adverse weather conditions.

                              THE SPECIAL MEETING

TIME, PLACE AND DATE OF THE SPECIAL MEETING

    The Special Meeting will be held at 10:00 a.m., local time, on Thursday,
June 25, 1998, at       .

RECORD DATE AND VOTING SECURITIES

    The close of business on April 30, 1998 has been fixed as the Record Date for the determination of those stockholders entitled to notice of and to vote at
the Special Meeting. On such date, there were       shares of Common Stock and
      shares of Series B-1 Convertible Preferred Stock outstanding, all of which are entitled to be voted at the Special Meeting. Holders of Common Stock and Series B-1 Convertible Preferred Stock are each entitled to one vote per share, and will vote as a single class upon all matters to be submitted for a vote at the Special Meeting. The Company has no other class of voting securities
outstanding. On a combined basis,       shares are entitled to be voted at the
special meeting. There is no cumulative voting.

PURPOSES, VOTE REQUIRED AND QUORUM

    At the Special Meeting, stockholders will be asked to consider and vote upon a proposal to approve the Investment Transactions. Although applicable Delaware law does not require that stockholders of the Company approve the Investment Transactions, the terms of the Stock Purchase Agreement provide that the respective obligations of the Company and its subsidiaries, on the one hand, and Conese Enterprises, on the other hand, to consummate the Investment Transactions are subject to the satisfaction or waiver, on or prior to the Closing Date, of certain conditions, including, without limitation, the approval of the Investment Transactions by the stockholders of the Company. Such approval requires the affirmative vote of the holders of a majority of the combined voting power of the Common Stock and the Series B-1 Convertible Preferred Stock present in person or represented by proxy at the Special Meeting.

    As of the Record Date, Robert M. Rubin, the Chairman of the Board, President and Chief Executive Officer of the Company, and the other officers and directors of the Company are the record owners of an aggregate of [1,269,798] shares of Common Stock (approximately [10%] of the total shares entitled to be voted at the Special Meeting). Such persons have informed the Company that they intend to vote all of such shares in favor of the Investment Transactions.

    Stockholders will also be requested to ratify: (i) the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Company's July 1996 acquisition of all the outstanding capital stock of Old Connectsoft; (ii) the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock in the January 1997 Private Placement; and (iii) the adoption of the Stock Option Plan, which contains 2,500,000 shares of Common Stock underlying options available to be granted thereunder; and (iv) the Hutchinson Transaction. The ratification of each such proposal requires the affirmative vote of the holders of a majority of the combined voting power of the Common Stock and the Series B-1 Convertible Preferred Stock present in person or represented by proxy at the Special Meeting.

    A quorum of stockholders is necessary to take action at the Special Meeting. A quorum is established if at least a majority of the outstanding shares of Common Stock and Series B-1 Convertible Preferred Stock, as of the Record Date, is present in person or represented by proxy at the Special Meeting.

    In accordance with Delaware law, abstentions and "broker non-votes" (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal, because such broker or other nominee does not have discretionary voting power with respect to that matter and has not received instructions from the beneficial owner) will be treated as present for purposes of determining the presence of a quorum at the Special Meeting. For purposes of determining approval of a matter presented at the Special Meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Special Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and, consequently, will not affect the outcome of the matter.

    Shares represented by properly executed and unrevoked proxies will be voted at the Special Meeting in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the shares represented by such proxy will be voted FOR the approval of the Investment Transactions, FOR the ratification of the Hutchinson Transaction, FOR the ratification of the issuance of shares of the Company's Series B-1 Convertible Preferred Stock in July 1996, FOR the ratification of the issuance of shares of the Company's Series B-2 Convertible Preferred Stock in January 1997, and FOR the ratification of the adoption of the Stock Option Plan.

    A stockholder who executes a proxy may revoke such proxy, at any time before the shares subject to the proxy are voted, by: (i) filing with the Secretary of the Company at the Company's principal executive offices (a) a written notice of revocation bearing a later date than the proxy, or (b) a duly executed proxy relating to the same shares bearing a later date than the original proxy; or
(ii) attending the Special Meeting, withdrawing the proxy and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. No revocation of a previously delivered proxy shall be effective unless it is received by the Secretary of the Company before the shares subject to the proxy are voted at the Special Meeting.

SOLICITATION OF PROXIES

    The costs of preparing, assembling and mailing the proxy material will be borne by the Company. In addition to solicitations by mail, if deemed desirable, officers and other employees of the Company may solicit proxies by telephone, facsimile and/or other means of communication. Such persons will receive no compensation therefor in addition to their regular salaries, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained DF King to provide solicitation and advisory services in connection with this solicitation, and has agreed to pay DF King a fee anticipated to be between $7,500 and $10,000, together with reimbursement for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify DF King against certain liabilities and expenses, including liabilities and expenses under federal securities laws. DF King will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to the beneficial owners of the stock held of record by such persons and to request authority for the execution of proxies. The Company will reimburse such persons for their reasonable expenses incurred in this connection. The Company anticipates that the costs associated with the
solicitation of proxies will be approximately $         .

ABSENCE OF APPRAISAL RIGHTS

    Under Delaware law, objecting stockholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the "fair value" of the Common Stock and to compel the Company to purchase their Common Stock for cash in that amount) with respect to matters presented at the Special Meeting or otherwise with respect to the Investment Transactions, nor will the Company voluntarily accord such rights to stockholders.

    Therefore, approval by the requisite number of shares of the matters presented at the Special Meeting will bind all stockholders, and objecting stockholders will be able to liquidate their Common Stock only by selling it in the market.

                                   PROPOSAL 1
                    APPROVAL OF THE INVESTMENT TRANSACTIONS

BACKGROUND

    ADVERSE DEVELOPMENTS AFFECTING THE COMPANY

    Prior to January 1996, the Company operated manufacturing businesses which manufactured and distributed standard-size, low-cost synthetic rubber o-ring sealing devices for use in automotive and industrial applications and designed, manufactured and distributed rubber-to-metal bonded sealing devices for use in commercial, aerospace, defense and communications industry applications. On January 19, 1996, the Company sold all of the operating assets of its manufacturing businesses to Hutchinson Corporation, an indirect subsidiary of Total SA of France, for $24.5 million.

    In considering the best utilization of the cash resources resulting from the sale of its manufacturing businesses, the Company's Board of Directors determined that stockholder value would best be enhanced by directing the Company's future into the computer software industry. Between May 1996 and April 1997, the Company acquired Old Connectsoft, which provided software consulting services and marketed certain retail software products and two additional businesses engaged in the providing computer software products and services; InterGlobe Networks, Inc. ("InterGlobe") and Seattle On-Line, Inc. In addition, the Company formed two new subsidiaries, Exodus Technologies, Inc. ("Exodus") and Connectsoft and financed the development of two proprietary software products, marketed under the names "NTERPRISE" and "FREEAGENT," respectively. See "Business of the Company--Computer Software Businesses."

    Since May 1996, the Company has expended an aggregate of approximately $21.0 million of its capital resources in acquiring, developing, financing, and providing ongoing working capital for these businesses.

    The Company's attempt to penetrate and achieve profitability in the computer software industry has not been successful. The Company experienced the adverse effects of (i) the extensive capital required to be invested in order to develop the Company's NTERPRISE and FREEAGENT technologies, (ii) certain strategic decisions and policy changes by Microsoft, Inc., which materially and adversely affected the marketability of the Company's NTERPRISE software product, (iii) a lack of market demand for certain of the software products originally acquired from Old Connectsoft and delays in anticipated customer acceptance of the FREEAGENT product, and (iv) disputes with certain key executives in such computer software businesses. As a result of the foregoing, the Company incurred net losses from its computer and technology businesses aggregating $17.9 million in its fiscal year ended July 31, 1997, including write-offs of investment and goodwill aggregating approximately $5.3 million, and an additional $2.5 million of net losses in the six months ended January 31, 1998. Accordingly, since January 1998, the Company has determined to divest and/or cease operations of the computer software and related technology businesses. See "Business of the Company--Significant Recent Developments."

    In May 1996, the Company provided ERD Waste Corp. ("ERD"), a company whose stock traded on the Nasdaq National Market, with a $4.4 million standby bank letter of credit in favor of Chase Bank (formerly, Chemical Bank), a senior secured creditor of ERD. In addition, in February 1997, the Company advanced $500,000 in cash to ERD. Robert M. Rubin, the Chairman and Chief Executive Officer of the Company is also a principal stockholder and Chairman of ERD. Although the Company's Board of Directors believed at the time these financial transactions were entered into that ERD was a growing profitable business and that the investments were on attractive terms to the Company, on September 30, 1997, ERD filed for reorganization under Chapter 11 of the federal bankruptcy laws. On October 29, 1997, Chase Bank drew on the Company provided letter of credit. As a result, the Company became directly liable to Northfork Bank, the issuer of the letter of credit, for the $4.4 million amount of such draw; and on October 31, 1997 retired such obligation. Although the Company is now a creditor in the ERD reorganization, holding approximately $5.0 million of claims and holds a lien on certain ERD assets, by reason of the affiliation of Mr. Rubin with both corporations, it is possible that such lien will not be sustained in the reorganization proceeding; in which event the Company will be a general unsecured creditor of ERD. Although the Company does not believe that Chase Bank acted in a commercially reasonable manner and is currently considering its legal options, the Company recorded a $5.0 million net loss in connection with the ERD transaction for the year ended July 31, 1997. As a result of his direct personal guaranty of the $500,000 demand loan, and his agreement to indemnify the Company from approximately $1.1 million of losses incurred under the above letter of credit facility, Robert M. Rubin is directly and contingently liable to the Company in the aggregate amount of approximately $1.6 million. See "Interests of Certain Persons in the Investment Transactions."

    Primarily as a result of payments made in connection with its acquisition program commenced in May 1996 and to support the capital requirements of Connectsoft and Exodus, the Company sought to recoup a portion of its liquid capital resources. Accordingly, on January 10, 1997, the Company consummated a private placement of 400,000 shares of Series B-2 convertible preferred stock (the "Series B-2 Convertible Preferred Stock") to 11 unaffiliated purchasers. The Company realized net proceeds of approximately $9,200,000 from the sale of the Series B-2 Preferred Stock. Such shares of Series B-2 Preferred Stock was initially convertible by the holders into an aggregate of approximately 1,165,501 shares of Common Stock, based upon an initial conversion price of 105% of the market price of $8.58 per share of Company Common Stock at the time of closing of the transaction. However, pursuant to the terms of such private placement, the conversion price of the Series B-2 Convertible Preferred Stock was subject to adjustment to a price equal to 82.5% of the average closing prices of the Company's Common Stock, as then traded on the Nasdaq National Market during the ten trading days immediately prior to the date of conversion of the Series B-2 Convertible Preferred Stock into Common Stock.

    As a result of a significant decline in the per share value of Company Common Stock in the second half of 1997, following the May 1997 registration under the Securities Act of 1933, as amended, of the shares of Common Stock issuable upon conversion of the Series B-2 Convertible Preferred Stock, the holders subsequently converted all 400,000 shares of Series B-2 Convertible Preferred Stock into an aggregate of 2,631,125 shares of Common Stock. This represented more than 20% of the shares of Company Common Stock which were issued and outstanding as of the date of the January 1997 private placement of Series B-2 Convertible Preferred Stock.

    On October 13, 1997, Nasdaq submitted a letter of deficiency to the Company concerning alleged violations of certain Nasdaq rules in connection with the issuance of shares of the Company's B-1 Convertible Preferred Stock in its July 31, 1996 acquisition of Old Connectsoft, the issuance of the Series B-2 Convertible Preferred Stock in the January 1997 private placement, the resignation of certain independent directors and the Company's failure to hold an annual shareholders meeting for fiscal year ended July 31, 1996. In November 1997, Nasdaq notified the Company of its intention to delist the Company's securities from Nasdaq. On February 4, 1998, following a hearing before a Nasdaq listing qualifications panel, Nasdaq delisted the Company's securities, consisting of its Common Stock and certain publicly traded warrants, from The Nasdaq Stock Market. In its decision, the Nasdaq hearing panel concluded that the corporate governance violations warranted delisting.

    On April 7, 1998, the Company submitted the Securities Purchase Agreement to the Nasdaq Listing and Hearing Review Council and requested that the Listing Council review and reconsider the Company's delisting in light of the potential Investment Transaction with Conese Enterprises. To date, the Company has not received a response from Nasdaq. The Company also intends to file an application to list its Common Stock and publicly-traded warrants on the AMEX. There can be no assurance that Nasdaq will reinstate the Company or that the AMEX will approve the Company's application for listing. In such event, the Company's Common Stock and warrants will continue to trade on the NASD OTC Bulletin Board.

    NEGOTIATION OF THE INVESTMENT TRANSACTIONS

    On October 23, 1997, Robert M. Rubin, President and Chief Executive Officer of the Company and Stephen A. Weiss, a shareholder of the law firm of Greenberg Traurig Hoffman Lipoff Rosen & Quentel

("GTH"), corporate counsel to the Company, met to discuss the status of the Company in light of ongoing losses and other adverse developments in the computer software businesses, and the possibility of the Company's securities being delisted from trading on Nasdaq. At such meeting Mr. Rubin indicated that he would consider the possibility of changing the direction of the Company under new management. GTH represented the Conese family and had represented Greenwich Air Services, Inc. prior to and in connection with its sale to General Electric Company. Mr. Weiss suggested the possibility that the Conese family might be interested in a new investment, but speculated that such persons would only be interested in a situation in which they would have a significant equity interest and effective control. Based on such premise, Mr. Weiss offered to discuss the subject with Eugene P. Conese, Sr. and Eugene P. Conese, Jr. and Mr. Rubin authorized Mr. Weiss to initiate such contact. Based upon their review of publicly available information regarding the Company, Messrs. Conese, Sr. and Conese, Jr. expressed preliminary interest in the possibility of their becoming involved in the Company.

    On Monday, November 3, 1997, Messrs. Rubin and Weiss met with Eugene P. Conese, Sr. and Eugene P. Conese, Jr. in Miami, Florida to discuss the possibility of an involvement by Conese Enterprises with the Company. Mr. Conese, Sr. indicated that Conese Enterprises would be interested in becoming actively involved in the Company only if they (i) had the opportunity to make a significant equity investment in the Company, (ii) had the active support of the operating management of WPEC, IDF and its subsidiaries, (iii) could assume effective control of the Board of Directors of the Company, and (iv) the stockholders of the Company approve the transaction and the Conese Enterprises involvement. At the meeting, Messrs. Conese, Sr. and Conese, Jr. expressed primary interest in the construction equipment distribution, rental and repair business of WPEC and the telecommunications and construction activities of the TechStar and Hayden Wegman subsidiaries of IDF. The parties discussed an initial investment by Conese Enterprises of approximately $5.0 million in Company Common Stock and various alternative methods by which the Company could sell or otherwise dispose of its computer software businesses.

    In February 1997, the Company retained Gersten Savage Kaplowitz & Fredericks, LLP ("Gersten Savage") to represent it in the negotiations with Conese Enterprises, as (with the approval of both the Company and Conese Enterprises) GTH agreed to represent Conese Enterprises and the Enterprises Group in the Investment Transactions.

    During the months of November and December 1997 and January 1998, counsel for the Enterprises Group submitted various memoranda and drafts of proposed documents for the Investment Transactions, representatives of the Company held a number of telephonic discussions with representatives of Conese Enterprises, and the Company authorized GTH to furnish to the Enterprises Group all publicly available information concerning the Company and its WPEC and IDF subsidiaries, and memoranda derived from such information. In addition to a direct equity investment in the Company of between $4.0 million and $5.5 million, the Enterprises Group requested warrants to purchase 3,000,000 shares of Company Common Stock. Mr. Conese, Jr. also indicated that, among other conditions to completing a transaction, that (a) the Company have a minimum of $7.5 million of liquid cash reserves at closing (in addition to funds invested by the Enterprises Group), (b) unless such businesses could demonstrate immediate prospects of profitability, the Company would have to make acceptable arrangements to close or divest itself of the computer software businesses, and
(c) the Company's securities be approved for listing on a national securities exchange.

    In January 1998, the Board of Directors of IDF requested, as a condition to approving any transaction in which representatives of Conese Enterprises Group assumed control of the IDF board of directors, that, in addition to an investment in the Company, a direct investment in IDF would be required by Conese Enterprises.

    On February 10, 1998, Messrs. Rubin, Conese, Sr. and Conese, Jr. met at the Conese Enterprises offices in Miami, Florida with their respective legal counsel. The parties negotiated the terms of the securities to be purchased by the Enterprises Group, including the conversion price and other terms of the Series B-3 Convertible Preferred Stock, the exercise price of the Company Warrants and the anti-dilution provisions thereof, and the terms under which the Enterprises Group would invest in IDF and WPEC.

Mr. Rubin insisted that the conversion price of the Series B-3 Convertible Preferred Stock exceed the market price of the Company's Common Stock at the time the Securities Purchase Agreement was executed, and that the exercise price of the Company Warrants exceed the conversion price of the Series B-3 Convertible Preferred Stock. In addition, Mr. Rubin indicated that the board of directors of WPEC required that the terms of any warrants to purchase common stock of WPEC be at an exercise price equal to the prevailing market prices of publicly traded stock of WPEC, and that the board of directors of IDF required that Conese Enterprises make a direct investment in such company. Mr. Rubin also described the Company's contemplated plans regarding the computer software businesses, including the possibility of a sale of the Connectsoft FREEAGENT software assets to an unaffiliated third party. However, Mr. Rubin advised that he could offer no assurances that resolution of the direct and contingent liabilities of the Company to creditors of the computer software businesses could be effected so as to guaranty the Company's retention of $7.5 million of net cash reserves by June 1998, or that all such contingencies could be adequately dealt with. Mr. Conese, Jr. agreed, in principle, with Mr. Rubin's position, and agreed to reduce the minimum closing cash requirements to $6.0 million. However, they requested certain benefits in the terms of the Series B-3 Convertible Preferred Stock in the event that matters unrelated to the future operations of the Company, including litigation, resulted in cash expenditures by the Company which, in their opinion, would materially deter from the value of the contemplated investment.

    In connection with the negotiation of the Securities Purchase Agreement, representatives of the Company and Conese Enterprises discussed the execution and delivery of indemnification agreements between the Company and its existing officers and directors, to be authorized by the Board of Directors simultaneous with the Securities Purchase Agreement and to replace prior indemnification agreements approved by the Company Board of Directors on May 21, 1997. The final terms of such indemnification agreements were extensively negotiated among the parties, as Conese Enterprises representatives felt that the May 1997 agreements exposed the Company to an unacceptable level of costs of defending claims, if any, which may be asserted against the Company's existing officers or directors.

    After the circulation of additional drafts of the Securities Purchase Agreement over the next several weeks, on March 23, 1998, Mr. Rubin and Mr. Conese, Jr. met in New York to review and negotiate the remaining outstanding issues. On March 24, 1998, the Securities Purchase Agreement was executed by Mr. Rubin, on behalf of the Company and by Mr. Conese, Jr. on behalf of Conese Enterprises, subject to final approval of the boards of directors of the Company, IDF and WPEC. On March 25, 1998 the IDF Board of Directors unanimously approved the Securities Purchase Agreement and the Investment Transactions and on Friday, April 3, 1998, the Boards of Directors of the Company and WPEC unanimously approved the Securities Purchase Agreement and the Investment Transactions. Mr. Rubin abstained from voting in respect of certain portions of the Investment Transactions, including the exchange of his personal $1.2 million note for an assignment of payments to be received from Hutchinson Corporation and his consulting agreements with the Company and IDF.

    On Monday, April 6, 1998, the Company and Conese Enterprises issued a joint press release concerning the proposed Investment Transactions.

    Subsequent to April 6, 1998, additional discussions were held among the parties concerning the aggregate amount of the final investment to be made by Conese Enterprises or its affiliates and the extent of the voting rights relating to the Series B-3 Convertible Preferred Stock. As a result of such discussions, Conese Enterprises agreed to increase its minimum investment in the Series B-3 Convertible Preferred Stock from $4.0 million to $5.0 million, and the Company agreed to increase from 10 votes per share to 25 votes per share the number of votes possessed by each share of outstanding Series B-3 Convertible Preferred Stock. However, it was agreed that if in the future the holders of Series B-3 Convertible Preferred Stock should voluntarily elect to reduce the voting rights attributable to such securities, they would not, solely by virtue of such reduction, be entitled to receive any additional consideration from the Company; PROVIDED, that an exchange of shares of Series B-3 Convertible Preferred Stock for other equity securities having equivalent economic value would not be deemed to be additional consideration. As of

April 30, 1998, the Company, Conese Enterprises and the other parties to the March 24th Securities Purchase Agreement executed an Amended and Restated Securities Purchase Agreement.

CERTAIN EFFECTS OF THE INVESTMENT TRANSACTIONS

    In the event that the Investment Transactions are consummated, the Conese Enterprises Director Designees will assume control over the Boards of Directors of the Company, IDF and each of the operating subsidiaries of IDF. The Conese Enterprises Director Designees would also receive three seats on the six person WPEC Board of Directors. In addition, the Enterprises Group will purchase, for an investment of $5,050,000, an aggregate of 505,000 shares of Series B-3 Convertible Preferred Stock, entitling the holders to convert the same into Common Stock on the basis of five shares of Company Common Stock for each share of Series B-3 Convertible Preferred Stock so converted. If all of the shares of Series B-3 Convertible Preferred Stock are converted into Company Common Stock, before giving effect to any anti-dilution adjustments, the holders would own approximately 18% of the 14,127,005 then outstanding shares of Common Stock of the Company, before giving effect to the exercise of outstanding Company warrants or options, or the conversion into Common Stock of the 739,143 outstanding shares of Series B-1 Convertible Preferred Stock.

    In addition to certain class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Common Stock and the Series B-1 Convertible Preferred Stock (except as otherwise required by Delaware law), on all other matters submitted to a vote of the stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to cast 25 votes. If and to the extent that any shares of Series B-3 Convertible Preferred Stock are converted into Company Common Stock, such Common Stock shall be entitled to cast one vote per share in the same manner as all other issued and outstanding shares of Company Common Stock. Accordingly, until converted into Common Stock, the holders of all 505,000 shares of Series B-3 Convertible Preferred Stock shall be entitled to cast an aggregate of 12,625,000 votes (excluding 1,259,798 additional votes held by Conese Enterprises under proxies) with respect to any matters on which stockholders of the Company are entitled to vote, even though such shares of Series B-3 Preferred Stock are convertible into a minimum of only 2,525,000 shares of Common Stock (subject to adjustment). In the event the Company Warrants are fully exercised, members of the Enterprises Group would own an additional 3,000,000 shares of Common Stock.

    Accordingly, excluding exercise of the Company Warrants, members of the Enterprises Group could have the power to cast as many as 13,884,798 votes (including the votes held by Conese Enterprises under proxies) at any regular or special meeting of Company stockholders, or approximately 55.6% of the total voting power of the Company (60.4% of such such voting power assuming full exercise of the Company Warrants), in each case, before giving effect to the exercise or conversion of any other Company options, warrants or convertible securities. As a result, absent the issuance of additional shares of Company voting securities or the conversion of shares of Series B-3 Preferred Stock into Common Stock, for the foreseeable future, the Enterprises Group will have the ability to determine the outcome of all matters submitted to a vote of Company stockholders, including the election of members of the Board of Directors. There are presently no agreements or understandings among the members of the Enterprises Group with respect to the voting of their shares of Series B-3 Preferred Stock.

    On the closing of the Investment Transactions, all members of the Company's Board of Directors, with the exception of C. Dean McLain, shall tender their resignations as directors of the Company and all of its consolidated subsidiaries (other than IDF and WPEC). Eugene P. Conese, Sr., Eugene P. Conese, Jr. and three additional persons designated by Conese Enterprises (collectively, the "Conese Enterprises Director Designees"), shall be designated by the existing Board of Directors to fill the vacancies created by the resignations of the prior six directors of the Company. Upon such election, the Conese Enterprises Director Designees shall constitute more than two-thirds of the Company's Board of Directors. It is anticipated that, in addition to Eugene P. Conese, Sr. and Eugene P. Conese, Jr., the three other Conese Enterprises
Director Designees shall be Edward T. Broadmeadow, Robert J. Vanaria and       .

    Upon completion of the Investment Transactions, Eugene P. Conese, Jr. will become the President and Chief Executive Officer of the Company. For a period of three years after the closing of the Investment Transactions, each of Robert M. Rubin and Dean C. McLain shall vote all of the shares of Common Stock of the Company owned of record or beneficially by them in favor of the election of the Conese Enterprises Director Designees as members of the board of directors of the Company. In furtherance of that voting agreement, Messrs. Rubin and McLain each shall execute and deliver to each of Conese Enterprises, Eugene P. Conese, Sr., and Eugene P. Conese, Jr., an irrevocable proxy coupled with an interest. During the same three year period, each of the members of the Enterprises Group shall vote all of their shares of Common Stock of the Company and/or Series B-3 Convertible Preferred Stock of the Company owned of record or beneficially by them in favor of the election of Mr. McLain as a member of the Board of Directors of the Company.

    Similarly, on the closing of the Investment Transactions all members of the IDF board of directors, with the exception of Solon D. Kandel, Lawrence Kaplan, and Sergio Luciani shall tender their resignations as directors of IDF and all of its consolidated subsidiaries (provided, that Lembit Kald shall continue to serve as a director of Hayden-Wegman, Inc.). Eugene P. Conese, Jr., and three additional persons designated by Conese Enterprises (collectively, the "Conese Enterprises IDF Designees") shall be designated to fill the vacancies created by the resignations of the IDF Directors. The four Conese Enterprises IDF Designees also shall be elected as members of the boards of directors of all subsidiaries of IDF, including TechStar Communications, Inc. and Hayden-Wegman, Inc. Consequently, the Conese Enterprises IDF Designees shall constitute a majority of the boards of directors of such companies. For a period of three years after the closing of the Investment Transactions, each of Messrs. Robert M. Rubin, Lawrence Kaplan, Sergio Luciani, Solon D. Kandel, and Lembit Kald shall vote all of their shares of common stock of IDF owned beneficially or of record by him in favor of the election of the Conese Enterprises IDF Designees as members of the board of directors of IDF. In furtherance of that voting agreement, Messrs. Rubin, Kaplan, Luciani, Kandel, and Kald each shall have executed and delivered to each of Conese Enterprises, Eugene P. Conese, Sr., and Eugene P. Conese, Jr., an irrevocable proxy coupled with an interest. During the same three year period, each of the members of the Enterprises Group shall vote all of the shares of common stock of IDF owned of record or beneficially by it, and use their best efforts to cause the Company to vote, for the election of Lawrence Kaplan and (for so long as they shall be employed on a full time basis with IDF and its subsidiaries) Solon D. Kandel and Sergio Luciani as members of the board of directors of IDF and each of its subsidiaries and (for so long as he shall be employed on a full-time basis with such corporation), Lembit Kald as a member of the board of directors of Hayden-Wegman.

    With regard to WPEC, on the closing of the Investment Transactions Eugene P. Conese, Sr., Eugene P. Conese, Jr., and one additional person designated by Conese Enterprises (collectively, the "Conese Enterprises WPEC Designees") shall be designated to serve as members of the board of directors of WPEC. The WPEC board of directors shall continue to serve until the next annual meeting of the stockholders of WPEC and until their successors are elected and duly qualified.

    Accordingly, the Investment Transactions will give to the Enterprises Group the opportunity to vote a substantial percentage of the outstanding voting capital stock of the Company, and significant influence to cause to be nominated and elected to the boards of directors of the Company and each of its subsidiaries, persons deemed acceptable to Messrs. Conese, Sr. and Conese, Jr.

    Subsequent to the closing of the Investment Transactions, it is the intention of Messrs. Conese, Sr. and Conese, Jr. to recommend to the other Conese Enterprises Director Designees that the Company authorize the sale of 45,000 shares of Series B-3 Convertible Preferred Stock to Michael A. Bucci, a member of the Enterprises Group and the prospective Vice President, Chief Financial Officer and General Counsel of the Company, in exchange for Mr. Bucci's partial-recourse, five-year promissory note in the principal amount of $450,000. It is anticipated that the note will bear interest at the rate of 7% per annum and will be secured by a pledge of all of the shares of Series B-3 Preferred Stock and Company Warrants owned by Mr. Bucci (the "Pledged Securities") and certain other assets. It is also anticipated that the note will provide that in the event of a default by Mr. Bucci thereunder, the Company may sell or retire all or any portion of the Pledged Securities as shall be necessary to recoup payment in full of any unpaid principal amount of, and accrued interest on, the note, and, to the extent that there shall be a short-fall after the sale of such Pledged Securities, the first $150,000 of any such short-fall will be full-recourse to Mr. Bucci and the balance, if any, will be non-recourse to Mr. Bucci's other personal assets. As a member of the Enterprises Group, Mr. Bucci will purchase, as part of the Investment Transactions, 5,000 of the 505,000 shares of Series B-3 Convertible Preferred Stock being purchased by the Enterprises Group for $50,000 in cash, or $10.00 per share (the same per share purchase price being paid by the other members of the Enterprises Group for the Series B-3 Convertible Preferred Stock), and
Company Warrants to purchase up to       shares of Common Stock for $         in
cash (the same purchase price per Company Warrant being paid by the other members of the Enterprises Group).

    The Pledged Securities will be immediately transferable by Mr. Bucci without any contractual restrictions, other than the related pledge agreement. Accordingly, Mr. Bucci may sell the Pledged Securities at any time (subject to applicable securities law restrictions), subject to his obligation to pay the principal balance and accrued interest under the note. Mr. Bucci's rights to, and ownership of, the Pledged Securities will in no manner be based or conditioned upon any past or future services which Mr. Bucci has or may hereafter render to the Company or Conese Enterprises.

USE OF PROCEEDS

    The aggregate net proceeds to the Company from the sale of the Series B-3 Convertible Preferred Stock and the Company Warrants to the Enterprises Group is expected to be approximately $4,850,000 after payment of related fees and expenses. No brokerage or finders fees or commissions have been paid or are payable in connection with the Investment Transactions. The Company has the right to use such net proceeds for any business purpose, and intends to use a portion of such proceeds to provide additional working capital to expand WPEC's and IDF's existing businesses. The Company also intends to use a portion of such net proceeds, together with proceeds from one or more debt or equity financings which the Company will seek to obtain, to make selective acquisitions of one or more businesses or companies which the Board of Directors of the Company deems will generate future earnings and enhance the value of the equity of the Company. There can be no assurance, however, that attractive acquisition opportunities will present themselves to the Company or, if so, that the Company will be able to effect such acquisitions or obtain additional debt or equity financings which may be required on acceptable terms, if at all.

STRATEGIC GOALS OF THE ENTERPRISES GROUP

    Under the leadership of Eugene P. Conese, Sr. and Eugene P. Conese, Jr., the Company will seek to achieve stockholder value by expanding the existing construction equipment sale, rental and servicing business of WPEC and the telecommunications and construction engineering businesses of IDF through both internal growth and selective industry acquisitions. The Company will also seek to make strategic acquisitions of additional businesses deemed attractive by the Board of Directors.

    In implementing its strategic goals, representatives of Conese Enterprises, seeking to draw upon their experiences in the aircraft engine and aerospace industries, are analyzing various consolidation opportunities in the construction equipment industry, including expansion of WPEC's equipment rental and servicing capabilities. In addition, they are exploring the possibility of effecting strategic acquisition and industry alliances in the telecommunications area for IDF. The Company will also consider unrelated opportunistic acquisitions and investments which management considers will generate earnings and enhance stockholder value. However, the Company's strategic goals following consummation of the Investment Transactions are still being formulated and may change based upon further investigation and/or new opportunities presenting themselves.

STOCKHOLDER APPROVAL

    At the Special Meeting, the stockholders of the Company will be asked to approve, adopt and ratify all of the Investment Transactions contemplated by the Securities Purchase Agreement and described in this Proxy Statement. By adopting Proposal 1, the five Conese Enterprises Director Designees will assume control over the Board of Directors of the Company.

    THE APPROVAL AND RATIFICATION OF THE INVESTMENT TRANSACTIONS BY THE HOLDERS OF A MAJORITY OF THE COMBINED VOTING POWER OF THE COMMON STOCK AND SERIES B-1 CONVERTIBLE PREFERRED STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE SPECIAL MEETING IS A CONDITION TO THE CONSUMMATION OF THE INVESTMENT TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT.

CONSEQUENCES IF THE INVESTMENT TRANSACTIONS ARE NOT CONSUMMATED

    In the event that, for any reason, the Investment Transactions are not consummated by June 30, 1998 (unless such date shall have been extended by mutual agreement of Conese Enterprises and the Company), the Securities Purchase Agreement shall terminate and the Company shall be obligated to pay Conese Enterprises the sum of $50,000 to reimburse it for a portion of its costs and expenses in connection with such Investment Transactions. However, should the Company terminate the Securities Purchase Agreement by reason of the existence of a competing proposal to purchase the Company or its significant operating subsidiaries which the Board of Directors, in the exercise of their business judgment, feels is more beneficial to the stockholders, the Company shall be liable to pay Conese Enterprises a $500,000 "breakup" fee.

    In the event that the Investment Transactions shall be terminated by Conese Enterprises, the existing Board of Directors of the Company shall continue to manage its business and affairs. See "Board of Directors of the Company, WPEC and IDF."

INTERESTS OF CERTAIN PERSONS IN THE INVESTMENT TRANSACTIONS

    COMPENSATION AGREEMENTS. The current Board of Directors of the Company and IDF have approved certain compensation arrangements, following consummation of the Investment Transactions, for Robert M. Rubin, currently the President and Chief Executive Officer of the Company. It is contemplated that Mr. Rubin's current employment agreement with the Company and his consulting agreement with IDF shall terminate and he shall resign as an executive officer and member of the Board of Directors of the Company, IDF, and all of their direct and indirect subsidiary corporations, other than WPEC. Mr. Rubin shall continue to serve as an officer and a member of the WPEC board of directors. In lieu of his severance payment rights under his existing employment agreement, the Company's Board of Directors has approved a four-year consulting agreement to be entered into between the Company and Mr. Rubin as of the date of consummation of the Investment Transactions, under which Mr. Rubin shall receive annual consulting fees of $175,000. In addition, the IDF Board of Directors separately approved a four-year consulting agreement between Mr. Rubin and IDF under which he shall receive annual consulting fees of $100,000. Mr. Rubin shall remain a member of the WPEC board of directors following consummation of the Investment Transactions. See "Compensation Arrangements with Executive Officers Upon Consummation of Investment Transactions."

    REPAYMENT OF OBLIGATIONS. The Securities Purchase Agreement provides that the Company shall terminate Mr. Rubin's obligation to pay $1.2 million to the Company under a promissory note which is due July 31, 1998 in consideration for Mr. Rubin's assignment to the Company of all payments which he is entitled to receive from Hutchinson Corporation (aggregating $1.2 million) over an 84-month period under non-competition and consulting agreements entered into between Hutchinson Corporation and Mr. Rubin in January 1996; PROVIDED, that Mr. Rubin's obligations under his $1.2 million note shall be released only to the extent of such payments actually received by the Company from Hutchinson Corporation. Hutchinson Corporation has agreed to commence making such payments directly to the Company under such agreements subject to receipt of Mr. Rubin's irrevocable assignment to the Company of all rights under such agreements. In order for payments to commence under Mr. Rubin's non-competition and consulting agreements, the stockholders of the Company must ratify the Hutchinson Transaction. See "Proposal 5: Ratification of the Sale of all the Assets of the Company's Manufacturing Business to Hutchinson Corporation." Members of the Enterprises Group have advised the Company that if the stockholders shall fail or refuse, for any reason, to ratify the Hutchinson Transaction at the Special Meeting, they will undertake to cause the Company's Board of Directors to resubmit Proposal 5 to a vote of the Company's stockholders at the Company's next annual meeting of stockholders and vote all their shares of Series B-3 Convertible Preferred Stock in favor of the ratification of the Hutchinson Transaction.

    INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pursuant to the Securities Purchase Agreement, the Company has agreed that, except as may be limited by applicable law, for a period of seven years from and after the closing of the Investment Transactions the indemnification obligations set forth in the Company's Certificate of Incorporation, the Company's By-laws, and in an indemnification agreement between the Company and each of the executive officers and directors of the Company entered into in April 1998, shall survive. Such indemnification agreement provides that the Company shall indemnify the persons covered thereunder to the fullest extent of Delaware corporate law and under the Certificate of Incorporation and By-laws of the Company; provided, that the Company's obligation to pay fees of legal counsel to such indemnified parties shall be limited to one counsel, plus up to $100,000 in fees for any additional legal counsel should a conflict of interest limit the initial counsel from representing multiple parties. Conese Enterprises has agreed that neither Conese Enterprises nor any member of the Enterprises Group shall vote its shares to amend, repeal, or otherwise modify the same in a manner that would adversely affect the indemnification rights of the individuals covered under such indemnification agreement.

    Accordingly, in considering the Board's recommendation, stockholders should consider that certain directors and officers have certain interests in the Investment Transactions which may be in conflict with those of the Company and its stockholders.

EXPENSES OF THE INVESTMENT TRANSACTIONS

    The Company expects to incur fees and expenses incident to the Investment Transactions of approximately $200,000. Except as referred to below, each of the Company and its subsidiaries, on the one hand, and the Enterprises Group, on the other hand, will bear its own costs and expenses incurred in connection with the Securities Purchase Agreement and the Investment Transactions contemplated thereby. If the Securities Purchase Agreement is terminated under certain conditions by Conese Enterprises, then (a) the Company, on the one hand, and Conese Enterprises, on the other hand, shall each be responsible to pay 50% of the fees of Deloitte & Touche or any other accounting firm engaged to provide certain specified tax consulting services with regard to the Company's net operating loss carryforwards, up to an aggregate amount not to exceed $35,000; and (b) the Company shall pay to Conese Enterprises an amount equal to the actual out-of-pocket costs and expenses of Conese Enterprises, including reasonable attorneys' fees, incurred in connection with the Investment Transactions (excluding the tax consulting fees referred to above), up to an aggregate amount not to exceed $50,000. In the event that the Company shall terminate the Securities Purchase Agreement because the Company has received a bona fide written offer from a financially qualified third person, firm, or corporation not affiliated or associated in any capacity with the Company, IDF, WPEC, or any of their respective officers, directors, or principal stockholders, to acquire (whether by merger, tender offer, purchase of assets or securities or similar combination) all or substantially all of the assets, properties, or securities of the Company, IDF, or WPEC, on terms which the Board of Directors of the Company determines, in good faith and the exercise of its fiduciary duties, are more beneficial to the stockholders of the Company than consummating the Investment Transactions contemplated by the Securities Purchase Agreement, then the Company shall pay to Conese Enterprises a cash termination or "break-up" fee of $500,000.

THE SECURITIES PURCHASE AGREEMENT

    GENERAL

    On March 24, 1998, Conese Enterprises entered into the Securities Purchase Agreement with the Company, WPEC, IDF and certain individuals in their capacities as stockholders of such companies. Such agreement was amended and restated as of April 30, 1998. A copy of the Securities Purchase Agreement, as amended and restated, is annexed to this Proxy Statement as EXHIBIT A. Subject to the terms and conditions of the Securities Purchase Agreement, the Enterprises Group agreed to make an investment in the Company and acquire the following securities:

        (a) in consideration for an investment of not less than $5.0 million and not more than $5.5 million in cash, the Enterprises Group agreed to purchase, for $10.00 per share, between 500,000 and 550,000 shares of Series B-3 Convertible Preferred Stock. The Series B-3 Convertible Preferred Stock, when issued, will have a $10 per share liquidation value and will be convertible into between 2.5 million and 2.75 million shares of the Company's Common Stock at an estimated conversion price of $2.00 per share. In addition to class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Company's Common Stock and Series B-1 Convertible Preferred Stock, on all matters submitted to a vote of the stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to cast
    25 votes. On April       , 1998, Conese Enterprises notified the Company of,
    among other things, its intention to purchase an aggregate of 505,000 shares of Series B-3 Convertible Preferred Stock for $5,050,000 in cash.

        (b) the Enterprises Group shall receive 10-year Company Warrants to purchase an additional 3,000,000 shares of the Company's Common Stock, exercisable at $2.50 per share during the first 5 years and $3.00 per share during the second 5 years of the term; (c) in consideration for an investment of $250,000, the Enterprises Group will purchase 200,000 shares of common stock of IDF;

        (d) the Enterprises Group shall receive 10-year IDF Warrants to purchase an additional 300,000 shares of common stock of IDF at $1.25 per share; and

        (e) the Enterprises Group shall receive 10-year WPEC Warrants to purchase 150,000 shares of common stock of the Company's WPEC subsidiary, exercisable at $6.21 per share; the average of the closing market prices of WPEC common stock as traded on The Nasdaq National Market for the 10 trading days prior to the date of the Securities Purchase Agreement.

    CONDITIONS TO CLOSING

    The respective obligations of the Company and its subsidiaries, on the one hand, and Conese Enterprises, on the other hand, to consummate the Investment Transactions are subject to the satisfaction or waiver, on or prior to the date on which the Investment Transactions are closed (the "Closing Date"), of certain conditions.

    The following are the conditions to the obligations of Conese Enterprises:

        (a) completion of a due diligence review and investigation of the Company and its subsidiaries satisfactory to Conese Enterprises, in its sole discretion;

        (b) on the closing of the Investment Transactions, the Company shall have on hand cash and cash equivalents in the form of certificates of deposit, short-term government or other immediately liquid marketable securities of not less than $6 million;

        (c) Conese Enterprises shall have received assurances acceptable to it to the effect that (x) all of the fixed and contingent liabilities of the Company under real estate and equipment leases and other obligations in respect of the Computer Software Businesses as previously or presently conducted by the Company's Old Connectsoft, Connectsoft and/or Exodus subsidiaries have been satisfactorily terminated or compromised, and (y) the terms and conditions of the sale or contemplated sale of the assets or securities of the companies comprising the Computer Software Businesses shall be satisfactory in all respects to Conese Enterprises;

        (d) Conese Enterprises shall have received a written opinion acceptable to Conese Enterprises, in its sole discretion, from Price Waterhouse LLP or any other accounting firm acceptable to Conese Enterprises, to the effect that (i) as of March 31, 1998, the net operating loss carryforward of the Company will be no less than $19 million, (ii) the accrual or receipt of all or any portion of the anticipated $2.0 million tax refund anticipated to be received by the Company and identified in Section 5.1(b) of the Securities Purchase Agreement shall not reduce or otherwise adversely impact the Company's net operating loss or other favorable tax attributes, and (iii) taking into account the transactions contemplated by the Securities Purchase Agreement, the use of the Company's net operating loss carryforward referred to in (i) above will not be subject to limitation under Sections 269, 382, 384, 1502, or any other provision under the Internal Revenue Code of 1986, as amended, or the Treasury Regulations promulgated thereunder;

        (e) the Special Meeting shall have been conducted, and the holders of the requisite majority of the Company's voting stock shall have approved (i) the Securities Purchase Agreement and the transactions contemplated thereby, including the election of the Conese Enterprises Director Designees to the Board of Directors of the Company, and (ii) certain transactions approved by the Board of Directors of the Company which took place in 1996 and 1997 and through the closing of the Investment Transactions;

        (f) since the date of the Securities Purchase Agreement, there shall not have occurred any condition or event (including, without limitation, the commencement of litigation against the Company, IDF, WPEC, or any of their respective subsidiaries, officers or directors) which, with the passage of time, the giving of notice or otherwise, could reasonably be expected to have a material adverse effect on the business, financial condition, management, liabilities or prospects of any of the Company, IDF, TechStar, Hayden-Wegman, the Computer Software Businesses or WPEC, whether individually, or taken as a consolidated whole;

        (g) there shall not be pending any litigation against the Company or the board of directors of the Company which seeks to enjoin the Securities Purchase Agreement or the transactions contemplated thereby, nor shall the Company, Conese Enterprises or any of Messrs. Robert M. Rubin, C. Dean McLain, David M. Barnes, or Howard Katz (collectively, the "AUGI Management Group") have received notice that any such litigation is threatened;

        (h) all existing directors and officers liability insurance maintained by the Company prior to the date of the Securities Purchase Agreement shall remain in full force and effect, and the Company shall not have received any notice of disclaimers or reservation of rights by the Company's insurance carrier;

        (i) the representations and warranties of the Company, IDF, and WPEC set forth in Section 6 of the Securities Purchase Agreement shall be true and correct as through restated in full as at the closing of the Investment Transactions, and the Company shall have delivered to Conese Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect that all such representations and warranties have been complied with;

        (j) each of the Company, IDF, WPEC and the other party signatories to the Securities Purchase Agreement shall have complied in full with their respective covenants and agreements contained therein, and the Enterprises Group shall have received satisfactory irrevocable proxies from Messrs. Robert M. Rubin, Lawrence Kaplan, Sergio Luciani, Solon D. Kandel and Lembit Kald with respect to the matters referred to in Section 3.1(c) and Section 3.2(c) of the Securities Purchase

    Agreement. See "Certain Effects of the Investment Transactions." The Company shall have delivered to Conese Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect that all such covenants and agreements have been complied with; and

        (k) the Enterprises Group shall have received stock certificates evidencing the number of shares of the Company's Series B-3 Convertible Preferred Stock and IDF common stock, and the WPEC Warrants, Company Warrants, and IDF Warrants to be acquired by the Enterprises Group at the closing of the Investment Transactions. Prior to the Closing Date, the Certificate of Designations of the Series B-3 Preferred Stock shall have been filed with the Secretary of State of the State of Delaware. The Company shall have received the assignment and consent, duly executed by Rubin and Hutchinson Corporation and its affiliate, described in Section 2.7 of the Securities Purchase Agreement (see "Interests of Certain Persons in the Investment Transactions--Repayment of Obligation").

    The following are the conditions to the obligations of the Company, IDF, and
WPEC:

        (a) the Special Meeting shall have been conducted, and the holders of the requisite majority of the Company's voting stock shall have approved the Securities Purchase Agreement and the transactions contemplated thereby;

        (b) there shall not be pending any litigation against the Company or the Board of Directors of the Company which seeks to enjoin the Securities Purchase Agreement or the transactions contemplated thereby, nor shall the Company, Conese Enterprises or any of the AUGI Management Group have received notice that any such litigation is threatened;

        (c) all existing directors and officers liability insurance maintained by the Company prior to the date of the Securities Purchase Agreement shall remain in full force and effect;

        (d) the Enterprises Group shall have complied in full with its covenants and agreements contained in the Securities Purchase Agreement, including payment of the purchase prices for the Company's Series B-3 Convertible Preferred Stock, the Company Warrants, the IDF common Stock, the IDF Warrants, and the WPEC Warrants being purchased by the Enterprises Group pursuant to the Securities Purchase Agreement. Conese Enterprises shall have delivered to the Company a certificate executed by the Chief Executive Officer of Conese Enterprises to the effect that all such covenants and agreements have been complied with; and

        (e) each of the Company, IDF, and WPEC shall have received payment in full for the number of shares of the Company's Series B-3 Convertible Preferred Stock and IDF common stock, and the number of Company Warrants, IDF Warrants and WPEC Warrants to be acquired by the Enterprises Group at the closing of the Investment Transactions. In addition, the Company shall have received the written ratification and consent of the Conese Enterprises Company Designees on the Company's Board of Directors to the cancellation of the $1.2 million obligation of Robert M. Rubin to the Company (under a promissory note which is due July 31, 1998) in consideration for Mr. Rubin's assignment to the Company (consented to by Hutchinson Corporation) of all payments which he is entitled to receive from Hutchinson Corporation (aggregating $1.2 million). See "Interests of Certain Persons in the Investment Transactions--Repayment of Obligations."

    The Securities Purchase Agreement provides that the "Closing Date" shall be not later than 15 days following the completing of the Special Meeting, or such other date as the Company and Conese Enterprises may mutually agree upon, provided that in no event shall the Closing Date be later than June 30, 1998 without the prior written consent of both the Company and Conese Enterprises.

    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Securities Purchase Agreement contains representations and warranties by the Company, IDF, and WPEC concerning, among other things: (a) authorization and enforceability of the Securities Purchase Agreement and the transactions contemplated thereby; (b) the truth, correctness, completeness, and timeliness of filing of various filings by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (c) the capitalization of the Company; (d) the absence of any undisclosed litigation, governmental investigations, or administrative proceedings or hearings or other litigation pending or threatened against the Company or any of its direct or indirect subsidiaries or any officer or director of any of them; (e) taxes; (f) employee benefit plans and similar agreements; and (g) environmental matters.

    COVENANTS AND AGREEMENTS

    The Securities Purchase Agreement contains certain covenants to be performed by the Company and other actions which are required to be taken with respect to the consummation of the Investment Transactions and the conduct of the Company's businesses. The Company is affirmatively obligated to do the following:

        (a) as soon as practicable, but in no event later than May 31, 1998 or such later date as may be mutually agreed to by Conese Enterprises and the Company (the "Special Meeting Date"), the Company shall hold a special meeting of its stockholders (the "Special Meeting") for the purpose of (i) approving, adopting, and ratifying the Securities Purchase Agreement, and
    (ii) approving and ratifying certain of the resolutions which were not passed by reason of a lack of a quorum at the February 24, 1998 Annual Stockholders Meeting;

        (b) furnish to the Conese Enterprises Group true and complete copies of all registration statements and other periodic reports filed with the Securities and Exchange Commission ("SEC"), whether under the Securities Act or the Exchange Act, and make all such filings with the SEC on a timely basis;

        (c) identify and conduct discussions with potential purchasers of the assets and liabilities associated with the FreeAgent, NTERPRISE and other related software technologies and other assets of the Old Connectsoft, Connectsoft and Exodus subsidiaries (collectively, the "Computer Software Businesses");

        (d) promptly issue a press release and Form 8-K describing this Agreement and the transactions contemplated hereby in form and substance satisfactory to the Enterprises Group and its counsel;

        (e) provide the Enterprises Group with weekly statements of cash receipts and disbursements in respect of the Computer Software Businesses; and

        (f) invite Eugene P. Conese, Sr., Eugene P. Conese, Jr., or other persons designated by them to participate in all meetings or discussions with investment bankers, industry analysts, business appraisers, representatives of Nasdaq or any other national securities exchanges.

    Furthermore, except as expressly permitted pursuant to the terms of the Securities Purchase Agreement (including Schedule 2.1 thereto) or approved in writing in advance by Conese Enterprises, between the date of the Securities Purchase Agreement and the closing of the Investment Transactions, neither the Company, IDF, nor WPEC shall do any of the following:

        (a) issue any shares of common stock, preferred stock, notes, debentures, warrants, options or other rights or instruments (whether or not convertible or exercisable for shares of common stock) entitling the holder to purchase or otherwise acquire securities of either the Company, IDF or WPEC, or enter into any agreements, commitments or understandings in respect of any present or future issuances of any such securities;

        (b) amend or modify (including, without limitation, accelerating the vesting of) the existing terms of any outstanding securities of either the Company, IDF or WPEC, including, without limitation, any outstanding common stock, preferred stock, warrants or stock options;

        (c) issue or grant any additional stock options, stock purchase or stock subscription rights;

        (d) other than the purchase of inventories in the ordinary course of business, enter into any agreement, lease, license or otherwise incur any obligation which requires the current or deferred payment of $100,000 or more; incur any indebtedness for money borrowed; sell, transfer or assign any material assets or properties (other than the sale of inventory in the ordinary course of business); sell any securities (whether publicly or privately); merge, consolidate or otherwise combine with any other person, firm or corporation; or enter into any agreement or commitment in respect of any of the foregoing;

        (e) enter into any employment, consulting, management or related agreement providing compensation or other remuneration with any employee, officer, director or consultant; increase or extend the rate of compensation or remuneration currently payable to any existing employee, officer or director, or any affiliate of any such person; or amend or modify the terms of any existing employment, consulting or other agreement or arrangement with any such person;

        (f) other than inventories and equipment acquired in the ordinary course of business (exclusive of equipment for the Computer Software Businesses), acquire any assets or properties, including any computer software or other technology, or securities of any other person, firm or corporation;

        (g) enter into any agreement or other arrangement with an investment banker, investment advisor, financial consultant or similar person, or engage the services of any business or financial appraisal consultant;

        (h) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses contemplated and required by the Securities Purchase Agreement, enter into any agreement or arrangement not in the ordinary course of business, or otherwise enter into any joint venture or management agreement with any third party;

        (i) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses contemplated and required by the Securities Purchase Agreement, prepay any liabilities or otherwise compromise any indebtedness or other obligations, whether under leases, licenses or otherwise;

        (j) purchase or redeem any outstanding securities, whether for cash or in exchange for any property or other assets; or

        (k) enter into any transaction with any officer, director, principal stockholder or other affiliate or otherwise engage in any related party transaction that would require disclosure in a proxy statement filed under Rule 14 under the Exchange Act, or in a prospectus filed under the Securities Act.

    Other covenants and agreements of the parties to the Securities Purchase Agreement include the following: (i) the agreement that on closing of the Investment Transactions members of the Enterprises Group and its designees will constitute a majority of the boards of directors of the Company and IDF and will have significant participation in the board of directors of WPEC (see "Certain Effects of the Investment Transactions"); (ii) the execution and delivery of consulting agreements between Robert M. Rubin and each of the Company and IDF (see "Interests of Certain Persons in the Investment Transactions"); (iii) the settlement of certain obligations of Robert M. Rubin to the Company (see "Interests of Certain Persons in the Investment Transactions--Repayment of Obligations"); (iv) indemnification and insurance for certain officers and directors of the Company and its subsidiaries (see "Interests of Certain Persons in the Investment Transactions--Indemnification of Officers and Directors"); (v) payment of certain expenses of the Investment Transactions (see "Expenses of the Investment Transactions"); (vi) registration rights incident to the Company Warrants, the IDF Warrants, and the WPEC Warrants (see "Registration Rights"); and (vii) the extension of the Company's publicly traded warrants (see "Summary--The Investment Transactions--Extension of the Company's Publicly-Traded Warrants").

    The parties have also made certain covenants and agreements regarding the Computer Software Businesses. The Company has covenanted and agreed to use its best efforts to obtain offers from persons, firms or corporations not affiliated with the Company to purchase the Computer Software Businesses. In this connection, the management and the Board of Directors of the Company: (i) shall keep Conese Enterprises and its representatives fully informed on a timely basis in respect of all offers and related decisions concerning the sale and/or termination of operations of the Computer Software Businesses, as well as proposed compromises with creditors of the Computer Software Businesses; and
(ii) shall provide Conese Enterprises and its legal counsel, promptly upon receipt thereof, with copies of all letters of intent, drafts of agreements and related documents and correspondence in respect of all proposed transactions involving the sale and/or termination of any of the Computer Software Businesses, as well as proposed arrangements with creditors of such Computer Software Businesses; provided, that the ultimate decision to sell or terminate operations of all or any portion of the Computer Software Businesses, and the terms and conditions of any such sale(s), shall be in the sole discretion of the Board of Directors of the Company.

    Each of the Company and Conese Enterprises have covenanted and agreed that, if and to the extent that the Company shall receive firm written offers from one or more bona fide prospective purchasers, the Company shall sell the Computer Software Business upon the best possible terms and conditions designed to yield the highest return and minimize, to the greatest degree possible, the financial exposure to the Company.

    In addition, the Company, IDF, and WPEC have agreed that prior to 5:00 p.m. (New York City Time) on June 30, 1998 under no circumstances or conditions shall the boards of directors of the Company, IDF, or WPEC, or any member thereof, encourage or solicit any offer to acquire (whether by merger, tender offer, purchase of assets or securities or similar combination) all or substantially all of the assets, properties, or securities of the Company, IDF, or WPEC, meet or otherwise negotiate with any prospective offeror, or otherwise authorize any investment banker, financial consultant, or other agent to engage in any such activities. The Board of Directors of the Company is not prohibited from taking actions to comply with its fiduciary duties in response to an unsolicited proposal to enter into an alternative transaction.

    INDEMNIFICATION AGREEMENT

    Pursuant to the Securities Purchase Agreement, the Company has agreed that, except as may be limited by applicable law, for a period of seven years from and after the closing of the Investment Transactions the indemnification obligations set forth in the Company's Certificate of Incorporation, the Company's By-laws, and in an indemnification agreement between the Company and each of the executive officers and directors of the Company entered into in April 1998, shall survive. Such indemnification agreement provides that the Company shall indemnify the persons covered thereunder to the fullest extent of Delaware corporate law and under the Certificate of Incorporation and By-laws of the Company; provided, that the Company's obligation to pay fees of legal counsel to such indemnified parties shall be limited to one counsel, plus up to $100,000 in fees for any additional legal counsel should a conflict of interest limit the initial counsel from representing multiple parties. Conese Enterprises has agreed that neither Conese Enterprises nor any member of the Enterprises Group shall vote its shares to amend, repeal, or otherwise modify the same in a manner that would adversely affect the indemnification rights of the individuals covered under such indemnification agreement.

    TERMINATION

    The Securities Purchase Agreement may be terminated prior to the Closing
Date

        (a) by mutual agreement of the parties to the Securities Purchase Agreement; or

        (b) by Conese Enterprises, in the event that (i) it shall not be satisfied, in the exercise of its sole and absolute discretion, prior to May 31, 1998 with the results of its due diligence review; (ii) any of the Company or its subsidiaries shall have breached any of their respective representations and warranties contained in the Securities Purchase Agreement; (iii) any of the Company or its subsidiaries shall have failed to fully perform on a timely basis all covenants and agreements required to be performed by them pursuant to the Securities Purchase Agreement; or (iv) any of the conditions precedent to the obligations of Conese Enterprises under the Securities Purchase Agreement shall not have been satisfied or waived in writing by Conese Enterprises;

        (c) by the Company, in the event that (i) Conese Enterprises shall not have advised the Company that Conese Enterprises has completed a satisfactory due diligence review prior to May 31, 1998; (ii) Conese Enterprises shall have failed to perform on a timely basis all covenants and agreements required to be performed by it pursuant to the Securities Purchase Agreement; (iii) any of the conditions precedent to the obligations of the Company or any of its subsidiaries under the Securities Purchase Agreement shall not have been satisfied or waived in writing by them; or
    (iv) the Company shall have received a bona fide written offer from a financially qualified third person, firm, or corporation not affiliated or associated in any capacity with the Company, IDF, WPEC, or any of their respective officers, directors, or principal stockholders, to acquire (whether by merger, tender offer, purchase of assets or securities or similar combination) all or substantially all of the assets, properties, or securities of the Company, IDF, or WPEC, on terms which the Board of Directors of the Company determines, in good faith and the exercise of its fiduciary duties, are more beneficial to the stockholders of the Company than consummating the Investment Transactions contemplated by the Securities Purchase Agreement; or

        (d) by either the Company and its subsidiaries, on the one hand, or Conese Enterprises, on the other hand, if the closing of the Investment Transactions shall not have occurred by 5:00 p.m. (New York City Time) on June 30, 1998.

DESCRIPTION OF SERIES B-3 CONVERTIBLE PREFERRED STOCK

    RANK. The Series B-3 Convertible Preferred Stock, when issued, will rank on a parity with the Company's currently authorized Series A Preferred Stock and Series B-1 Convertible Preferred Stock, and senior to the Company's Common Stock, with respect to dividends and distributions. Dividends will be payable at the annual rate of 7.00% and shall be payable quarterly, with the first such payment date being September 30, 1998. To the extent such dividends are not paid on any one or more calendar quarter, the dividends shall accumulate and be payable in arrears on the next occasion that dividends are paid.

    CONVERSION RIGHTS. The Series B-3 Convertible Preferred Stock shall be convertible, in whole or in part, at the option of the holder, at any time and from time to time into shares of Common Stock of the Company, at a conversion price which shall be equal to the lesser of (a) $2.00 per share, or (b) $1.00 in excess of the average of the closing bid prices of the Common Stock of the Company on the NASD OTC Bulletin Board, on Nasdaq, or on any other national securities exchange, for the 20 trading days immediately prior to the closing of the Investment Transactions, in either case, with each share of Series B-3 Convertible Preferred Stock being convertible into not less than five (5) shares of the Common Stock of the Company. Such conversion price and the applicable conversion ratio shall be subject to adjustment under certain conditions.

    REDEMPTION. Except as set forth below, the Series B-3 Convertible Preferred Stock shall not be redeemable by the Company, nor shall any holder have the right to require the Company to redeem the Series B-3 Convertible Preferred Stock, except that the Company may agree with any holder to redeem such holder's Series B-3 Convertible Preferred Stock. However, if the Company shall be required to pay or incur damages, fees, penalties, taxes, costs and/or expenses, whether by way of direct liability, indemnity, settlement or otherwise, in an aggregate amount which shall equal $2.0 million or more (in excess of all amounts actually paid or reimbursed to the Company by any of the Company's liability or other insurance policies) as a result of the occurrence of certain events (including litigation which may be commenced against the Company or any of the existing members of the Company's Board of Directors in connection with any matters or transactions which have occurred prior to the date of this proxy statement), then each holder of the Series B-3 Convertible Preferred Stock shall have the right to require the Company to redeem such holder's shares of Series B-3 Convertible Preferred Stock at $10.00 per share out of funds legally available therefor. In lieu of such a redemption, such holder may elect to convert such Series B-3 Convertible Preferred Stock and, in such event, (x) the conversion price shall be 75% of the conversion price otherwise applicable, and (y) the conversion ratio shall be 150% of the conversion ratio otherwise applicable.

    VOTING RIGHTS. Holders of the Series B-3 Convertible Preferred Stock will vote as a class on certain matters. The Company shall not, without the affirmative vote or consent of at least two-thirds of the shares of the Series B-3 Convertible Preferred Stock outstanding at the time, do any of the following: (i) authorize, create, issue, or increase the authorized or issued amount of any class or series of securities senior to the Series B-3 Convertible Preferred Stock; (ii) amend, alter, or repeal the provisions of the Series B-3 Convertible Preferred Stock so as to materially and adversely affect any right, preference, privilege, or voting power of the Series B-3 Convertible Preferred Stock; (iii) repurchase, or pay cash dividends on, shares of the Company's junior securities; or (iv) amend the Company's Certificate of Incorporation or By-laws so as to adversely affect any right, preference, privilege, or voting power of the Series B-3 Convertible Preferred Stock.

    In addition to the foregoing class voting rights, the holders of the Series B-3 Convertible Preferred Stock shall have the right to vote, together with the Common Stock and the Series B-1 Convertible Preferred Stock (except as otherwise required by Delaware law), on all other matters submitted to a vote of the stockholders of the Company, with each outstanding share of Series B-3 Convertible Preferred Stock entitled to cast 25 votes. If and to the extent that any shares of Series B-3 Convertible Preferred Stock are converted into Company Common Stock, such Common Stock shall be entitled to cast one vote per share in the same manner as all other issued and outstanding shares of Company Common Stock. Accordingly, until converted into Common Stock, the holders of all 505,000 shares of Series B-3 Convertible Preferred Stock shall be entitled to cast an aggregate of 12,625,000 votes (excluding 1,259,798 additional votes held by Conese Enterprises under proxies) with respect to any matters on which stockholders of the Company are entitled to vote, even though such shares of Series B-3 Preferred Stock are convertible into a minimum of only 2,525,000 shares of Common Stock (subject to adjustment). In the event the Company Warrants are fully exercised, members of the Enterprises Group would own an additional 3,000,000 shares of Company Common Stock.

DESCRIPTION OF COMPANY WARRANTS

    At the closing of the Investment Transactions, the Enterprises Group shall acquire, for $3,000, ten (10) year detachable Company Warrants to purchase up to
3.0 million shares of Company Common Stock. The Company Warrants are exercisable immediately upon issuance to the extent of 60% of the underlying shares ("Warrant Shares") of Common Stock (1.8 million Warrant Shares), and as to the remaining 1.2 million Warrant Shares commencing one year from the date of issuance of the Company Warrants.

    The Company Warrants are exercisable at an exercise price of $2.50 per share for the initial five years and $3.00 per share for the second five years of their term. Company Warrants may be exercised at the holder's option by the payment of cash or by making a "cashless exercise." Upon a cashless exercise a Company Warrant holder shall receive Warrant Shares on a net basis such that, without the payment of any funds, the Company Warrant holder shall surrender such holder's Warrant Certificate in exchange for the number of shares of Company Common Stock equal to the product of (i) the number of shares of

Company Common Stock as to which the Company Warrants are being exercised, multiplied by (ii) a fraction, the numerator of which is the aggregate "Market Price" of such Company Common Stock less the aggregate then applicable exercise price, and the denominator of which is such aggregate Market Price. In respect of such calculation, the term "Market Price" shall mean at any applicable date
(i) the last reported sale price of the Company Common Stock, or, (ii) in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case, as officially reported on the Nasdaq National Market or Nadsaq SmallCap Market or on such other principal national securities exchange on which the Company Common Stock is then listed or admitted to trading, or, (iii) if the Company Common Stock is not so listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average closing bid price as furnished by the National Association of Securities Dealers, Inc. through the OTC Bulletin Board or a similar organization if the NASD OTC Bulletin Board is no longer reporting such information, or (iv) if the Company Common Stock is not quoted on any such securities exchanges, as determined in good faith by resolution of the board of directors of the Company, based on the best information available to it.

    The exercise price and the number of shares of Common Stock issuable upon exercise of the Company Warrants are subject to adjustment under certain conditions to protect the holders against dilution. Such anti-dilution adjustments apply upon the occurrence of any of the following:

        (a) subdivision or combination of the Company's Common Stock;

        (b) reorganization, recapitalization, and reclassification of the outstanding capital stock of the Company where, in connection with such reorganization or reclassification, the holders of the Company's Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such Common Stock;

        (c) consolidation of the Company with, or merger of the Company with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Company Common Stock); or

        (d) the issuance of Company Common Stock, rights, warrants, or options for the purchase of Company Common Stock or any stock, notes, warrants, or other securities convertible into or exchangeable for Common Stock, or any securities convertible into or exchangeable for any such securities of the Company, whether or not any such convertible or exchangeable securities or securities to acquire the same are immediately exercisable, exchangeable, or convertible, if the price for which Company Common Stock is so issued or is issuable upon exercise, exchange, or conversion of any such securities shall be at prices or price equivalents lower than the prevailing exercise price under the Company Warrants, provided that this paragraph (d) shall only apply upon the occurrence of a "Warrant Change of Control Event" prior to the expiration of the 10-year term of the Company Warrants. For purposes of this paragraph (d), a "Warrant Change of Control Event" shall be deemed to have occurred in the event that "affiliates" (as that term is defined in the Securities Act and/or the rules and regulations promulgated thereunder) of Conese Enterprises shall not, by reason of a successful tender offer, proxy contest or related adverse vote of holders of a majority of the outstanding voting securities of the Company (but excluding transactions or other actions approved by a majority of the Company's Board of Directors and a majority of the affiliates of Conese Enterprises who are members of the Company's Board of Directors), continue to be principal executive officers and/or directors of the Company or otherwise be in a position to designate on behalf of the Company the slate of nominees for the members of the entire Board of Directors of the Company at any regular or special meeting of stockholders called, in whole or in part, for the purpose of electing directors.

    The Company shall at all times reserve and keep available out of its authorized shares of Company Common Stock, solely for the purpose of issuance upon the exercise of the Company Warrants, such number of shares of Company Common Stock or other securities, properties, or rights as shall be issuable upon the exercise thereof. As long as the Company Warrants shall be outstanding, the Company shall use its best efforts to cause all Warrant Shares to be listed (subject to official notice of issuance) on all securities exchanges on which the Company Common Stock issued to the public in connection therewith may then be listed and/or quoted.

DESCRIPTION OF INVESTMENT IN IDF

    Upon consummation of the Investment Transactions, the Enterprises Group will also purchase 200,000 shares of common stock of IDF, at a purchase price of $1.25 per share ($250,000 in the aggregate), and will acquire for $300.00 ten year detachable IDF Warrants to purchase an additional 300,000 shares of IDF common stock at an exercise price of $1.25 per share. Sixty (60%) percent of the IDF Warrants will be immediately exercisable and the remaining 40% will be exercisable one year from the date of issuance. The Company owns approximately 48% of the outstanding voting stock of IDF. Notwithstanding such ten year term, in the event that IDF consummates a registered public offering of its shares of common stock at an offering price of $5.00 per share or more, all of the IDF Warrants shall expire upon consummation of such public offering, unless exercised in whole or in part by the Conese Enterprises Group, on a date which shall be not later than the effective date of such public offering.

    IDF Warrants may be exercised at the holder's option by the payment of cash or by making a "cashless exercise." Upon a cashless exercise an IDF Warrant holder shall receive IDF Warrant Shares on a net basis such that, without the payment of any funds, the IDF Warrant holder shall surrender such holder's Warrant Certificate in exchange for the number of shares of IDF Common Stock equal to the product of (i) the number of shares of IDF Common Stock as to which the IDF Warrants are being exercised, multiplied by (ii) a fraction, the numerator of which is the aggregate "Market Price" of such IDF Common Stock less the aggregate then applicable exercise price, and the denominator of which is such aggregate Market Price. In respect of such calculation, the term "Market Price" shall mean at any applicable date (i) the last reported sale price of the IDF Common Stock, or, (ii) in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three trading days, in either case, as officially reported on the Nasdaq Stock Market (National Market or SmallCap Market) or on such other principal national securities exchange on which the IDF Common Stock is then listed or admitted for trading, or, (iii) if the IDF Common Stock is not so listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average closing bid price as furnished by the NASD through the OTC Bulletin Board or a similar organization if the NASD OTC Bulletin Board is no longer reporting such information, or (iv) if the IDF Common Stock is not quoted on any such securities exchanges, as determined in good faith by resolution of the board of directors of IDF, based on the best information available to it.

    The exercise price and the number of shares of IDF Common Stock issuable upon exercise of the IDF Warrants are subject to adjustment under certain conditions to protect the holders against dilution. Such anti-dilution adjustments apply upon the occurrence of any of the following:

        (a) subdivision or combination of the IDF Common Stock;

        (b) reorganization, recapitalization, and reclassification of the outstanding capital stock of IDF where, in connection with such reorganization or reclassification, the holders of the IDF Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such IDF Common Stock; or

        (c) consolidation of IDF with, or merger of IDF with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding IDF Common Stock).

    IDF shall at all times reserve and keep available out of its authorized shares of IDF Common Stock, solely for the purpose of issuance upon the exercise of the IDF Warrants, such number of shares of IDF Common Stock or other securities, properties, or rights as shall be issuable upon the exercise thereof. As long as the IDF Warrants shall be outstanding, IDF shall use its best efforts to cause all IDF Warrant

Shares to be listed (subject to official notice of issuance) on all securities exchanges on which the IDF Common Stock issued to the public in connection therewith may then be listed.

DESCRIPTION OF WPEC WARRANTS

    At the closing of the Investment Transactions, the Enterprises Group shall acquire for $150 ten year WPEC Warrants to purchase 150,000 shares of the common stock of WPEC. The WPEC Warrants shall be exercisable at $6.21 per share, on a date which shall be the earliest of (a) the sale, liquidation or distribution of the Company's equity interest in WPEC, (b) consummation of a public offering of securities of WPEC, or (c) such date as the average of the closing prices of WPEC common stock as traded on the Nasdaq National Market or other recognized securities exchange, shall exceed $12.42 per share (200% of the initial per share exercise price of the WPEC Warrants) for any 20 consecutive trading days, or (d) one year from the date of consummation of the Investment Transactions.

    WPEC Warrants may be exercised at the holder's option by the payment of cash or by making a "cashless exercise." Upon a cashless exercise an WPEC Warrant holder shall receive WPEC Warrant Shares on a net basis such that, without the payment of any funds, the WPEC Warrant holder shall surrender such holder's Warrant Certificate in exchange for the number of shares of WPEC Common Stock equal to the product of (i) the number of shares of WPEC Common Stock as to which the WPEC Warrants are being exercised, multiplied by (ii) a fraction, the numerator of which is the aggregate "Market Price" of such WPEC Common Stock less the aggregate then applicable exercise price, and the denominator of which is such aggregate Market Price. In respect of such calculation, the term "Market Price" shall mean at any applicable date (i) the last reported sale price of the WPEC Common Stock, or, (ii) in case no such reported sale takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case, as officially reported on the Nasdaq Stock Market (National Market or SmallCap Market) or on such other principal national securities exchange on which the WPEC Common Stock is then listed or admitted to trading, or, (iii) if the WPEC Common Stock is not so listed or admitted to trading on any national securities exchange or quoted on Nasdaq, the average closing bid price as furnished by the NASD through the OTC Bulletin Board or a similar organization if the NASD OTC Bulletin Board is no longer reporting such information, or (iv) if the WPEC Common Stock is not quoted on any such securities exchanges, as determined in good faith by resolution of the board of directors of WPEC, based on the best information available to it.

    The exercise price and the number of shares of WPEC Common Stock issuable upon exercise of the WPEC Warrants are subject to adjustment under certain conditions to protect the holders against dilution. Such anti-dilution adjustments apply upon the occurrence of any of the following:

        (a) subdivision or combination of the WPEC Common Stock;

        (b) reorganization, recapitalization, and reclassification of the outstanding capital stock of WPEC where, in connection with such reorganization or reclassification, the holders of the WPEC Common Stock will be entitled to receive stock, securities, cash and/or other property with respect to or in exchange for such WPEC Common Stock; or

        (c) consolidation of WPEC with, or merger of WPEC with or into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding WPEC Common Stock).

    WPEC shall at all times reserve and keep available out of its authorized shares of WPEC Common Stock, solely for the purpose of issuance upon the exercise of the WPEC Warrants, such number of shares of WPEC Common Stock or other securities, properties, or rights as shall be issuable upon the exercise thereof. As long as the WPEC Warrants shall be outstanding, WPEC shall use its best efforts to cause all WPEC Warrant Shares to be listed (subject to official notice of issuance) on all securities exchanges on which the WPEC Common Stock issued to the public in connection therewith may then be listed and/or quoted.

REGISTRATION RIGHTS

    Pursuant to the terms of the Company Warrants, IDF Warrants and WPEC Warrants (sometimes hereinafter collectively referred to as the "Transaction Warrants") to be issued to the Enterprises Group in the Investment Transactions, the holders of the shares of common stock issued upon exercise of such Transaction Warrants will have certain rights with respect to the registration of such securities under the Securities Act. None of those Transaction Warrants have been registered under the Securities Act. Upon exercise, in part or in whole, of the Transaction Warrants, certificates representing the shares of common stock underlying those Transaction Warrants and any of the other securities issuable upon exercise of the warrants shall bear a legend indicating that the same have not been registered under the Securities Act and may not be offered or sold except pursuant to an effective registration statement under the Securities Act, Rule 144 or similar rule under the Securities Act (if applicable), or an opinion of counsel, satisfactory to the issuer, that an exemption from registration under the Securities Act is available.

    For a period of 10 years from the effective date of the issuer's registration statement on Form S-1 (the "Effective Date"), if the issuer proposes to register any of its securities under the Securities Act, other than in connection with a merger or acquisition registered on Form S-4 (or a similar special purpose form) or with an employee benefit plan registered on Form S-8 (or a similar special purpose form) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to Conese Enterprises and to all other holders of the applicable Transaction Warrants and/or the applicable Transaction Warrant Shares of its intention to do so. If Conese Enterprises or other holders of the applicable Transaction Warrants and/or the applicable Transaction Warrant Shares notify the issuer within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the issuer shall afford each of Conese Enterprises and such holders of the applicable Transaction Warrants and/or Transaction Warrant Shares the opportunity to have any such Transaction Warrant Shares registered under such registration statement. Notwithstanding the foregoing, the issuer shall have the right at any time after it shall have given written notice (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

    For a period of 10 years from the effective date of the issuer's registration statement on Form S-1, the holders of the applicable Transaction Warrants and/or applicable Transaction Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the applicable Transaction Warrants) shall have the right (which right is in addition to the piggyback registration rights), exercisable by written notice to the issuer, to have the issuer prepare and file with the Securities and Exchange Commission (the "Commission"), on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the issuer and counsel for Conese Enterprises and the Holders, in order to comply with the provisions of the Securities Act, so as to permit a public offering and sale of their respective Transaction Warrant Shares, for the earlier to occur of the remainder of the five-year period referred to above or until the Transaction Warrant Shares have been sold, by such holders and any other holders of the Transaction Warrants and/or Transaction Warrant Shares who notify the issuer within ten (10) days after receiving notice from the issuer of such request. For purposes of these registration rights, the term "Majority" in reference to holders of Transaction Warrants or Transaction Warrant Shares shall mean in excess of fifty percent (50%) of the then outstanding Transaction Warrants or Transaction Warrant Shares that (i) are not held by the issuer, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public.

    In addition to the piggyback rights and the demand registration right above, for a period of five (5) years from the effective date of the issuer's registration statement on Form S-1, any holder of Transaction Warrants and/or Transaction Warrant Shares shall have the right (the "Single Holder Registration Right"), exercisable by written request to the applicable issuer, to have the issuer prepare and file, on one occasion, with the Commission a registration statement so as to permit a public offering and sale, for the remainder of the five-year period referred to above or until the applicable Transaction Warrant Shares have been sold, by any such holder of its Transaction Warrant Shares; provided, however, that all costs incident thereto shall be at the expense of the holder or holders making such request.

    The applicable issuer shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each holder desiring to sell Transaction Warrant Shares such number of prospectuses as shall reasonably be requested.

    If the applicable issuer shall not have filed a registration statement for the applicable Transaction Warrant Shares within the foregoing time period specified pursuant to the written notice for demand registration by a Majority of the holders of the applicable Transaction Warrants and/or applicable Transaction Warrant Shares, the issuer agrees that upon the written notice of election of a Majority of the holders of the applicable Transaction Warrants and/or Transaction Warrant Shares the issuer shall repurchase (i) any and all Transaction Warrant Shares at the higher of the then applicable exercise price and the Market Price per share of Common Stock on (x) the date of the notice to the issuer requiring registration or (y) the expiration of the thirty-day period for the issuer to file such a registration statement, and (ii) any and all of the applicable Transaction Warrants at such Market Price less the then applicable exercise price of such Transaction Warrant. Such repurchase shall be in immediately available funds and shall close within two (2) days after the later of (i) the expiration of the thirty-day period for the issuer to file the applicable registration statement or (ii) the delivery of the written notice of election of repurchase referred to above.

    The applicable issuer shall pay all costs (excluding fees and expenses of holder(s)' counsel and any underwriting or selling commissions on behalf of the holders), fees and expenses in connection with all registration statements filed pursuant to the piggyback and demand registration rights above (other than the Single Holder Registration Right) including, without limitation, the issuer's legal and accounting fees, printing expenses, blue sky fees and expenses. The participating holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to a Single Holder Registration Right.

    The applicable issuer will take all necessary action which may be required in qualifying or registering the applicable Transaction Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the holder(s), provided that the applicable issuer shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

    The applicable issuer shall indemnify and hold harmless the holder(s) of the Transaction Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such holder(s) within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever including, without limitation, the fees and expenses of legal counsel and accountants) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement. The holder(s) of the Transaction Warrant Shares to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the issuer, its officers and directors and each person, if any, who controls the issuer within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages or expenses or liabilities (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such holders, or their successors or assigns, for specific inclusion in such registration statement.

    The Company shall not permit the inclusion of any securities other than the applicable Transaction Warrant Shares to be included in any registration statement filed pursuant to the aforesaid demand registration provisions, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to such demand registration provisions pursuant to which the Transaction Warrant Shares are being sold in an underwritten offering, without the prior written consent of the holders of the applicable Transaction Warrants and Transaction Warrant Shares representing a Majority of such securities.

    In addition to the Transaction Warrant Shares, upon the written request therefor by any holder(s), the issuer shall include in the applicable registration statement any other securities of the issuer held by such holder(s) as of the date of filing of such registration statement, including without limitation restricted shares of Common Stock of said issuer, options, warrants or any other securities convertible into Common Stock of said issuer.

    For purposes of the registration rights provisions, the term "Majority" in reference to the Holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public.

TRANSACTIONS INVOLVING THE COMPUTER SOFTWARE BUSINESSES

    On April 16, 1998, the Company and its Connectsoft subsidiary executed a letter of intent with Extel, an unaffiliated corporation whose common stock trades on the NASD OTC Bulletin Board. Under the terms of the letter of intent, the Company will sell to an acquisition subsidiary of Extel, substantially all of the assets and technology of Connectsoft, including all rights to its FreeAgent system,and the NOC assets. The sole consideration for such sale shall be the buyer's assumption of up to $4.5 million of direct and contingent obligations of Connectsoft and the Company, consisting of certain notes and accounts payable to creditors of Connectsoft and Extel's agreement to indemnify and hold harmless Connectsoft and the Company in respect of such obligations. Closing of the sale is subject to certain conditions, including (a) completion of Extel's due diligence investigation, (b) negotiation of a mutually acceptable definitive purchase and sale agreement, (c) the Company's ability to obtain a minimum six month extension of the April 30, 1999 maturity date of a $1.7 million note payable to United Parcel Service, Inc., (d) Extel's obtaining of not less than $1.0 million of working capital financing for the Connectsoft subsidiary on terms reasonably acceptable to Extel, and (e) certain third party consents. Closing of the transaction is currently scheduled for May 31, 1998.

    Simultaneous with its execution of the letter of intent, Connectsoft and the Company entered into a sixty-day management agreement with Extel, effective as of April 15, 1998, pursuant to which Extel agreed to assume responsibility for the on-going management of the Connectsoft business. Each of the Company and Extel have agreed to bear 50% of the monthly operating costs and expenses associated with the Connectsoft business for the two months ending May 31, 1998 (estimated at an aggregate of approximately $600,000). In the event that, for any reason, the sale of the Connectsoft assets shall not occur by reason of a breach by the Company or Connectsoft of their respective representations and warranties or their failure to perform their respective covenants and agreements contained in the proposed purchase agreement, the Company will be obligated to reimburse Extel for its share of the monthly operating costs incurred under the management agreement. Conversely, if the sale of the Connectsoft assets fails to close for any other reason, no such reimbursement will be required to be paid to Extel.

    There can be no assurance that the Company will be able to effect a sale of the Connectsoft assets and business to Extel upon the terms described above or other terms acceptable to the Company and Conese Enterprises. In addition, even if such sale is consummated there is no assurance that Extel will timely pay or discharge the assumed obligations. Should Extel fail, for any reason, to timely pay or discharge such assumed obligations, the Company will be contingently liable to make such payments unless it is able to obtain releases from its creditors prior thereto. In the event that the Company is unable to consummate the sale of the Connectsoft assets to Extel, it will seek to sell such business to a third party, failing which it may be required to shut down such business and seek to negotiate compromises with the Connectsoft creditors.

BOARD OF DIRECTORS OF THE COMPANY, WPEC AND IDF

    The following table sets forth (i) the names of the members of the Boards of Directors of the Company, and its WPEC and IDF subsidiaries as at the date of this proxy statement, and (ii) the composition of the Boards of Directors of each of the Company and its WPEC and IDF subsidiaries upon completion of the Investment Transactions and after giving effect to consummation of the transactions contemplated thereby:

THE COMPANY

CURRENT BOARD OF DIRECTORS

Robert M. Rubin, Chairman and
  Chief Executive Officer

Howard Katz, Director and
  Executive Vice President

C. Dean McLain, Director of the Company and
  Chief Executive Officer of WPEC

David M. Barnes, Director and
  Chief Financial Officer

Lawrence Kaplan, Director

Wesley C. Fredericks, Jr., Director

Glenn A. Norem, Director

NEW BOARD OF DIRECTORS

Eugene P. Conese, Sr., Chairman
  of the Board of Directors

Eugene P. Conese, Jr., Director,
  President and Chief Executive Officer

C. Dean McLain, Director of the Company and
  Chief Executive Officer of WPEC

Edward T. Broadmeadow, Director

Robert J. Vanaria, Director

          , Director

WPEC

CURRENT BOARD OF DIRECTORS

Robert M. Rubin, Chairman

C. Dean McLain, Director, President and
  Chief Executive Officer

Harold Chapman, Jr., Director

NEW BOARD OF DIRECTORS ROBERT M. RUBIN, DIRECTOR

C. Dean McLain, Director, President and
  Chief Executive Officer

Harold Chapman, Jr., Director

Eugene P. Conese, Sr., Chairman
  of the Board of Directors

Eugene P. Conese, Jr., Director

General Merrill A. McPeak (USAF, Ret.),
  Director

IDF

CURRENT BOARD OF DIRECTORS

Solon D. Kandel, Director, President
  and Chief Executive Officer

Sergio Luciani, Director

Lawrence Kaplan, Director

Robert M. Rubin, Director

Lembit Kald, Director

NEW BOARD OF DIRECTORS

Solon D. Kandel, Director, President and Chief
  Executive Officer

Sergio Luciani, Director

Lawrence Kaplan, Director

Eugene P. Conese, Jr., Chairman

Michael A. Bucci, Director

          , Director

          , Director

THE CONESE ENTERPRISES DIRECTOR DESIGNEES

    Simultaneous with the closing of the Investment Transactions contemplated by the Securities Purchase Agreement, Messrs. Robert M. Rubin, Lawrence Kaplan, Howard Katz, David M. Barnes, Wesley C. Fredericks, Jr. and Glenn A. Norem, shall tender their resignations as members of the Company's Board of Directors, and the Board of Directors shall designate five persons selected by Conese Enterprises to fill the vacancies created by such resignations. One member of the current Board, C. Dean McLain, shall continue to serve as a member of the Board of Directors of the Company following completion of the Investment Transactions. Such Conese Enterprises Director Designees and Mr. McLain shall constitute the entire Board of Directors of the Company, and shall continue to serve in such capacities for a term expiring on the date of the 1998 Annual Meeting of Stockholders of the Company, which is anticipated to be held in or about December 1998. Each director will continue in office until a successor has been elected and qualified. If any Conese Enterprises Director Designee is unable to serve, which the Board of Directors has no reason to expect, Eugene P. Conese, Sr. and Eugene P. Conese, Jr. shall have the right to select a replacement Conese Enterprises Director Designee. Certain information concerning the Conese Enterprises Director Designees are listed in the following table.

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT                           AGE           PROPOSED OFFICE WITH THE COMPANY
----------------------------------------------------------------      ---      ------------------------------------------
Eugene P. Conese, Sr............................................          68   Chairman of the Board of Directors
CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE
OFFICER OF CONESE ENTERPRISE, LTD. AND WORLD AIR LEASE, INC.

Eugene P. Conese, Jr. ..........................................          38   Director, President and Chief
PRESIDENT OF CONESE ENTERPRISES, LTD.                                          Executive Officer

Edward T. Broadmeadow...........................................          44   Director
VICE PRESIDENT OF WORLD AIR LEASE, INC.

Robert J. Vanaria...............................................          52   Director
SENIOR VICE PRESIDENT OF ADMINISTRATION AND CHIEF FINANCIAL
OFFICER OF ECLIPSYS CORPORATION

                                                                               Director

    EUGENE P. CONESE, SR. is a member of the board of directors of Trans World Airlines and a member of the board of directors of Renex Corporation (Nasdaq), where he is Chairman of the Compensation Committee. He is also on the Board of Trustees of Iona College and a board member of The Conese Foundation. Mr. Conese, Sr. is founder, principal stockholder, Chairman and Chief Executive Officer of World Air Lease, Inc. and Conese Enterprises, Ltd., and serves as a consultant to General Electric Engine Services. Until its sale in September 1997 to General Electric, Mr. Conese, Sr. served as Chairman and Chief Executive Officer of Greenwich Air Services, Inc. (Nasdaq) which he founded in 1987. He also founded The Greenwich Company, Ltd. and served as its principal stockholder, Chairman and Chief Executive

Officer from 1980 until 1995, when it was merged into Greenwich Air Services, Inc. From 1975 to 1979, Mr. Conese, Sr. was Chief Executive Officer and a director of Irvin Industries, Inc. (AMEX).

    EUGENE P. CONESE, JR. has served as President and Chief Operating Officer of Greenwich Air Services, Inc. from November 1990 until September 1997, when he resigned following the General Electric merger to join Conese Enterprises. Mr Conese, Jr. has also served as Vice President of Greenwich Air Services, Inc. from March 1989 to November 1990, and served as a director of Greenwich Air Services, Inc. continuously since 1987. From 1984 through December 1995, Mr. Conese, Jr. served in various capacities for The Greenwich Company Limited, including President. Mr. Conese, Jr. is the son of Eugene P. Conese. Upon consummation of the Investment Transactions, Mr. Conese, Jr. will become President and Chief Executive Officer of the Company. See "Compensation Arrangements with Executive Officers Upon Completion of Investment Transactions."

    EDWARD T. BROADMEADOW has served as Vice President of World Air Lease, Inc. since January 1, 1998. From November 1997 to December 1997, Mr. Broadmeadow served as a consultant to General Electric Company. From August 1995 through November 1997, Mr. Broadmeadow was Vice President of Corporate Taxation and Risk Management for Greenwich Air Services, Inc. Prior to joining Greenwich Air Services, Inc., Mr. Broadmeadow was associated with the international accounting firm of Ernst & Young in various positions from May 1980 through December 1994, including serving as a partner in the tax department from October 1988 to December 1994.

    ROBERT J. VANARIA has served as Senior Vice President of Administration, Chief Financial Officer and Treasurer of Eclipsys Corporation, a provider of software and systems to hospitals and other health care providers, since December 1997. From March 1995 to November 1997, he served as Senior Vice President of Administration and Chief Financial Officer of Greenwich Air Services, Inc. Prior to joining Greenwich, Mr. Vanaria served from 1982 to 1994 as Senior Vice President of Finance and Chief Financial Officer of Foamex International, Inc. Before joining Foamex, Mr. Vanaria served eight years as Corporate Controller for Quaker Fabric Corporation.

              [to come]

INCUMBENT BOARD MEMBER CONTINUING TO SERVE UPON COMPLETION OF THE INVESTMENT
  TRANSACTIONS

    As set forth above, only one current member of the Company's Board of Directors, C. Dean McLain, will continue to serve as a member of the Board of Directors of the Company following the completion of the Investment Transactions. Mr. McLain will continue to serve in such capacity for a term expiring on the date of the 1988 Annual Meeting of Stockholders of the Company, which is anticipated to be held in or about December 1998. Certain information concerning Mr. McLain is listed in the following table:

NAME AND PRINCIPAL OCCUPATION OR EMPLOYMENT                AGE                PROPOSED OFFICE WITH THE COMPANY
-----------------------------------------------------      ---      -----------------------------------------------------
C. Dean McLain.......................................          42   Director of the Company and Chief Executive Officer
  CHIEF EXECUTIVE OFFICER OF WPEC                                     of WEPC

    C. DEAN MCLAIN has served as an Executive Vice President of the Company since March 1, 1993, as a director of the Company since March 7, 1994, and as President and Chief Executive Officer of WPEC since June 1, 1993. From 1989 to 1993, Mr. McLain served as Manager of Privatization of Case Corporation. From 1985 to 1989, Mr. McLain served as General Manager of Lake State Equipment, a distributor of John Deere construction equipment. Mr. McLain holds a B.S. degree in Business and Economics, and a Master's of Business Administration, from West Texas State University.

COMPENSATION ARRANGEMENT OF EXECUTIVE OFFICERS UPON COMPLETION OF INVESTMENT
  TRANSACTIONS

    Upon completion of the Investment Transactions with Conese Enterprises, except with respect to C. Dean McLain, all employment agreements and related compensation arrangements with the existing executive officers and directors of the Company shall terminate and such persons shall be entitled to the compensation described below.

    ROBERT M. RUBIN. Mr. Rubin shall enter into separate four-year consulting agreements with each of the Company and IDF which provide that Mr. Rubin shall provide financial and other advisory services to the Company and IDF on an as-needed basis; provided, that Mr. Rubin shall have no designated hours, shall not be required to travel and may give priority to his other investment and business activities. Mr. Rubin shall be entitled to receive annual consulting fees, payable monthly, of $175,000 from the Company and $100,000 from IDF. With respect to WPEC, Mr. Rubin shall continue to serve on the WPEC board of directors and receive payments under his current employment agreement expiring on July 31, 1998.

    C. DEAN MCLAIN. Mr. McLain shall continue to serve as President and Chief Executive Officer of WPEC under the terms of his existing employment agreement. He shall receive no separate compensation for serving as a director of the Company.

    HOWARD KATZ. Mr. Katz shall resign as an officer and director of the Company and shall receive six months' severance pay, payable over a nine month period. Mr. Katz shall continue to assist the Company in the transition of certain of the Computer Software Businesses during such nine-month period.

    DAVID M. BARNES. Mr. Barnes shall resign as an officer and director of the Company and shall receive six months' severance pay. Mr. Barnes shall continue to provide ongoing financial consulting services to the Company and its subsidiaries for a period of up to nine months following consummation of the Investment Transactions, for which he shall receive compensation payable on a per diem basis at a daily rate based upon his existing $150,000 annual salary.

    All vested stock options in the Company held by Messrs. Rubin, McLain, Katz and Barnes as at the date of consummation of the Investment Transactions shall be exercisable by the holders for a period of 90 days following termination of their employment or consulting duties with the Company or its subsidiaries. Holders of such stock options shall be entitled to "cashless" exercise rights and certain rights to include the shares of Common Stock underlying such stock options in any registration statement that the Company files on Form S-8 or Form S-1 for the sale of securities for the account of any other Company stockholders.

    The terms under which Mr. Conese, Jr. shall be employed as President and Chief Executive Officer of the Company have not, as yet, been determined. It is anticipated that the terms of Mr. Conese, Jr.'s. employment and his compensation arrangements shall be fixed following consummation of the Investment Transactions by mutual agreement of the Board of Directors of the Company and Mr. Conese, Jr.

    It is also anticipated following completion of the Investment Transactions that Michael A. Bucci shall become Vice President, Chief Financial Officer and General Counsel of the Company, upon such terms as shall be mutually agreed upon between Mr. Bucci and the Board of Directors of the Company. Mr. Bucci has served as a consultant to Conese Enterprises since January 1998. From November 1996 to November 1997, Mr. Bucci served as Senior Vice President, General Counsel and Secretary of Greenwich Air Services, Inc., and from November 1997 to December 1997, as a consultant to General Electric Company. Mr. Bucci holds J.D. and LL.M. degrees and is also a Certified Public Accountant.

RECOMMENDATION OF THE COMPANY BOARD; REASONS FOR THE INVESTMENT TRANSACTIONS

    In arriving at its recommendation, the Board considered the expected benefits and advantages of the Investment Transactions, including increasing shareholder value, the likelihood of realizing such benefits and advantages, and the risks, costs, and disadvantages of the Investment Transactions. The Board particularly considered the expected benefits and advantages to the Company of obtaining a person with the operating experience of Eugene P. Conese, Jr. and the advice, guidance and counsel of Eugene P. Conese, Sr., who has been highly successful in identifying attractive industry consolidation opportunities, implementing such consolidations and creating shareholder value.

    In addition, Robert M. Rubin, who is the Chairman of the Board, President and Chief Executive Officer of the Company, as well as other members of the Company's Board of Directors, who own in the aggregate 1,269,798 shares of Company Common Stock, have agreed to vote their shares of Company Common Stock in favor of the Investment Transactions. See "Principal Stockholders."

    THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THAT THE INVESTMENT TRANSACTIONS ARE ADVISABLE AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND RATIFY ALL OF THE INVESTMENT TRANSACTIONS CONTEMPLATED BY THE SECURITIES PURCHASE AGREEMENT, INCLUDING THE SALE OF SECURITIES TO THE ENTERPRISES GROUP AND THE CHANGE OF THE COMPOSITION OF THE COMPANY'S BOARD OF DIRECTORS.

                                   PROPOSAL 2

RATIFICATION OF ISSUANCE OF SHARES OF SERIES B-1 CONVERTIBLE PREFERRED STOCK IN
  CONNECTION WITH JULY 1996 ACQUISITION OF OLD CONNECTSOFT

    At the Special Meeting a vote will be taken on a proposal to ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock in connection with the Company's July 1996 acquisition of Old Connectsoft. The terms of such issuance are discussed below.

    OLD CONNECTSOFT BUSINESS

    Prior to its acquisition by the Company, Old Connectsoft was a provider of communications software applications and services in the Internet industry. Serving both businesses and consumers, the Old Connectsoft provided an integrated array of commercial software development services, easy-to-use retail Internet software applications, and Internet access services to facilitate the use of the Internet and on-line services for communication and commerce.

    Founded in 1988, Old Connectsoft provided Microsoft Windows-based, enterprise-wide, connectivity software development to some of the largest corporations in the U.S., including MCI Communications Corporation ("MCI"), United Parcel Service of America, Inc. ("UPS"), Microsoft Corporation ("Microsoft"), International Business Machines, Inc. ("IBM"), and Adobe Systems, Inc. ("Adobe"). In connection with such projects, Old Connectsoft had developed a core expertise in communications and commerce software engineering that it had incorporated into a line of Internet software products. E-Mail Connection, which had been Old Connectsoft's best-selling retail product, had its technology incorporated into proprietary products for MCI, America Online, Prodigy, and CompuServe.

    ACQUISITION TERMS

    Effective July 31, 1996, the Company acquired, through a merger with an acquisition subsidiary of the Company, all of the outstanding capital stock of Old Connectsoft, Old Connectsoft Stockholders received, on a pro rata basis, an aggregate of approximately 976,539 shares of the Company's Series B-1 Convertible Preferred Stock. Such Series B-1 Convertible Preferred Stock does not pay a dividend, is not subject to redemption, has a liquidation preference of $3.50 per share over the Company's Common Stock, and votes together with the Company Common Stock as a single class on the basis of one vote for one share. Each share of Series B-1 Convertible Preferred Stock was convertible into shares of Company Common Stock at the holder's option into a minimum of 976,539 shares of Company Common Stock and a maximum of 2,929,617 shares of Company Common Stock, based upon certain criteria. The Series B-1 Convertible Preferred Stock may be converted into shares of Company Common Stock as follows:

        (i) Each share of Series B-1 Convertible Preferred Stock may be converted, at any time, into one share of Company Common Stock (a minimum of 976,539 shares of such Common Stock if all such shares of Series B-1 Convertible Preferred Stock are so converted);

        (ii) In the event that the "Combined Pre-Tax Income" (as defined) of any or all of the "Subject Entities" (including Old Connectsoft, Connectsoft and Exodus) in any one of the three fiscal years ending July 31, 1997, July 31, 1998, or July 31, 1999:

           (a) equals or exceeds $3,000,000, each share of Series B-1 Convertible Preferred Stock may be converted into two shares of Company Common Stock; or

           (b) equals or exceeds $5,000,000, each share of Series B-1 Convertible Preferred Stock may be converted into three shares of Company Common Stock.

    Notwithstanding the levels of Combined Pre-Tax Income achieved, each share of Series B-1 Convertible Preferred Stock may be converted into three shares of Common Stock in the event that on or before December 31, 1999 (i) the Company sells the assets or securities of any of the Subject Entities for consideration aggregating $5,000,000 or more, or (ii) the Company consummates an initial public offering of the securities of any of the Subject Entities resulting in gross proceeds in excess of $10,000,000, or in a market valuation for 100% of the issuer's common stock equaling or exceeding $50,000,000.

    Since its acquisition in July 1996, Old Connectsoft, Connectsoft and Exodus have incurred accumulated losses of approximately $15,300,000. In the opinion of Company counsel, the contemplated terms of the proposed sale of Connectsoft to Extel would not, by itself, result in an increase in the number of shares into which the Series B-1 Convertible Preferred Stock may be converted. As of March 31, 1998, an aggregate of 739,143 shares of Series B-1 Convertible Preferred Stock were outstanding and, if the sale of the assets of Connectsoft to Extel is consummated, would remain convertible into 739,143 shares of Common Stock.

    For financial information concerning the Company's acquisition of Old Connectsoft, reference is made to the Financial Statements of Old Connectsoft, as of December 31, 1995 and 1994 and for each of the three years ended December 31, 1995, included in the Company's Proxy Statement in connection with its Annual Meeting of Stockholders held on February 24, 1998, incorporated herein by reference.

    THE SOLE PURPOSE FOR STOCKHOLDER RATIFICATION OF THE ISSUANCE OF SERIES B-1 CONVERTIBLE PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS IS TO ASSIST THE COMPANY IN ANY FUTURE APPLICATION TO LIST ITS SECURITIES ON THE NASDAQ STOCK MARKET OR ON THE AMERICAN STOCK EXCHANGE, INC.

    ONE OF THE REASONS CITED BY NASDAQ FOR ITS DECISION TO DELIST THE COMPANY'S COMMON STOCK WAS BASED UPON THE COMPANY'S ALLEGED FAILURE TO COMPLY WITH NASD MARKETPLACE RULE 4460(I). THAT RULE REQUIRES THE COMPANY TO SEEK SHAREHOLDER APPROVAL OF COMPANY ISSUANCES IN ANY SINGLE TRANSACTION OF VOTING SECURITIES WHICH ENTITLE THE HOLDERS THEREOF TO CAST TWENTY PERCENT OR MORE OF THE VOTES AT A MEETING OF STOCKHOLDERS, BUT ONLY IF SUCH SECURITIES ARE ISSUED BELOW THE GREATER OF BOOK OR MARKET VALUE. IT SHOULD BE EMPHASIZED, HOWEVER, THAT EVEN IF STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-1 CONVERTIBLE PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS, THERE IS NO ASSURANCE THAT THE COMPANY'S SECURITIES WILL BE RELISTED ON NASDAQ OR INCLUDED FOR TRADING ON ANY OTHER SECURITIES EXCHANGE.

    THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-1 CONVERTIBLE PREFERRED STOCK TO OLD CONNECTSOFT STOCKHOLDERS.

    The failure by Company stockholders to ratify the issuance of Series B-1 Convertible Preferred Stock to Old Connectsoft stockholders will neither cause the Old Connectsoft Merger to be rescinded nor affect the effectiveness of the Old Connectsoft Merger in any way. The Board of Directors has no plans to affect the consummation of the Old Connectsoft Merger should Company stockholders fail to ratify the issuance of Series B-1 Convertible Preferred Stock to Old Connectsoft Stockholders.

                                   PROPOSAL 3

RATIFICATION OF ISSUANCE OF 400,000 SHARES OF SERIES B-2 CONVERTIBLE PREFERRED
  STOCK IN CONNECTION WITH THE COMPANY'S $10,000,000 PRIVATE PLACEMENT IN JANUARY 1997

    At the Special Meeting a vote will be taken on a proposal to ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock in connection with the Company's $10 million private placement in January 1997. The terms of such issuance are discussed below.

    1997 PRIVATE PLACEMENT

    Primarily as a result of payments made in connection with its acquisition program commenced in May 1996 and to support the capital requirements of Old Connectsoft and Exodus, the Company consummated a private placement of 400,000 shares of Series B-2 Convertible Preferred Stock to 11 unaffiliated purchasers. The Company realized net proceeds of approximately $9,200,000 from the sale of the Series B-2 Convertible Preferred Stock.

    Shares of the Series B-2 Convertible Preferred Stock were initially convertible by the holders into an aggregate of 1,165,501 shares of Company Common Stock, subject to adjustment, at various times during the three-year period ending January 8, 2000 at prices equal to the lesser of (i) the Closing Date Average Price of $8.58 per share, (ii) 105% of the Anniversary Average Price (which Anniversary Average Price shall be the Average Price (defined below) on the date immediately preceding the first anniversary of the Closing
Date), but only if the Anniversary Average Price is less than the Closing Date Average Price, or (iii) 82.5% of the Conversion Date Average Price. For purposes of determining the Series B-2 Convertible Preferred Stock conversion rate, the Average Price equals the average daily closing bid price of the Company's Common Stock as reported on Nasdaq or other national securities exchange for the ten trading days immediately preceding the date of sale of such Series B-2 Convertible Preferred Stock, the anniversary of such sale, or the conversion date, as the case may be. At the Company's option, dividends on the Series B-2 Convertible Preferred Stock could be paid in cash or in additional shares of Series B-2 Convertible Preferred Stock. The Company declared and paid dividends on the Series B-2 Convertible Preferred Stock by distributing 12,221 additional shares of Series B-2 Convertible Preferred Stock to holders of the Series B-2 Convertible Preferred Stock.

    In addition to the Series B-2 Convertible Preferred Stock, the investors in the 1997 Private Placement purchased Private Placement Warrants to purchase an aggregate of 350,000 shares of Common Stock at an exercise price of $8.58 per share, the Closing Date Average Price. The Private Placement Warrants expire January 8, 2002 to the extent unexercised.

    In the event of an initial public offering of common stock of the Company's Exodus subsidiary, investors in the 1997 Private Placement have the right to purchase, for $.01 per warrant, five-year warrants to purchase up to 350,000 shares of Exodus common stock (the "Exodus Common Stock") at an exercise price equal to the initial price per share that Exodus Common Stock is offered to the public (the "Exodus Warrants"). The Exodus Warrants contain terms which are substantially identical to the Private Placement Warrants. The shares of Exodus Common Stock issuable upon exercise of the Exodus Warrants shall be subject to customary "piggyback" registration rights and one demand registration right following completion of a proposed initial public offering of Exodus securities, but shall be subject to restrictions on sale pursuant to customary "lock-up" agreements (but in no event for more than 180 days) with the representative of the underwriters of the Exodus initial public offering. Based upon its operating losses and adverse developments relating to its NTERPRISE product, it is highly unlikely that Exodus will undertake a public offering in the foreseeable future.

    Pursuant to the terms of the 1997 Private Placement, the Company filed a registration statement with the Securities and Exchange Commission (the "Commission") with respect to the distribution of the Shares of Company Common Stock issuable upon exercise of the Private Placement Warrants, as well as upon conversion of the Series B-2 Convertible Preferred Stock. Such registration statement was declared effective by the Commission on May 7, 1997. Subsequent to such date, there was a significant decline in the per share trading price of Company Common Stock, and all 400,000 of the Series B-2 Convertible Preferred Stock issued in the 1997 Private Placement, as well as the additional shares issued and distributed as dividends, were converted into an aggregate of 2,631,125 shares of Common Stock.

    ONE OF THE REASONS CITED BY NASDAQ FOR ITS DECISION TO DELIST THE COMPANY'S COMMON STOCK WAS BASED UPON THE COMPANY'S ALLEGED FAILURE TO COMPLY WITH NASD MARKETPLACE RULE 4460(I). THAT RULE REQUIRES THE COMPANY TO SEEK SHAREHOLDER APPROVAL OF COMPANY ISSUANCES IN ANY SINGLE TRANSACTION OF VOTING SECURITIES WHICH ENTITLE THE HOLDERS THEREOF TO CAST TWENTY PERCENT OR MORE OF THE VOTES AT A MEETING OF STOCKHOLDERS, BUT ONLY IF SUCH SECURITIES ARE ISSUED BELOW THE GREATER OF BOOK OR MARKET VALUE. THE SOLE PURPOSE FOR STOCKHOLDER RATIFICATION OF THE ISSUANCE OF SERIES B-2 CONVERTIBLE PREFERRED STOCK ISSUED IN THE 1997 PRIVATE PLACEMENT IS TO ASSIST THE COMPANY IN FACILITATING ACCEPTANCE OF THE COMPANY'S SECURITIES FOR LISTING ON NASDAQ OR ON THE AMERICAN STOCK EXCHANGE, INC., AS AND WHEN THE COMPANY THE SHALL SEEK TO OBTAIN SUCH LISTING. THERE IS NO ASSURANCE, HOWEVER, THAT EVEN IF THE STOCKHOLDERS RATIFY THE PRIOR ISSUANCE OF THE SERIES B-2 PREFERRED STOCK, THAT SUCH ACTION WILL BE DETERMINATIVE IN CONNECTION WITH THE COMPANY'S FUTURE LISTING APPLICATION.

    THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS THAT STOCKHOLDERS RATIFY THE ISSUANCE OF SERIES B-2 CONVERTIBLE PREFERRED STOCK IN CONNECTION WITH THE 1997 PRIVATE PLACEMENT.

    The failure by Company stockholders to ratify the issuance of Series B-2 Convertible Preferred Stock in connection with the 1997 Private Placement will neither cause the 1997 Private Placement to be rescinded nor affect the effectiveness of the 1997 Private Placement in any way. The Board of Directors has no plans to affect consummation of the 1997 Private Placement should Company stockholders fail to ratify the issuance of Series B-2 Convertible Preferred Stock to participants in the 1997 Private Placement.

                                   PROPOSAL 4

                  AUTHORIZATION AND APPROVAL OF CORPORATION'S
                        1996 EMPLOYEE STOCK OPTION PLAN

    At the Special Meeting a vote will be taken on a proposal to approve the creation of the Stock Option Plan, which contains 2,500,000 shares of Common Stock underlying stock options available for grant thereunder. The Stock Option Plan was adopted by the Board of Directors on April 25, 1996, and has been amended on July 10, 1996. A COPY OF THE STOCK OPTION PLAN IS ANNEXED HERETO AS EXHIBIT B. As of March 31, 1998, stock options to purchase 1,318,650 shares of Common Stock have been granted to the Company's employees, directors and outside consultants under the Stock Option Plan. Under the terms of the Stock Option Plan, stockholder approval is not required for authorization of the Stock Option Plan.

    The Stock Option Plan was authorized and adopted by the Board of Directors of the Company in April 1996. The purpose of the Stock Option Plan is to provide additional incentive to the directors, officers, employees and consultants of the Company who are primarily responsible for the management and growth of the Company. Each option granted pursuant to the Stock Option Plan shall be designated at the time of grant as either an "incentive stock option" or as a "non-qualified stock option."

    The Company currently has two other employee stock option plans, under which plans as of January 1, 1998, no options to acquire shares of Common Stock were available for grant. The Company previously amended both such plans to accommodate its former employees prior to consummation of the Hutchinson Transaction, by extending the exercise periods of outstanding options granted under the Plans. As a result, the Company did not intend to grant options under either such employee stock option plans until all currently outstanding options granted to its former Manufacturing Business employees have either been exercised or have terminated. Therefore, Management of the Company deemed it necessary to authorize the Stock Option Plan in order to create incentives for management and employees of the Company who are responsible for the Company's future growth and business performance.

    Management of the Company believes that it is in the best interests of the Company to obtain stockholder approval of the Stock Option Plan at this time (i) in order to provide recipients of plan options with certain benefits available under Securities and Exchange Commission regulations (e.g., option grants are not considered purchases of securities for purposes of determining the existence of 16(b) "short swing" profits which must be returned to the Company by corporate insiders) and (ii) in order to provide employees with the beneficial tax treatment accorded "incentive" stock options, which can only be granted under the Stock Option Plan if it is approved by Company stockholders. Although other factors, principally regarding plan administration, need to be present in order for holders of options granted under the Stock Option Plan to enjoy such benefits (e.g., Exchange Act Section 16(b) restrictions on certain purchases and sales of securities by management personnel are loosened), having a stockholder authorized stock option plan is the first requirement which must be met. For information concerning the beneficial tax treatment accorded incentive stock options, see "Tax Treatment of Options," below.

    ADMINISTRATION OF THE PLAN. The Stock Option Plan is administered by the full Board of Directors or by the Compensation Committee, which determines who among those eligible will be granted options, the time or times at which options will be granted, the number of shares to be subject to options, the durations of options, any conditions to the exercise of options and the manner in and price at which options may be exercised. The Compensation Committee is authorized to amend, suspend or terminate the Stock Option Plan, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) increase the maximum number of shares that may be issued pursuant to the exercise of options granted under the Stock Option Plan; (ii) permit the grant of a stock option under the Stock Option Plan with an option exercise price less than 85% of the fair market value of the shares at the time such option is granted; (iii) change the eligibility requirements for participation in the Stock Option Plan; (iv) extend the term of any option or the period during which any option may be granted under the Stock Option Plan; or (v) decrease an option exercise price (although an option may be canceled and a new option granted at a lower exercise price).

    SHARES SUBJECT TO THE PLAN. The Stock Option Plan currently provides that options may be granted with respect to a total of 2,500,000 shares of Common Stock, subject to adjustment upon certain changes in capitalization without receipt of consideration by the Company. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the Stock Option Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for the purposes of the Stock Option Plan.

    PARTICIPATION. Any employee, director, consultant, or representative of the Company is eligible to receive incentive stock options or non-qualified stock options granted under the Stock Option Plan. Non-employee directors, consultants or representatives may only receive non-qualified stock options.

    OPTION PRICE. The exercise price of each option shall be determined by the full Board of Directors or by the Compensation Committee. However, the exercise price of each option on the date the option is granted may not be less than (i) 100% of the fair market value of the shares of Common Stock covered by an incentive stock option, or (ii) 85% of the fair market value of the shares of Common Stock covered by a non-qualified stock option. If an incentive stock option is to be granted to an employee who owns over 10% of the total combined voting power of all classes of the Company's stock, then the exercise price may not be less than 110% of the fair market value of the Common Stock covered by the option on the date the option is granted.

    TERMS OF OPTIONS. The full Board of Directors or the Compensation Committee shall, in its discretion, fix the term of each option, provided that the maximum term of each option shall be 10 years. Incentive options granted to an employee who owns over 10% of the total combined voting power of all classes of stock of the Company shall expire not more than five years after the date of grant. The Stock Option Plan will provide for the earlier expiration of options of a participant in the event of certain terminations of employment.

    RESTRICTIONS ON GRANT AND EXERCISE. An Option may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. The aggregate fair market value (determined at the time the option is granted) of the shares as to which an employee may first exercise incentive stock options in any one calendar year may not exceed $100,000. The full Board of Directors or the Compensation Committee may impose other conditions to exercise as it deems appropriate.

    OPTION GRANTS. The Company has granted an aggregate of 1,318,650 options under the Stock Option Plan.

    TERMINATION. The Stock Option Plan, unless sooner terminated by the Board of Directors or the Compensation Committee, will terminate on April 25, 2006.

    TAX TREATMENT OF OPTIONS. The Federal income tax treatment of non-qualified stock options under the Stock Option Plan is less favorable to employees than the treatment accorded incentive stock options under the Stock Option Plan. The option grantee realizes taxable income, if any, upon his exercise of a non-qualified stock option. In the case of an incentive stock option, the option grantee would realize taxable income, if any, only upon the sale of the shares acquired upon option exercise. The tax treatment of non-qualified stock options is more favorable to the Company than the treatment accorded the Company with respect to incentive stock options, because the Company is entitled to a tax deduction with respect to the exercise of a non-qualified option. Under an incentive stock option, the Company is only entitled to a tax deduction if the option grantee sells the shares within one year from the date of exercise. The amount of taxable income realized by the option grantee and the amount of the tax deduction the Company is entitled to upon the exercise of the non-qualified option is equal to the difference between the option exercise price and the fair market value of the underlying stock on the date of exercise.

    The Company currently has no obligation to grant additional options under the Stock Option Plan to any person, including any members of the Company's management.

    As of the close of business on March 31, 1998, the market value of the shares of Common Stock underlying all options outstanding under the Stock Option Plan was approximately $2,651,760.

    As of April 20, 1998, the directors and executive officers listed below hold outstanding stock options granted under the Stock Option Plan to acquire shares of Common Stock, which options were granted on April 25, 1996 to Robert M. Rubin, C. Dean McLain, Howard Katz, an employee and two unaffiliated consultants at an exercise price of $3.78125 per share; were granted on May 15, 1996 to David M. Barnes at an exercise price of $5.25 per share; were granted on October 4, 1996 to Messrs. Rubin, Katz and Barnes at an exercise price of $5.125 per share; and were granted on May 21, 1997 to Messrs. Katz and Barnes at an exercise price of $4.375 per share; all of which exercise prices represented the fair market value of the Common Stock on the date of option grant, as follows:

                                                                                                      EXERCISE
NAME                                                                              NO. OF SHARES         PRICE
------------------------------------------------------------------------------  ------------------  -------------
Robert Rubin..................................................................  323,450 shares          $3.78125
                                                                                30,000 shares             $5.125
C. Dean McLain................................................................  150,000 shares          $3.78125
David M. Barnes...............................................................  100,000 shares             $5.25
                                                                                50,000 shares            $5.1255
                                                                                50,000 shares             $4.375
Howard Katz...................................................................  150,000 shares          $3.78125
                                                                                100,000 shares            $5.125
                                                                                100,000 shares            $4.375
All current executive officers and directors of the Company as a group........  1,053,450 shares
All directors and nominees for directors as a group...........................  1,053,450 shares
Outside Consultants...........................................................  50,000 shares
All employees who are not executive officers of the Company, as a group.......  215,200 shares

    The options granted to each of Messrs. Rubin ($3.78125 exercise price), McLain and the outside consultants are immediately exercisable. The options granted to Messrs. Barnes and Katz on October 4, 1996 ($5.125 exercise price) are fully exercisable as to Mr. Katz and are exercisable as to 66-2/3% for Mr. Barnes. The remaining 33-1/3% granted to Mr. Barnes shall be exercisable on October 4, 1998.

    The options granted to Messrs. Barnes and Katz on May 21, 1997 ($4.375 exercise price) are currently exercisable as to 66-2/3% of the respective grants and the remaining 33-1/3% of each grant will be exercisable on May 21, 1999.

    The options granted to Mr. Katz on April 25, 1996 ($3.78125 exercise price) and the options granted to Mr. Barnes on May 15, 1996 ($5.25 exercise price) are currently exercisable.

    Based on the April 20, 1998 $1.9375 market price of the shares of Common Stock underlying options granted under the 1996 Plan, the aggregate value of unexercised in-the-money options issued under the Stock Option Plan (including unexercisable options) would be $-0-.

    Under the terms of the agreement under which the Company acquired InterGlobe, Artour Baganov, a former director and executive officer of the Company, received options to acquire 698,182 shares of Common Stock at $5.50 per share. Those options were not granted under the Stock Option Plan and are exercisable only under certain conditions specified in connection with the Interglobe acquisition.

    MANAGEMENT BELIEVES AUTHORIZATION AND APPROVAL OF THE COMPANY'S STOCK OPTION PLAN IS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE AUTHORIZED AND RATIFIED.

                                   PROPOSAL 5

RATIFICATION OF THE SALE OF ALL THE ASSETS OF THE COMPANY'S MANUFACTURING
  BUSINESS TO HUTCHINSON CORPORATION

    At the Special Meeting a vote will be taken on a proposal to ratify the sale of all of the assets of the Company's o-ring and specialty seal businesses (the "Manufacturing Business") to Hutchinson Corporation. The terms of such sale are discussed below.

    Pursuant to the terms of an Asset Purchase Agreement, dated as of November 22, 1995 (the "Sale Agreement"), by and among Hutchinson Corporation, a Delaware corporation, as Buyer, and the Company and certain of its subsidiaries, on January 19, 1996 all of the assets of the Manufacturing Business were sold to, and substantially all of the liabilities associated with operation of the Manufacturing Business were assumed by, subsidiaries of Hutchinson Corporation newly-formed for the purpose of acquiring the Manufacturing Business (the "Hutchinson Transaction"). Hutchinson Corporation produces a variety of rubber-related products for three market sectors: automotive, consumer and industrial use.

    Under the terms of the Sale Agreement, the Company agreed that as soon as reasonably practicable following the closing of the Hutchinson Transaction (the "Closing"), but NOT as a condition to consummation of the Hutchinson Transaction, the Company would call a meeting of its stockholders to request that Company stockholders ratify the Sale Agreement, the Exhibits thereto (including the Non-Competition Agreement and the Consulting Agreement, as herein after described) and the transactions contemplated thereby. FAILURE OF COMPANY STOCKHOLDERS TO RATIFY SUCH AGREEMENTS AND THE TRANSACTIONS CONTEMPLATED THEREIN WILL NOT AFFECT THE EFFECTIVENESS OF ANY OF THE HUTCHINSON TRANSACTION OR THE TRANSACTIONS CONTEMPLATED THEREBY, ALL OF WHICH HAVE BEEN CONSUMMATED. The sole purpose for stockholder ratification of the Hutchinson Transaction, the Sale Agreement and the Exhibits thereto, and the transactions contemplated thereby, is that under the terms of the Sale Agreement failing such ratification by a majority of the outstanding shares of Company Common Stock entitled to vote at a scheduled meeting of stockholders the Company shall indemnify Hutchinson and its affiliates (including their respective officers, directors, employees and agents) for a period of up to eighteen months following the Closing, from and against any claims, judgements, liabilities, costs and expenses which any of them may incur as a result of any suits or proceedings brought by or on behalf of any Company stockholder alleging that the transactions contemplated by the Sale Agreement and the Exhibits thereto are unfair to Company stockholders.

    There is no existing or, to the Company's knowledge threatened, claim for indemnification made by Hutchinson Corporation or its affiliates against the Company under the terms of the Sale Agreement. Neither is there litigation, or threatened litigation known to the Company, that is otherwise related to consummation of the Hutchinson Transaction, including any suits or proceedings brought by Company stockholders which allege the unfairness of the Hutchinson Transaction to the Company.

    The Purchase Price for the Manufacturing Business was $24,500,000, $20,825,000 of which was paid in cash and the aggregate $3,675,000 balance was paid by delivery of two 24-month non-interest bearing promissory notes of the Hutchinson Corporation subsidiaries that purchased the Manufacturing Business. In January 1998, these notes were paid in full.

    At the Closing, the Company, Robert Rubin and Hutchinson Corporation (as guarantor) entered into a five-year Non-Competition Agreement in favor of Hutchinson Corporation and its affiliates, pursuant to which Mr. Rubin and the Company agreed not to compete with the businesses acquired in the Hutchinson Transaction. Under the terms of the Non-Competition Agreement, Mr. Rubin will receive payments aggregating $200,000 over a seven year period. In addition, at the Closing Hutchinson Corporation engaged Mr. Rubin as a consultant under the terms of a 7-year Consulting Agreement to provide advisory services relating to the acquired Manufacturing Business over a seven year period, for which services

Mr. Rubin will receive payments aggregating $1,000,000. No payments will be made under these agreements unless the stockholders ratify the Hutchinson Transactions. See "Proposal 1: Approval of the Investment
Transactions--Interests of Certain Persons in the Investment
Transactions--Repayment of Obligations." On closing of the Investment Transactions, all payments to which he is entitled to receive under the non-competition and consulting agreements with Hutchinson Corporation will be assigned to the Company in exchange for cancellation of a like amount owed by Mr Rubin to the Company under a note due July 31, 1998.

    In the event that the stockholders of the Company shall, for any reason, fail or refuse to ratify the Hutchinson Transaction, including the consulting and non-competition agreements with Mr. Rubin, members of the Enterprises Group have indicated that they will undertake to cause the Company's Board of Directors to place ratification of the Hutchinson Transaction on the agenda for a stockholder vote at the Company's next Annual Meeting of Stockholders, scheduled to occur in or around December 1998, at which time the Enterprises Group shall vote all of their shares of Series B-3 Preferred Stock in favor of ratification of the Hutchinson Transaction.

    The Company did not seek the report or opinion of any outside party to help in establishing or negotiating the amount of consideration to be received by the Company for sale of the Manufacturing Business in the Hutchinson Transaction. As a condition to consummation of its purchase, however, Hutchinson Corporation required the Company to obtain an independent opinion to confirm that the previously established and negotiated purchase price was fair to the Company and its stockholders. The Company's management does not believe that such independent opinion materially related to the transaction insofar as it merely confirmed the fairness of the previously established sales price for the Manufacturing Business and was not used to establish the price for the Manufacturing Business.

    The independent opinion was provided by Montauk Consulting, Inc. ("Montauk"). Montauk had a single employee who was its Managing Director. Although Montauk itself had limited experience in providing valuations of the fairness of investment transactions, the Managing Director of Montauk who provided the independent opinion is a certified public accountant who has been engaged in the investment banking industry for over 30 years. He has provided asset valuations and fairness reviews on numerous occasions, as well as court testimony in more than 70 securities litigation cases in state and federal court in support of such valuations and reviews for a number of Fortune 500 companies. Montauk was selected by the Company based upon the reputation of such Managing Director for providing similar valuations which have withstood challenge. In the past, Robert M. Rubin and such Managing Director have invested together in public and private companies and other ventures, and they have served together on the boards of directors of certain of those entities. In providing its fairness opinion, Montauk (i) reviewed the terms of the Hutchinson Transaction,
(ii) analyzed published financial reports, historical earnings and stock price performance and business prospects of the Company and its affiliates, including its periodic filings under the federal securities laws, (iii) considered the various characteristics of the Manufacturing Business, and the relative position of the Manufacturing Business in its industry and the future prospects of the Manufacturing Business (with attention paid to the impact of technological developments and the potential for additional capital requirements to support modernization and expansion), (iv) had contacts and discussions with members of the Company's Board of Directors regarding the Manufacturing Business and its future, (v) studied other companies engaged in the automotive parts and equipment business and aerospace/defense business including competitors of the Manufacturing Business, (vi) examined the record of trading in the Company's Common Stock and (vii) analyzed the Company's balance sheet and income statement ratios and compared them to the ratios of other like companies. Based on the above investigation, and after applying the Montauk Managing Director's experience in financial and business affairs, Montauk concluded that the terms of the Hutchinson Transaction are fair from a financial point of view to the stockholders of the Company. There were no limitations placed upon Montauk or its employee in rendering the fairness opinion, including with respect to the scope of the investigation made. There were no special or limiting instructions delivered to Montauk by the Company or its affiliates with respect to its engagement; Montauk was simply engaged to render an opinion as to whether or not the Hutchinson Transaction, as contemplated by the Sale Agreement (including all exhibits thereto), is fair and reasonable to the stockholders of the Company.

    THE COMPANY'S BOARD OF DIRECTORS BELIEVES THAT THE CONSIDERATION RECEIVED IN THE HUTCHINSON TRANSACTION WAS FAIR TO THE COMPANY AND ITS STOCKHOLDERS FOR THE FOLLOWING REASONS:

    1. Without regard to income tax considerations, the cash portion of the Purchase Price alone exceeded by approximately $890,000 the market value on the date of Closing, as then reported on the Nasdaq National Market for all the outstanding Company Common Stock. On January 19, 1996, the date of Closing, the last reported sale price for a share of Company Common Stock was $3.75, for an aggregate market value for all outstanding Company Common Stock as reported on Nasdaq of approximately $21,369,000 on that date.

    2. The Manufacturing Business operated in mature industries, and it was believed that without significantly increasing its future capital expenditures the Company would find it difficult to improve upon its operating performance.

    3. The Manufacturing Business derived a significant amount of revenues from defense contracts, and the future impact of federal budget constraints upon governmental programs was uncertain to predict.

    4. Hutchinson Corporation was a strategic purchaser of the Manufacturing Business, a purchaser that the Company believed was intent upon entering the businesses in which the Company operated either by purchasing existing operations or by developing competing operations of its own. Hutchinson Corporation is larger and better financed than the Company, principally through its subsidiary relationship with TOTAL, one of the largest petro-chemical companies in the world. The Company believed that should Hutchinson Corporation enter the Manufacturing Business' markets independently and not through purchase of the Manufacturing Business itself, Hutchinson Corporation would constitute a formidable competitor in the industry to the detriment of the Company's future operations.

    5. Hutchinson Corporation was a strategic purchaser of the Manufacturing Business, and the Company believed that in the event that the Company later decided to sell the Manufacturing Business it would not be able to obtain as favorable a price for that business should a strategic purchaser not be subsequently available.

    At the time that it negotiated the Purchase Price for the Hutchinson Transaction, although the Company was not actively soliciting the sale of the Manufacturing Business, the Company was not aware of any other potential purchasers of the Manufacturing Business. Due to the fact that the Purchase Price offered by Hutchinson Corporation was believed to be quite favorable to the Company and its stockholders, the Company did not actively solicit additional potential purchasers for the Manufacturing Business at that time.

    The Company entered into and consummated the Hutchinson Transaction principally as a way to create additional value for its stockholders by obtaining an attractive price upon sale of the Manufacturing Business. Indeed, the net book value of the assets of the Manufacturing Business that were sold in the Hutchinson Transaction represented only approximately 87% of the net cash proceeds received alone.

    The Board of Directors believed that receipt of the proceeds from sale of the Manufacturing Business increased stockholder value because the significant amount of cash made available to the Company for its acquisition program permitted the acquisition of businesses which, over the long-term, were expected to generate higher levels of net income than that historically generated by the Manufacturing Business. In addition, the amount of cash resources made available to the Company was expected to enable the Company to obtain favorable pricing for any future businesses that it decided to acquire. Finally, the Company intended to acquire businesses that would operate in industries whose equity interests trade at higher multiples of net income per share in the public securities market than the Company's securities traded historically prior to the Hutchinson Transaction.

    As a result of all of the factors recited above with respect to the fairness of the terms of the Hutchinson Transaction to the Company and its stockholders, as well as the potential for increased stockholder value as a result of the application of proceeds from the Hutchinson Transaction, the Board of Directors of the Company believes the Hutchinson Transaction was in the best interests of the Company and its stockholders.

    The failure by Company stockholders to ratify the Hutchinson Transaction will neither cause the Hutchinson Transaction to be rescinded nor affect the effectiveness of the Hutchinson Transaction in any way. The Board of Directors has no plans for its future conduct, or for any effect on its consummation of the Hutchinson Transaction, should Company stockholders fail to ratify the Hutchinson Transaction.

THE BOARD OF DIRECTORS BELIEVES THE SALE OF THE COMPANY'S MANUFACTURING BUSINESS TO HUTCHINSON CORPORATION WAS IN THE BEST INTEREST OF THE COMPANY AND RECOMMENDS THAT IT BE RATIFIED.

                            BUSINESS OF THE COMPANY

GENERAL

    The Company, through its operating subsidiaries, is engaged in three distinct businesses: (i) the distribution, rental and servicing of construction equipment (the "Distribution Business"), (ii) site acquisition, zoning, architectural and engineering services for the wireless communication and telecommunications industry and general construction engineering services (the "Telecommunication and Construction Businesses") and (iii) the design, development and marketing of computer software and software related products and services (the "Computer Software Businesses").

THE DISTRIBUTION BUSINESS

    The Company's distribution business consists of the sale, rental and servicing of light and medium-sized and heavy construction equipment, parts and other products manufactured principally by Case Corporation. Such distribution business operates through the Company's 56.6%-owned WPEC subsidiary. WPEC principally operates as an authorized Case Corporation ("Case") dealer from 25 retail distribution operations owned by WPEC, all but two of which are located in facilities leased by WPEC from third parties, that are located in the states of Washington, Oregon, California, Alaska and Nevada. The Company believes, based upon the number of locations owned and operated, that WPEC is the largest independently-owned dealer of Case construction equipment in the United States. The construction equipment sold, rented and serviced by WPEC is used in the construction of residential and office buildings, roads, levees, dams, underground power projects, forestry projects, municipal construction and other projects.

    The construction equipment sold, rented and serviced by WPEC generally consists of backhoes (used to dig large, wide and deep trenches); excavators (used to dig deeply for the construction of foundations, basements, and other projects); log loaders (used to cut, process and load logs); crawler dozers (bulldozers used for earth moving, leveling and more shallow digging than excavators); wheel loaders (used for loading trucks and other carriers with excavated dirt, gravel and rock); roller compactors (used to compact roads and other surfaces); trenches (a smaller machine that digs trenches for sewer lines, electrical power and other utility pipes and wires); forklifts (used to load and unload pallets of materials); and skid steer loaders (smaller version of a wheel loader, used to load and transport small quantities of material, e.g., dirt and rocks, around a job site). Selling prices for these units range from $15,000 to $350,000 per piece of equipment.

    Under the terms of standard Case dealer agreements, WPEC is an authorized Case dealer for sales of Equipment and related parts and services at locations in the states of Oregon, Washington, Arizona and Nevada and in Northern California. The dealer agreements have no defined term of duration, but are reviewed on an annual basis by both parties, and can be terminated without cause at any time either by WPEC on 30 days' notice or by Case on 90 days' notice. Although the dealer agreements do not prevent Case from arbitrarily exercising its right of termination, based upon Case's established history of dealer relationships and industry practice, WPEC does not believe that Case would terminate its dealer agreements without good cause.

    The dealer agreements do not contain requirements for specific minimum purchases from Case. In consideration for WPEC's agreement to act as dealer, Case supplies to WPEC items of Equipment for sale and lease, parts, cooperative advertising benefits, marketing brochures relating to Case products, access to Case product specialists for field support, the ability to use the Case name and logo in connection with WPEC's sales of Case products, and access to Case floor plan financing for Equipment purchases. Such floor planning arrangement currently provides WPEC with interest free credit terms on new equipment purchases ranging from one to twelve months, depending upon the type of equipment floored, after which interest commences to accrue monthly at a rate per annum equal to 2% over the prime rate of interest. The invoice price of each item of Equipment is payable at the earlier of the time of its sale by WPEC or 12 months after the date of shipment of WPEC by Case. Other manufacturers represented by WPEC offer similar supplies and marketing support along with terms which vary from cash upon delivery to interest-free, 12-month flooring.

    Although the principal products sold, rented, and serviced by WPEC are manufactured by Case, WPEC also sells, rents, and services equipment and sells related parts (e.g., tires, trailers, and compaction equipment) manufactured by others. Approximately 25% of WPEC's net sales for fiscal year 1997 resulted from sales, rental, and servicing of products manufactured by companies other than Case, consistent with the 25% figure for fiscal year 1996.

    WPEC's business is divided into five general categories of activity: (i) new equipment sales, (ii) used equipment sales, (iii) equipment rentals, (iv) equipment servicing, and (v) parts sales. Its customers are typically residential and commercial building general contractors, road and bridge contractors, sewer and septic contractors, underground utility contractors, persons engaged in the forestry industry, equipment rental companies and state and municipal authorities. WPEC estimates that it has approximately 17,000 customers, with most being small business owners, none of which accounted for more than 5% of its total sales in the fiscal year ended July 31, 1997.

    WPEC earned net income of approximately $1.0 million on net sales of $148 million in fiscal year ended July 31, 1997, as compared to net income of approximately $2.0 million on net sales of $107 million in fiscal 1996. For the six months ended January 31, 1998, net sales and net income were approximately $76.6 million and approximately $1.1 million, respectively, as compared to approximately $66.2 million and approximately $850,000 in net sales and net income in the comparable six month period ended January 31, 1997. The common stock of WPEC is traded on the Nasdaq National Market under the symbol "WPEC."

    WPEC's strategy is to accelerate the growth of its equipment sale, rental and service business through (i) seeking to acquire additional Case or other equipment retail distributorships, (ii) increasing sales revenues at existing locations, (iii) the sale, lease and service of additional lines of construction equipment not manufactured by Case, and (iv) acquiring additional businesses which lease or rent construction and related equipment.

TELECOMMUNICATION AND CONSTRUCTION BUSINESS

    Through the Company's 48%-owned affiliate, IDF International, Inc. ("IDF"), the Company provides site acquisition, zoning, architectural and engineering consulting services to the wireless communications industry, and providing construction and engineering services to municipalities and private industry.

Services to the wireless communications industry are provided by TechStar Communications,Ltd. ("TechStar") and general construction and engineering services are provided by Hayden/Wegman, Inc. ("Hayden Wegman"), both wholly-owned subsidiaries of IDF. The Common Stock of IDF is currently traded on the NASD OTC Bulletin Board under the symbol "IDFI."

THE COMPUTER SOFTWARE BUSINESSES

    FREEAGENT. The Company's Connectsoft subsidiary has been developing a unified, intelligent communications system being marketed under the name "FreeAgent." FreeAgent is designed to unify communications into a single message box, allow access to that message box through any telephone or online computer and apply autonomous software processes (known as intelligent agentry) to the data flowing in and out of the message box for the purpose of automating communications and assisting the user in managing communications. FreeAgent is being developed to integrate e-mail, voice mail, facsimile, paging, content from the World Wide Web and potentially any other digital data from the Internet, enterprise intranets, private branch exchange ("PBX") telephone systems and the public switched telephone network ("PSTN"). Connectsoft developed a customized PC-based component of FreeAgent for the Inkjet Printer Division of Hewlett-Packard Company ("HP"), which was shipped in September 1997. To date, sales of the FreeAgent system have been minimal.

    NTERPRISE. Through the Company's wholly-owned Exodus subsidiary, a proprietary application remoting software, marketed as NTERPRISE, which, when combined with a multi-user enabling software "kernal" that modifies certain source code instructions in the Windows operating system, allows users to run Windows application server software programs designed for the Microsoft Windows NT operating system on users' existing Unix workstations, X-terminals and other X-windows devices, Macintosh terminals, Java-enabled network computers and legacy computers. Since its July 1996 acquisition of the Exodus technology, the Company has expended in excess of $7.0 million to develop and market its NTERPRISE products. In September 1997, Microsoft announced that it would incorporate its own multi-user software in future versions of Windows NT and that only its Windows NT share client/server protocol and the application remoting software protocol of a competitor of Exodus would be supported in the initial releases of Windows NT 4.0 and 5.0 "Hydra" multi-user operating system products. In addition, Microsoft advised the Company that its NTERPRISEsoftware would not be presently considered for inclusion or support in Windows NT 4.0 or
5.0. As a result of these material adverse developments, the Company has effectively terminated its Exodus operations and is attempting to license to third parties its software in a manner which would not require a license or other authorization from Microsoft. As a result of these material adverse developments, the Company has substantially reduced its Exodus operations and has written off the Exodus goodwill and its investment in the NTERPRISE products and system as of July 31, 1997.

    INTERGLOBE. The Company's wholly-owned InterGlobe subsidiary provides network engineering, design and consultation services, network security, remote network management and monitoring as well as Intranet development. The Company incurred a loss of approximately $1.6 million in connection with its investment in InterGlobe and has accrued such loss at July 31, 1997. The Company has subsequently limited the consultation services of InterGlobe and has concentrated its activities to the operation of an Internet network operating center in Seattle, Washington.

    A combination of factors, including the material and adverse developments affecting the NTERPRISE software, substantial operating losses and depletion of the Company's cash reserves as well as delays in effecting significant commercial sales of Connectsoft's FREEAGENT technology have also prompted the Company's Board of Directors to effect a strategic decision to sell the Connectsoft and the remaining balance of the Company's Computer Software Businesses.

TRANSACTION WITH TECHSTAR

    In December 1996, the Company acquired TechStar, a privately-owned company engaged in providing site acquisition, zoning, architectural and engineering services to the telecommunications industry. In August 1997, the Company merged TechStar into IDF, pursuant to an agreement and plan of merger, dated July 31, 1997, among the Company, TechStar, IDF and an acquisition subsidiary of IDF (the "IDF Merger Agreement"). Upon consummation of the transaction, the Company received 6,171,553 shares of IDF common stock, representing approximately 63% of the outstanding IDF common stock, as a result of which, for accounting purposes, the Company was deemed to have acquired IDF. Solon L. Kandel, Sergio Luciani and Simontov Moskona, the senior executive officers of TechStar, received three-year options to purchase an aggregate of 856,550 shares of IDF common stock, representing approximately an additional 8% of such fully-diluted outstanding IDF common stock. In connection with the transaction (i) all options granted by the Company under their employment agreements entitling Messrs. Kandel, Luciani and Moskona to purchase an aggregate of 780,000 shares of Company Common Stock (subject to achievement of certain financial performance targets), and all related 120,000 performance options held by other TechStar employees, were canceled, (ii) each of Messrs. Luciani and Kandel tendered their resignations as directors of the Company, and (iii) Messrs. Luciani, Moskona and Kandel utilized $600,000 of the net proceeds from the sale of their Company shares to invest in convertible securities of IDF.

    Messrs. Robert M. Rubin and Lawrence Kaplan, the Chief Executive Officer and Chairman of the Board and a Director of the Company, respectively, are also principal stockholders and members of the board of directors of IDF. Prior to consummation of the transactions contemplated by the IDF Merger Agreement (i) Mr. Rubin converted approximately $800,000 principal, plus accrued interest, under a loan previously made to IDF into IDF preferred stock that is currently convertible, including stock dividends, into an additional 434,134 shares of IDF common stock, and (ii) through GV Capital, Inc., an affiliate of Mr. Kaplan, IDF sold $3.0 million of its five-year notes convertible into IDF preferred stock at $1.25 per share, including $600,000 principal, plus accrued interest, of such notes sold to Messrs. Kandel, Luciani and Moskona, which preferred stock and stock dividends thereon is currently convertible into an aggregate of 505,602 shares of IDF common stock. Mr. Kaplan's affiliate received separate compensation for acting as placement agent in connection with such private offering of IDF securities.

                             PRINCIPAL STOCKHOLDERS

    At the Record Date, there were issued and outstanding [11,602,005] shares of Common Stock of the Company and 739,143 shares of voting Series B-1 Convertible Preferred Stock of the Company, which constituted all of the issued and outstanding voting securities of the Company. Only holders of record of the outstanding shares of the Common Stock and Series B-1 Convertible Preferred Stock at the Record date will be entitled to vote at the Special Meeting. Each stockholder is entitled to cast one vote for each share of Common Stock and one vote for each share of Series B-1 Convertible Preferred Stock which is present at the Special Meeting either in person or by proxy.

    The following table sets forth certain information (i) as of April 20, 1998 with respect to the beneficial ownership of the voting securities of the Company by each beneficial owner of more than 5% of the total number of outstanding shares of the voting securities of the Company, each director and nominee for director and all executive officers and directors of the Company as a group, and
(ii) as adjusted, to give effect to the Investment Transactions (with the Series B-3 Convertible Preferred Stock carrying five votes per share), as though the same had occurred as of April 20, 1998. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                                            PERCENTAGE OF
                                                                                         OUTSTANDING VOTING
                                          SHARES BENEFICIALLY OWNED                            SHARES
                                     -----------------------------------                ---------------------
NAME AND ADDRESS                      CURRENT                AS ADJUSTED                CURRENT   AS ADJUSTED
-----------------------------------  ---------               -----------                -------   -----------

Robert M. Rubin....................  1,729,523(1)(2)          1,729,523(1)(2)             13.5%       11.4%
  6060 King's Gate Circle
  Del Ray Beach, FL 33484

Lawrence E. Kaplan.................      0                       0                        *          0
  330 Vanderbilt Motor Pkwy
  Hauppauge, NY 11788

C. Dean McLain.....................    257,750(2)(3)            257,750(2)(3)              2.0%        1.7%
  4601 N.E. 77th Avenue
  Suite 200
  Vancouver, WA 98662

David M. Barnes....................     93,333(4)                93,333(4)                   *           *
  11130 NE 33rd Pl.
  Bellevue, WA 98004

Howard Katz........................    183,333(4)               183,333(4)                 1.5%        1.2%
  300 East 56th Street
  New York, NY 10022

Wesley C. Fredericks, Jr...........                                                           %           %
  101 East 52nd Street
  New York, New York 10022

Glenn A. Norem.....................                                                           %           %

Eugene P. Conese, Sr...............          0                         (5)                   *            %
  55 Alhambra Plaza
  Two Columbus Center
  Coral Gables, FL 33134

Eugene P. Conese, Jr...............          0                         (5)                   *            %
  55 Alhambra Plaza
  Two Columbus Center
  Coral Gables, FL 33134

Michael A. Bucci...................      6,500                         (5)                   *            %
  55 Alhambra Plaza
  Two Columbus Center
  Coral Gables, FL 33134

Edward T. Broadmeadow..............          0                         (5)                   *            %
  55 Alhambra Plaza
  Two Columbus Center
  Coral Gables, FL 33134

All directors and executive          2,263,939(1)(2)(3)(4)(5)  2,263,939(1)(2)(3)(4)(5)   17.0%       14.4%
  officers as a group (7
  persons).........................

------------------------

*   Less than one percent (1%)

(1) Includes non-qualified options to purchase 80,000 shares granted to Mr. Rubin at an exercise price of $3.125 per share and 63,275 shares granted to Mr. Rubin at $5.125 under the Company's 1991 Stock Option Plan which are fully exercisable. Does not include options to acquire 63,275 shares granted to Mr. Rubin at an exercise price of $5.125 which vest on October 4, 1998.

(2) Includes non-qualified options granted under the 1996 Stock Option Plan (options to acquire 323,450 shares to Mr. Rubin; options to acquire 150,000 shares to Mr. McLain). Such options were granted on April 25, 1996 at an exercise price of $3.78125 per share, the fair market value of the Common Stock on the date of option grant. Includes 15,000 options granted to Mr. Rubin on October 4, 1996 under the 1996 Stock Option Plan at an exercise price of $5.125 per share. The 1996 Stock Option Plan was amended in July 1996 to make options granted under the plan exercisable without stockholder approval. Messrs. Rubin and McLain's continuing employment by the Company is governed by the terms of their employment agreements. Does not include 15,000 options granted to Mr. Rubin on October 4, 1996 under the 1996 Stock Option Plan at $5.125 per share, which options are not yet exercisable.

(3) Includes (i) options to purchase 83,000 shares of the Company's Common Stock at $3.125 per share granted under the Company's 1991 Stock Option Plan and,
    (ii) options to purchase 12,750 shares of the Company's Common Stock at $4.875 per share under the 1991 Stock Option Plan.

(4) Includes options to purchase 50,000 shares granted to Mr. Katz at an exercise price of $5.125 per share, options to purchase 100,000 shares granted to Mr. Katz at an exercise price of $3.78125 and options to purchase 33,333 shares granted to Mr. Katz at an exercise price of $4.375 under the 1996 Plan which are immediately exercisable. Includes options to purchase 66,666 shares granted to Mr. Barnes at an exercise price of $5.125 and options to purchase 16,667 shares granted to Mr. Barnes at an exercise price of $4.375, all under the 1996 Stock Plan which are immediately exercisable. Does not include options granted under the 1996 Stock Option Plan to Messrs. Barnes (33,334 shares at an exercise price of $5.25 per share, 25,000 shares at an exercise price of $5.125 per share and 33,333 at an exercise price of $4.375 per share) and Katz (50,000 shares) at exercise price of $3.78125, 50,000 shares at an exercise price of $5.125 per share and 66,667 shares at an exercise price of $4.375 per share), respectively, which are not yet exercisable. The options issuable to each of Messrs. Barnes and Katz which are not yet exercisable are only exercisable under certain conditions related to their continued employment with the Company.

(5) Represents (i) shares of Common Stock issuable upon conversion of Series B-3 Preferred Stock to be owned by such persons upon consummation of the Investment Transactions, and (ii) shares of Common Stock issuable upon exercise of the Company Warrants to be issued to such persons upon consummation of the Investment Transactions.

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless otherwise directed by the grantor of the proxy, the persons acting under the accompanying proxy will vote the shares represented thereby:

        (a) FOR the proposal to approve the Investment Transactions with Conese Enterprises pursuant to the Securities Purchase Agreement, all as described in this proxy statement;

        (b) FOR the proposal to ratify the issuance of shares of the Company's B-1 Convertible Preferred Stock in connection with the Company's July 1996 acquisition of the outstanding capital stock of Old Connectsoft;

        (c) FOR the proposal to ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock in connection with the Company's $10,000,000 private placement in January 1997;

        (d) FOR the proposal to authorize and approve the Company's 1996 Employee Stock Option Plan; and

        (e) FOR the proposal to ratify the sale of all the assets of the Company's Manufacturing Business to Hutchinson Corporation.

                                    EXPERTS

    The Consolidated Financial Statements of the Company incorporated in this Proxy Statement by reference from the Company's Annual Report on Form 10-K for the year ended July 31, 1997 have been audited by Price Waterhouse LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          FUTURE STOCKHOLDER PROPOSALS

    Holders of the Company Common Stock are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Commission. Should a stockholder intend to present a proposal at next year's Annual Meeting of Stockholders, such proposal must be received by the Secretary of the Company, at the Company's address set forth on the first page of this Proxy Statement, not later than July 31, 1998 in order to be included in the Company's proxy statement and form of proxy relating to that Annual Meeting.

    The Board of Directors of the Company does not intend to bring any other matters, and does not know of any other matters to be brought, before the Special Meeting.

                             ADDITIONAL INFORMATION

    The Company files annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by the Company at the Commission's public reference rooms in Washington, D.C. at 450 5th Street, Mail Stock 1-2, NW, Washington, D.C. 20549, in New York at 7 World Trade Center, Suite 1300, New York, New York 10048 and in Chicago, Illinois at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Commission filings of the Company are also available to the public from commercial document retrieval services. The website maintained by the Commission is "http://www.sec.gov".

    The Commission allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that the Company has previously filed with the Commission. These documents contain important information about the Company and its finances.

                   COMMISSION FILINGS
                   (FILE NO. 0-19404)                                              PERIOD
--------------------------------------------------------  --------------------------------------------------------

Annual Report on Form 10-K..............................  Year ended: July 31, 1997

Quarterly Report on Form 10-Q...........................  Quarters ended: October 31, 1997 and January 31, 1998

Proxy Statement for Annual Meeting......................  Dated: January 27, 1998

Current Report on Form 8-K..............................  Dated: March 24, 1998

    The Company also hereby incorporates by reference all additional documents that the Company files with the Commission between the date of this Proxy Statement and the date of the Special Meeting.

    If you are a stockholder of the Company, the Company may have sent you some of the documents incorporated by reference, but you can obtain any of them through the Company or the Commission. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Proxy Statement. Stockholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone from the appropriate party at the following address:

                          American United Global, Inc.
                         11130 NE 33rd Place, Suite 250
                            Bellevue, WA 98004-1448
                                 (425) 803-5400

                                          By Order of the Board of Directors

                                          ROBERT M. RUBIN
                                          CHAIRMAN OF THE BOARD

New York, New York
May       , 1998

 PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE.

                                                                       EXHIBIT A

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

    THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 30th day of April 1998, by and among CONESE ENTERPRISES, LTD., a Delaware corporation ("Enterprises"), having its principal executive offices located at Two Columbus Center, 55 Alhambra Plaza, Suite 600, Coral Gables, Florida 33134; AMERICAN UNITED GLOBAL, INC., a Delaware corporation ("AUGI"), having its principal executive offices located at 11130 NE 33rd Place, Suite 250, Bellevue, WA 98004; IDF INTERNATIONAL, INC., a New York corporation ("IDF"), having its principal executive offices located at 155 Morris Avenue, Springfield, New Jersey 07081; WESTERN POWER & EQUIPMENT CORP., a Delaware corporation ("WPEC"), having its principal executive offices located at 4601 NE 77th Avenue, Suite 200, Vancouver, WA 98662; and the other individuals who are party signatory hereto. This Agreement amends and restates in its entirety the terms of a Securities Purchase Agreement, dated as of March 24, 1998 among the parties signatory hereto.

                                 INTRODUCTION:

    WHEREAS, Enterprises and certain of its Affiliates and associates have indicated a desire to purchase certain securities of AUGI, IDF and WPEC, all upon the terms and subject to the conditions set forth herein; and

    WHEREAS, Messrs. Eugene P. Conese, Sr. ("EPC, Sr.") and Eugene P. Conese, Jr. ("EPC, Jr."), the principal stockholders and executive officers of Enterprises, are highly experienced in operating, growing and developing corporate enterprises and in increasing shareholder value in such corporations; and

    WHEREAS, the Boards of Directors of each of AUGI, IDF and WPEC are willing to permit Enterprises, EPC, Sr., EPC., Jr. and such other persons as Enterprises may designate (collectively, the "Enterprises Group") to purchase securities of their respective corporations, upon the terms and subject to the conditions set forth herein, including, that members of the Enterprises Group become actively involved in the ongoing direction and management of AUGI and in advising existing management of each of IDF and WPEC in developing and implementing their strategic goals and plans.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth herein, the parties hereto intending to be bound hereby, it is mutually agreed as follows:

    1. PURCHASE AND SALE OF SECURITIES. On the "Closing Date" (as herein defined), the Enterprises Group shall purchase from each of AUGI, IDF and WPEC, the securities set forth below, and each of AUGI, IDF and WPEC shall sell to the Enterprises Group, such securities, all upon the terms and subject to the conditions hereinafter set forth.

    1.1 AUGI SECURITIES.

        (a) AUGI SERIES B-3 PREFERRED STOCK. AUGI shall sell to the Enterprises Group and the Enterprises Group shall purchase from AUGI, an aggregate of 500,000 shares of authorized and previously unissued shares of the Series B-3 Preferred Stock, $.01 par value per share, of AUGI (the "AUGI Series B-3 Preferred Stock"), for a purchase price of $10.00 per share, or an aggregate of $5,000,000 for all 500,000 shares of AUGI Series B-3 Preferred Stock. In addition, the Enterprises Group shall have the right and option (but not the obligation), exercisable by written notice to AUGI (to be given not later than five (5) days prior to the mailing of the definitive proxy statement to the AUGI stockholders in respect of the "Special AUGI Stockholders Meeting" described herein) to purchase, on or before the Closing Date, up to an additional 50,000 shares of the AUGI Series B-3 Preferred Stock, to increase its aggregate investment in AUGI Series B-3 Preferred Stock from $5,000,000 to $5,500,000; provided, that (i) such additional investment in AUGI Series B-3 Preferred Stock shall be in minimum increments of 5,000 shares ($50,000), and (ii) in no event shall the Enterprises Group be permitted to purchase less than $5,000,000 of Series B-3 Preferred Stock or more than $5,500,000 of Series B-3 Preferred Stock, without the prior approval of the Board of Directors and the stockholders of AUGI, at such Special AUGI Stockholders' Meeting.

        (b) AUGI WARRANTS. AUGI shall sell to the Enterprises Group, for an aggregate of $3,000, and the Enterprises Group shall purchase from AUGI, detachable warrants to purchase an aggregate of 3,000,000 shares of AUGI Common Stock (the "AUGI Warrants").

    1.2 RIGHTS AND PRIVILEGES OF AUGI SERIES B-3 PREFERRED STOCK. The AUGI Series B-3 Preferred Stock referred to in Section 1.1(a) above, when issued to the Enterprises Group shall:

        (a) entitle the holder(s) to vote, together with the holders of AUGI Common Stock and the holders of AUGI Series B-1 Preferred Stock, at any regular or special meeting of stockholders of AUGI or in connection with any consents submitted to AUGI stockholders, on all matters requiring stockholder approval or ratification; PROVIDED, that each outstanding share of Series B-3 Preferred Stock shall be entitled to cast twenty-five (25) votes at any such regular or special meeting of AUGI stockholders or in respect of any such stockholder consent;

        (b) be convertible into shares of AUGI Common Stock at a conversion price (the "Conversion Price") which shall be equal to the lesser of (i) $2.00 per share, with each share of Series B-3 Preferred Stock being convertible into five (5) shares of AUGI Common Stock, or (ii) $1.00 in excess of the average of the closing bid prices of AUGI Common Stock, as traded on the NASD Bulletin Board, on the over-the-counter market "pink sheets," on Nasdaq or any other national securities exchange, for the twenty
    (20) consecutive trading days immediately prior to the Closing Date; it being understood that such Conversion Price and the applicable conversion ratio shall be subject to adjustment under certain conditions;

        (c) pay an annual 7% cumulative cash dividend out of legally available funds, or $.70 per share of Series B-3 Preferred Stock; and

        (d) contain the other rights, designations and privileges as are set forth in the Certificate of Designations of the Series B-3 Preferred Stock, annexed hereto as EXHIBIT "A" and made a part hereof.

    1.3 TERMS OF THE AUGI WARRANTS. The AUGI Warrants referred to in Section 1.1(b) above, when issued to the Enterprises Group:

        (a) shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), (ii) be detachable from the Series B-3 Preferred Stock and (iii) expire, to the extent not exercised, on a date which shall be ten (10) years from the date of issuance;

        (b) shall be exercisable immediately upon issuance, to the extent of 60% of such AUGI Warrants (1,800,000 shares of AUGI Common Stock) and commencing one (1) year from the date of issuance, as to the remaining 40% of such AUGI Warrants (1,200,000 shares of AUGI Common Stock);

        (c) shall be exercisable, at an exercise price equal to $2.50 for the initial five (5) years of the term of the AUGI Warrants, and $3.00 per share for the remaining five (5) year term of the AUGI Warrants; such exercise price to be subject to certain anti-dilution adjustments as provided in such AUGI Warrants; and

        (d) shall contain the terms and conditions as are more fully set forth in the AUGI Warrants to be executed and delivered by AUGI to the Enterprises Group on the Closing Date, substantially in the form and content of the AUGI Warrants annexed hereto as Exhibit "B-1" and made a part hereof.

    1.4 IDF COMMON STOCK AND IDF WARRANTS. IDF shall sell to the Enterprises Group and the Enterprises Group shall purchase from IDF a minimum of 200,000 shares of authorized and previously unissued shares of the Common Stock, $.01 par value per share, of IDF (the "IDF Common Stock"), for a purchase price of $1.25 per share, or an aggregate of $250,000 for all 200,000 shares of IDF Common Stock. In addition, IDF shall sell to the Enterprises Group, for an aggregate of $300.00, and the Enterprises Group shall purchase from IDF, warrants to purchase an aggregate of 300,000 shares of IDF Common Stock (the "IDF Warrants"). Such IDF Warrants, when issued to the Enterprises
Group:

        (a) shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), (ii) be detachable from the IDF Common Stock and (iii) expire, to the extent not exercised, on a date which shall be ten (10) years from the date of issuance; PROVIDED, HOWEVER, that in the event that IDF shall at any time prior to the stated expiration date of such IDF Warrants, consummate a registered public offering of shares of IDF Common Stock at an offering price per share of $5.00 or more, all of the IDF Warrants shall expire upon consummation of such public offering, unless exercised in whole or in part by the Enterprise Group, on a date which shall be prior to consummation of such public offering;

        (b) shall be exercisable immediately upon issuance, to the extent of 60% of such IDF Warrants (180,000 shares of IDF Common Stock) and commencing one
    (1) year from the date of issuance, as to the remaining 40% of such IDF Warrants (120,000 shares of IDF Common Stock);

        (c) shall be exercisable, at an exercise price equal to $1.25 per share, such exercise price to be subject to certain anti-dilution adjustments as provided in such IDF Warrants; and

        (d) shall contain the terms and conditions as are more fully set forth in the IDF Warrants to be executed and delivered by IDF to the Enterprises Group on the Closing Date, substantially in the form and content of the IDF Warrants annexed hereto as EXHIBIT "B-2" and made a part hereof.

    1.5 WPEC WARRANTS. WPEC shall sell to the Enterprises Group, for an aggregate of $150, and the Enterprises Group shall purchase from WPEC, detachable warrants (the "WPEC Warrants") to purchase an aggregate of 150,000 shares of authorized and previously unissued shares of the Common Stock, $.01 par value per share, of WPEC (the "WPEC Common Stock"). The WPEC Warrants, when issued to the Enterprises Group:

        (a) shall (i) be assignable in whole or in part to any Affiliate or other designee of Enterprises (not to exceed ten persons), and (ii) expire, to the extent not exercised, on a date which shall be ten (10) years from the date of issuance;

        (b) be exercisable on a date which shall be the earliest to occur of:
    (i) the liquidation of all or substantially all of AUGI's equity interest in WPEC, whether through merger, tender offer, sale of substantially all of the WPEC assets or WPEC securities owned by AUGI to any unaffiliated third party, or a dividend or distribution of all of WPEC securities owned by AUGI to its stockholders, (ii) consummation of a public offering of securities of WPEC (other than in respect of registering securities under a WPEC stock option plan), (iii) the average of the closing prices of WPEC Common Stock, as traded on the Nasdaq National Market or other national securities exchange, shall exceed 200% of the exercise price of the WPEC Warrants for any 20 consecutive trading days, or (iv) one (1) year from the date of issuance;

        (c) be exercisable, at an exercise price equal to the average of the closing prices of WPEC Common Stock, as traded on the Nasdaq National Market for the ten (10) consecutive trading days immediately prior to date of this Agreement; such exercise price to be subject to certain anti-dilution adjustments as provided in such WPEC Warrants; and

        (d) contain the terms and conditions as are more fully set forth in the WPEC Warrants to be executed and delivered by WPEC to the Enterprises Group on the Closing Date, substantially in the form and content of WPEC Warrants annexed hereto as EXHIBIT "B-3" and made a part hereof.

    1.6  DELIVERIES AT THE CLOSING.  On the Closing Date:

        (a) AUGI shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr., by written notice to AUGI (given not later than five (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), certificates evidencing, all and not less than all of (i) the 500,000 to 550,000 shares of AUGI Series B-3 Preferred Stock, and (ii) the AUGI Warrants.

        (b) IDF shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr., by written notice to AUGI (given not later than five (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), certificates evidencing, all and not less than all of the (i) 200,000 shares of IDF Common Stock, and (ii) the IDF Warrants purchased by the Enterprise Group pursuant to this Agreement.

        (c) WPEC shall deliver to the Enterprises Group, registered in the names of such persons who shall be designated by EPC, Sr. or EPC, Jr. , by written notice to AUGI (given not later than five (5) days prior to the date of mailing of the definitive proxy statement to the AUGI stockholders in connection with the Special AUGI Stockholders' Meeting), the WPEC Warrants.

        (d) The Enterprises Group shall deliver, by bank cashiers checks or by wire transfer of immediately available funds to accounts designated by each of AUGI, IDF and WPEC, as applicable (i) to AUGI, the sum of (A) not less than $5,000,000 and not more than $5,500,000, representing the purchase price for the AUGI Series B-3 Preferred Stock, and (B) $3,000, representing the purchase price for the AUGI Warrants; (ii) to IDF, the sum of $250,000, representing the purchase price (at $1.25 per share) for the 200,000 shares of IDF Common Stock, and $300, representing the purchase price for the IDF Warrants to be purchased by the Enterprise Group hereunder, and (iii) to WPEC, the sum of $150, representing the purchase price for the WPEC Warrants.

    2. ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES.

    2.1  CERTAIN TRANSACTIONS.  Except as otherwise expressly set forth on
SCHEDULE 2.1 annexed hereto, between the date of this Agreement and the Closing Date, unless otherwise expressly contemplated by this Agreement or approved in writing in advance by Enterprises, neither AUGI, IDF nor WPEC shall:

        (a) issue any shares of common stock, preferred stock, notes, debentures, warrants, options or other rights or instruments (whether or not convertible or exercisable for shares of common stock) entitling the holder to purchase or otherwise acquire securities of either AUGI, IDF or WPEC, or enter into any agreements, commitments or understandings in respect of any present or future issuances of any such securities;

        (b) amend or modify (including, without limitation, accelerating the vesting of) the existing terms of any outstanding securities of either AUGI, IDF or WPEC, including, without limitation, any outstanding common stock, preferred stock, warrants or stock options;

        (c) issue or grant any additional stock options, stock purchase or stock subscription rights;

        (d) other than the purchase of inventories in the ordinary course of business, enter into any agreement, lease, license or otherwise incur any obligation which requires the current or deferred payment of $100,000 or more; incur any indebtedness for money borrowed; sell, transfer or assign any material assets or properties (other than the sale of inventory in the ordinary course of business); sell any securities (whether publicly or privately); merge, consolidate or otherwise combine with any other person, firm or corporation; or enter into any agreement or commitment in respect of any of the foregoing;

        (e) enter into any employment, consulting, management or related agreement providing compensation or other remuneration with any employee, officer, director or consultant; increase or extend the rate of compensation or remuneration currently payable to any existing employee, officer or director, or any affiliate of any such person; or amend or modify the terms of any existing employment, consulting or other agreement or arrangement with any such person;

        (f) other than inventories and equipment acquired in the ordinary course of business (exclusive of equipment for the Computer Software Businesses hereinafter defined), acquire any assets or properties, including any computer software or other technology, or securities of any other person, firm or corporation;

        (g) enter into any agreement or other arrangement with an investment banker, investment advisor, financial consultant or similar person, or engage the services of any business or financial appraisal consultant;

        (h) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses (as described in Section 2.6 hereof), enter into any agreement or arrangement not in the ordinary course of business, or otherwise enter into any joint venture or management agreement with any third party;

        (i) except with respect to transactions relating to the sale or disposition of the assets and liabilities associated with its Computer Software Businesses (as described in Section 2.6 hereof), prepay any liabilities or otherwise compromise any indebtedness or other obligations, whether under leases, licenses or otherwise;

        (j) purchase or redeem any outstanding securities, whether for cash or in exchange for any property or other assets; or

        (k) enter into any transaction with any officer, director, principal stockholder or other affiliate or otherwise engage in any related party transaction that would require disclosure in a proxy statement filed under Rule 14 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or in a prospectus filed under the Securities Act of 1933, as amended (the "1933 Act").

    2.2  AFFIRMATIVE ACTIONS.  Except as otherwise expressly set forth on
SCHEDULE 2.2 annexed hereto, between the date of this Agreement and the Closing Date, unless otherwise approved in advance in writing by Enterprises, each of AUGI, IDF and WPEC shall:

        (a) furnish to the Enterprises Group, true and complete copies of all registration statements and other periodic reports filed with the Securities and Exchange Commission ("SEC"), whether under the 1933 Act or the 1934 Act, and make all such filings with the SEC on a timely basis;

        (b) identify and conduct discussions with potential purchasers of the assets and liabilities associated with the FREEAGENT, NTERPRISE and other related software technologies and other assets of the ConnectSoft Communications Corporation and Exodus Technologies, Inc. subsidiaries of AUGI (collectively, the "Computer Software Businesses");

        (c) promptly issue a press release and Form 8-K describing this Agreement and the transactions contemplated hereby in form and substance satisfactory to the Enterprises Group and its counsel;

        (d) provide the Enterprises Group with weekly statements of cash receipts and disbursements in respect of the Computer Software Businesses; and

        (e) invite EPC, Sr., EPC, Jr. or other persons designated by them to participate in all meetings or discussions with investment bankers, industry analysts, business appraisers, representatives of Nasdaq or any other national securities exchanges.

    2.3  RESIGNATION, EMPLOYMENT AND CONSULTING AGREEMENTS.  On the Closing
Date: (a) Robert M. Rubin ("Rubin") shall resign as an executive officer and member of the Board of Directors of AUGI, IDF and all of their direct and indirect subsidiary corporations, other than WPEC, and (b) the existing (i) employment agreement, dated June 3, 1996, between Rubin and AUGI, (ii) the existing employment agreement, effective June 14, 1995, between Rubin and AUGI, and (iii) the existing consulting agreement, dated August 25, 1997, between Rubin and IDF, together with all amendments or modifications to any or all of the foregoing, shall terminate as of the Closing Date. From and after the Closing Date, Rubin shall serve as a consultant to the Boards of Directors of each of AUGI, WPEC and IDF, pursuant to the terms and conditions of the consulting agreements annexed hereto as Exhibit "C-1", Exhibit "C-2" and Exhibit "C-3", respectively.

    2.4 TREATMENT OF AUGI PUBLICLY TRADED WARRANTS. On the Closing Date (but not prior thereto without the prior written consent of the Enterprises Group), the "Enterprises Group Designees" (as hereinafter defined) on the Board of Directors of AUGI shall vote in favor of extending the expiration date of the 978,600 outstanding publicly held warrants to purchase shares of AUGI Common Stock at $7.50 per share (the "AUGI Public Warrants") from June 30, 1998 to June 30, 1999.

    2.5 TREATMENT OF CERTAIN OUTSTANDING AUGI STOCK OPTIONS. With respect to qualified and non-qualified stock options to purchase shares of AUGI Common Stock (the "AUGI Stock Options") issued to Messrs. Robert M. Rubin, C. Dean McLain, David M. Barnes and Howard Katz (collectively, the "AUGI Management Group") it is hereby agreed that: (a) to the extent that any such AUGI Stock Options shall not have vested as at the Closing Date, the same shall be cancelled as at the Closing Date; provided, that if and for so long as AUGI or any subsidiary of AUGI shall continue to employ any member of the AUGI Management Group on a full-time basis following the Closing Date or retain the services of Rubin pursuant to the Consulting Agreement with AUGI, the unvested AUGI Stock Options shall remain in full force and effect unless otherwise modified by mutual agreement of AUGI and such employee; (b) in accordance with the existing AUGI stock options plans, a member of the AUGI Management Group shall have ninety (90) days from the date his services as an employee or consultant to AUGI shall terminate to exercise any vested AUGI Stock Options, after which the same shall expire; (c). to the extent that any of such AUGI Stock Options are non-qualified stock options, AUGI agrees to amend such agreements at the Closing Date to provide the holder with "cashless" exercise rights upon such terms and conditions as shall be reasonably acceptable to Enterprises, and (d) to the extent that AUGI shall (in its sole discretion) elect to register the AUGI Warrants or any stock options on Form S-8 (or other applicable form of registration) for the benefit of any member of the AUGI Management Group or any other person who is not a member of the AUGI Management Group, it shall offer to include the shares of Common Stock issuable under vested stock options held by all members of the AUGI Management Group in such registration statement, subject to receipt of customary indemnities from such selling securityholder. AUGI represents and warrants to the Enterprises Group that the aggregate number of AUGI Stock Options which have vested for the AUGI Management Group do not exceed the following number of shares issuable under such vested AUGI Stock Options: (i) Robert M. Rubin--560,000 shares; (ii) C. Dean McLain--243,500 shares; (iii) David M. Barnes--116,667 shares; and (iv) Howard Katz--233,333 shares. SCHEDULE 2.5 annexed hereto lists the aggregate number of AUGI Stock Options which have been granted to the above named individuals and which have not vested.

    2.6  OPERATION AND SALE OR SHUT-DOWN OF THE COMPUTER SOFTWARE BUSINESSES.

        (a) Annexed hereto as SCHEDULE 2.6(A) and made a part hereof, is a schedule setting forth the detail of all current monthly expenses and other obligations of the Computer Software Businesses. AUGI agrees to use its best efforts to reduce the monthly operating costs associated with its Computer Software Businesses.

        (b) SCHEDULE 2.6(B) annexed hereto and made a part hereof sets forth an itemization of the liabilities and obligations either directly incurred or guaranteed by AUGI in respect of its Computer

    Software Businesses, including those under existing real estate and equipment leases as well as with respect to other fixed and contingent obligations, including the anticipated costs of termination of personnel and shut-down of operations (the "Computer Software Businesses Liability Schedule").

        (c) AUGI shall use its best efforts to obtain offers from persons, firms or corporations NOT affiliated with AUGI to purchase the Computer Software Businesses. The management and the Board of Directors of AUGI: (i) shall keep Enterprises and its representatives fully informed on a timely basis in respect of all offers and related decisions concerning the sale and/or termination of operations of the Computer Software Businesses, as well as proposed compromises with creditors of the Computer Software Businesses; and
    (ii) shall provide Enterprises and its legal counsel, promptly upon receipt thereof, with copies of all letters of intent, drafts of agreements and related documents and correspondence in respect of all proposed transactions involving the sale and/or termination of any of the Computer Software Businesses, as well as proposed arrangements with creditors of such Computer Software Businesses; PROVIDED, that the ultimate decision to sell or terminate operations of all or any portion of the Computer Software Businesses, and the terms and conditions of any such sale(s), shall be in the SOLE discretion of the Board of Directors of AUGI.

        (d) Each of AUGI and Enterprises do hereby covenant and agree that, if and to the extent that AUGI shall receive firm written offers from one or more bona fide prospective purchasers, AUGI shall sell the Computer Software Business upon the best possible terms and conditions designed to yield the highest return and minimize, to the greatest degree possible, the financial exposure to AUGI.

        (e) Notwithstanding anything to the contrary, express or implied, contained in this Agreement, including the provisions of this Section 2.6, should Enterprise, for any reason, not be satisfied with the final terms and conditions of any proposed or actual transaction relating to the sale and/or termination of all or any of the Computer Software Businesses, Enterprise shall have the right to terminate this Agreement upon ten (10) days prior written notice to AUGI; in which event, neither Enterprises nor any of its officers, directors, stockholders, agents or associates shall have any further liability or obligations to AUGI, WPEC, IDF or any officer, directors, stockholder or other affiliate thereof. In the event that this Agreement shall be terminated pursuant to this Section 2.6(e), Enterprises shall be entitled to be reimbursed for its costs pursuant to Section 8.3(a) hereof.

        (f) The parties hereto acknowledge and agree that if AUGI were required to pay in full all or any substantial portion of the liabilities set forth on the Computer Software Businesses Liabilities Schedule, AUGI would not be able to meet the minimum $6.0 million of "Available Cash Resources" condition to closing set forth in Section 5.1(b) of this Agreement; it being understood that satisfaction of such condition is dependent upon AUGI and its Board of Directors compromising such liabilities and/or effecting one or more sales of the Computer Software Businesses between the date of this Agreement and the Closing Date.

    2.7  COMPROMISE AND RESOLUTION OF CERTAIN OBLIGATIONS OF ROBERT M. RUBIN.

        (a) Rubin is currently indebted to AUGI in the amount of $1.2 million under a promissory note which was due July 31, 1998. Subject only to obtaining stockholder approval at the Special AUGI Stockholders Meeting referred to in Section 4.1 hereof of the sale of its manufacturing operations to Hutchinson Corporation (the "Hutchinson Transaction"), on the Closing Date, AUGI shall terminate such obligation owed by Rubin in consideration for Rubin's assignment to AUGI of all payments which he shall be entitled to receive from Hutchinson Corporation (aggregating $1.2 million) under the non-competition and consulting agreements entered into between Rubin and Hutchinson Corporation and its affiliates; PROVIDED, however, that Rubin's obligations under the above referenced $1.2 million note shall be terminated/released by AUGI only in the event and to the extent that AUGI shall receive payments from Hutchinson Corporation or its affiliates. In addition, prior to the Closing, AUGI shall receive written confirmation from Hutchinson Corporation and its affiliates, to the effect that all payments under such non-competition and consulting agreements shall be remitted directly to

    AUGI. Annexed hereto as SCHEDULE 2.7(A) and made a part hereof is the form of such assignment by Rubin and consent of Hutchinson Corporation or its affiliates (the "Assignment and Consent") to be delivered to AUGI on or before the Closing Date.

        (b) The parties hereto acknowledge that pursuant to the existing agreements among AUGI, Hutchinson Corporation and its affilaites, no payments are required to be made under the Rubin non-competition and consulting agreements unless and until the Hutchinson Transaction shall have been approved and ratified by the AUGI stockholders. Conese Enterprises hereby agrees that in the event that the AUGI stockholders shall, for any reason, fail or refuse to ratify the Hutchinson Transactions at the Special Meeting, following the Closing Date the members of the Enterprise Group holding shares of Series B-3 Preferred Stock shall (i) use their best efforts to cause the AUGI Board of Directors to place before the stockholders at the next annual meeting of stockholders of AUGI another resolution ratifying such Hutchinson Transaction, (ii) vote all of their shares of Series B-3 Preferred Stock IN FAVOR of ratifying the Hutchinson Transaction at such annual meeting, and (iii) use their best efforts to cause the AUGI Board of Directors to defer payment of Mr. Rubin's $1.2 million note pending such annual stockholders meeting.

    2.8 CERTAIN CONFLICTS OF INTEREST AND WAIVER. Each of the parties hereto do hereby acknowledge and agree that GTH has at various times served as legal counsel, and continues to serve as legal counsel, to each of AUGI, IDF, WPEC, Rubin, Enterprises, EPC, Sr. and EPC, Jr. Accordingly, each of such parties has heretofore provided GTH with a written conflict waiver in connection with its representation of Enterprises and all members of the Enterprises Group , including EPC, Sr. and EPC, Jr., in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby. AUGI, Rubin, IDF and WPEC have advised the Enterprises Group and GTH that they have retained the firm of Gersten Savage Kaplowitz Curtin & Fredericks, to represent them in connection with the negotiation and execution of this Agreement and consummation of the transactions contemplated hereby.

    2.9  INDEMNIFICATION.

        (a) AUGI agrees that, except as may be limited by applicable law, for seven (7) years from and after the Closing Date, the indemnification obligations set forth in the AUGI Indemnification Agreement for Officers and Directors in the form of Exhibit D annexed hereto (the "Indemnity Agreement"), the Certificate of Incorporation and the By-Laws of AUGI, in each case in effect as at the date of this Agreement, shall survive the Closing Date. Enterprises agrees that neither it nor any members of the Enterprises Group shall vote their shares of capital stock of AUGI to amend, repeal or otherwise modify such Indemnity Agreement, Certificate of Incorporation or By-Laws in any manner that would adversely affect the rights thereunder of the individuals who on or at any time prior to the Closing Date were entitled to indemnification thereunder with respect to matters occurring prior to the Closing Date.

        (b) AUGI shall obtain at Closing, and shall thereafter maintain in effect for seven (7) years from and after the Closing Date, a directors' and officers' liability insurance policy covering the Company's current officers and directors in their respective capacities as such officers and directors with respect to matters occurring prior to the Closing Date, which insurance policy shall contain such coverage limits and be on such terms and conditions as shall be mutually agreeable to Enterprises and AUGI.

    2.10 INVESTMENT INTENT. Enterprises hereby agrees that all of the securities being purchased from AUGI, IDF and WPEC pursuant to this Agreement are being purchased for investment and not with a view toward the distribution or resale thereof. In such connection, Enterprises agrees (and shall cause any of its transferees of such securities to agree) that the following legend may be placed on any certificates evidencing such securities:

        "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, pledged, transferred, hypothecated or assigned in the absence of any effective registration statement under the Act, or an applicable exemption from the registration requirements of the Act, accompanied by an opinion of counsel acceptable to the Company that registration under the Act is not required."

    2.11 AMENDMENT TO CERTIFICATE OF DESIGNATION. In the event that, following the Closing Date, the Board of Directors of AUGI shall seek to list or relist any AUGI securities on a national securities exchange, AND, in connection with such listing or relisting, Enterprises or members of the Enterprises Group shall, in the exercise of their sole and absolute discretion, agree to amend the Certificate of Designations, such amendment, in and of itself, shall not entitle Enterprises or any member of the Enterprises Group to any additional consideration. Notwithstanding the foregoing, in the event that the Enterprises Group shall exchange their shares of Series B-3 Preferred Stock for other equity securities of equivalent economic value, such exchange shall not be deemed to be additional consideration.

    2.12 DUE AUTHORIZATION. This Agreement and all of the transactions contemplated hereby have been duly authorized by all requisite corporate action of the respective Boards of Directors of each of AUGI, IDF and WPEC, and Enterprises has received true copies of fully executed resolutions of such Boards of Directors.

3. BOARDS OF DIRECTORS OF AUGI, IDF AND WPEC.

    3.1  AUGI.

        (a) On the Closing Date, all members of the AUGI Board of Directors, with the exception of C. Dean McLain ("McLain"), shall tender their resignations as directors of AUGI and all of its consolidated subsidiaries (other than IDF and WPEC). EPC, Sr., EPC, Jr. and four (4) additional persons designed by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises AUGI Designees") shall be designated to fill the vacancies created by the resignations of the prior six (6) AUGI directors. The entire AUGI Board of Directors to take office from and after the Closing Date, including all six (6) of the Enterprises AUGI Designees and McLain shall have been voted upon and approved by the holders of a majority of the outstanding AUGI Common Stock at the Special AUGI Stockholders Meeting referred to in Section 4 below.

        (b) From and after the Closing Date, in the event of the death or inability of any of the six (6) Enterprises AUGI Designees to continue to serve on the AUGI Board of Directors, the vacancy so created shall be filled by another person designated by Enterprises.

        (c) For a period of three (3) years from the Closing Date, each of Enterprises, EPC, Sr. and EPC, Jr. agree to vote all of the shares of AUGI Common Stock and/or AUGI Series B-3 Preferred Stock owned of record or beneficially by them in favor of the election of McLain as a member of the Board of Directors of AUGI. Similarly, for a period of three (3) years from the Closing Date, Rubin and McLain hereby agree to vote all shares of AUGI Common Stock owned of record or beneficially by them in favor of the election of the Enterprises AUGI Designees as members of the Board of Directors of AUGI. In such connection, as at the Closing Date, Rubin and McLain shall deliver to each of Enterprises, EPC, Sr. and EPC, Jr. an irrevocable proxy coupled with an interest, in the form of EXHIBIT E annexed hereto.

    3.2  IDF.

        (a) On the Closing Date, all members of the IDF Board of Directors, with the exception of Solon L. Kandel, Lawrence Kaplan, and Sergio Luciani shall tender their resignations as directors of IDF and all of its consolidated subsidiaries (provided, that Lembit Kald shall continue to serve as a director of Hayden-Wegman, Inc.). EPC, Sr., EPC, Jr. and two (2) additional persons designed by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises IDF Designees") shall be designated to fill the vacancies created by the resignations of the IDF Directors. The four (4) Enterprises IDF Designees shall similarly be elected as members of the Board of Directors of all subsidiaries of IDF, including TechStar Communications, Inc. and Hayden-Wegman, Inc.

        (b) From and after the Closing Date, in the event of the death or inability of any of the four (4) Enterprises IDF Designees to continue to serve on the Board of Directors of IDF or any of its subsidiaries, the vacancy so created shall be filled by another person designated by Enterprises.

        (c) For a period of three (3) years from the Closing Date, each of Enterprises, EPC, Sr. and EPC, Jr. agree to vote all of the shares of IDF Common Stock owned of record or beneficially by them in favor of the election of Lawrence Kaplan and (for so long as they shall be employed on a full time basis with IDF and its subsidiaries) Solon L. Kandel and Sergio Luciani as members of the Board of Directors of IDF and each of its subsidiaries, and (for so long as he shall be employed on a full-time basis with such corporation), Lembit Kald as a member of the Board of Directors of Hayden-Wegman. Similarly, for a period of three (3) years from the Closing Date, each of Rubin, Lawrence Kaplan, Sergio Luciani, Solon L. Kandel and Lembit Kald hereby agrees to vote all shares of IDF Common Stock owned of record or beneficially by them in favor of the election of the four (4) Enterprises IDF Designees as members of the Board of Directors of IDF and each of its subsidiaries. In such connection, as at the Closing Date, each of Messrs. Rubin, Kaplan, Luciani, Kandel and Kald shall deliver to each of Enterprises, EPC, Sr. and EPC, Jr. an irrevocable proxy coupled with an interest, in the form of EXHIBIT E annexed hereto.

    3.3  WPEC.

        (a) On the Closing Date, EPC, Sr., EPC, Jr. and one additional person designated by Enterprises (collectively, with EPC, Sr. and EPC, Jr., the "Enterprises WPEC Designees") shall be designated to serve as members of the Board of Directors of WPEC In the event of the death or inability of any Enterprises WPEC Designee to serve on the WPEC Board of Directors, the vacancy so created shall be filled by Enterprises. The WPEC Board of Directors shall continue to serve until the next annual meeting of the stockholders of WPEC and until their successors shall be elected and qualified. For so long as they shall continue to render services to WPEC in their capacities as at the Closing Date, the Enterprises Designees on the AUGI Board of Directors shall support the nominations of Rubin and McLain as members of the WPEC Board of Directors at the 1998 Annual Stockholders Meeting of WPEC..

4. SPECIAL AUGI STOCKHOLDERS MEETING.

    4.1 As soon as practicable following the date of this Agreement (but in no event later than May 31, 1998, or such later date as may be mutually agreed to by Enterprises and AUGI (the "Special AUGI Stockholders Meeting Date"), AUGI shall hold a special meeting of its stockholders (the "Special AUGI Stockholders Meeting") for the purpose of (a) approving, adopting and ratifying this Agreement and all of the transactions contemplated hereby, (b) approving and ratifying certain of the resolutions which were not passed by reason of a lack of a quorum at the February 24, 1998 Annual Stockholders Meeting, and (c) approving and ratifying certain of the transactions approved by the Board of Directors of AUGI which took place in 1996 and 1997 and through the Closing Date, all as shall be specified by Enterprises prior to the filing of the preliminary proxy statement in respect of such Special AUGI Stockholders Meeting.

    4.2 As soon as practicable following the date of this Agreement, but in no event later than April 15, 1998, AUGI and its legal representatives shall, in conjunction with Enterprises and its legal representatives, prepare and file with the Securities and Exchange Commission ("SEC") a preliminary proxy statement describing this Agreement and the transactions contemplated hereby (the "Proxy Statement"). The form and content of such Proxy Statement and all amendments thereto shall be mutually acceptable in all respects to Enterprises, AUGI and their respective legal representatives. Each of Enterprises and

AUGI mutually agree to use their collective best efforts to cause the Special AUGI Stockholders Meeting to be held on or before May 31, 1998.

    4.3 Rubin hereby agrees to vote all of his shares of AUGI Common Stock in favor of all of the proposals contained in the Proxy Statement abd which are submitted to a vote of the AUGI stockholders at the Special AUGI Stockholders Meeting.

5. CONDITIONS TO OBLIGATIONS OF THE PARTIES.

    5.1 CONDITIONS TO OBLIGATIONS OF ENTERPRISES. The obligations of Enterprises and its affiliates to purchase the AUGI Series B-3 Preferred Stock, the AUGI Warrants, the IDF Common Stock, IDF Warrants and/or the WPEC Warrants, or to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction of all of the following conditions precedent, any one of which may be waived in writing by Enterprises:

        (a) DUE DILIGENCE REVIEW. Enterprises and its affiliates shall have completed a thorough due diligence review and investigation of the assets, businesses, financial condition, liabilities (fixed and contingent), management and prospects of each of AUGI, IDF, WPEC and their respective subsidiary corporations, and, based thereon, shall determine (in the exercise of its sole discretion) to consummate the investments and related transactions contemplated hereby (the "Due Diligence Review"). To assist Enterprises and its representatives in the conduct of such Due Diligence Review, each of AUGI, IDF and WPEC shall (i) permit Enterprises representatives to meet at all reasonable times with senior operating management of such corporations to review strategic business goals and discuss operating philosophies; (ii) provide Enterprises representatives with full and complete access to all financial statements, worksheets, budgets, projections, and other financial information and reports concerning the operating businesses of each of AUGI, IDF and WPEC; and (iii) permit Greenberg Traurig Hoffman Lipoff Rosen & Quentel ("GTH") to furnish Enterprises and its representatives with all agreements, reports, writings and other material in such counsels possession which may reasonably be expected to aid Enterprises in its Due Diligence Review. Subject to the foregoing, it is anticipated that Enterprises will complete its Due Diligence Review prior to May 31, 1998.

        (b) MINIMUM LIQUID RESOURCES. On the Closing Date, after giving effect to (i) the anticipated reduction in liabilities associated with its Computer Software Businesses, resulting from the compromise of certain liabilities, and/or the contemplated sale of all or any portion of the Computer Software Businesses between the date of this Agreement and the Closing Date, and (ii) the receipt of a $2.0 million anticipated tax refund, AUGI shall have on hand cash and cash equivalents in the form of certificates of deposit, short-term government or other immediately liquid marketable securities (collectively, "Available Cash Resources") of not less than $6.0 million.

        (c) SALE OF SOFTWARE BUSINESSES AND RELATED LIABILITIES. Prior to the Closing Date, Enterprises shall have received assurances acceptable to it, to the effect that either (i) in connection with the termination of operations of the Computer Software Businesses, all of the fixed and contingent liabilities of AUGI under real estate and equipment leases and other obligations in respect of the Computer Software Businesses as previously or presently conducted by its Connectsoft, Inc., ConnectSoft Communciations Corporation and/or Exodus Technologies, Inc. subsidiaries (including those specified on SCHEDULE 2.6(B) hereto) have been satisfactorily terminated or compromised on or before Closing, or (ii) the terms and conditions of the sale or contemplated sale of the Computer Software Businesses shall be satisfactory in all respects to Enterprises.

        (d) NET OPERATING LOSS CARRYFORWARD. Prior to the Closing Date, Enterprises shall have received a written opinion acceptable to Enterprises, in its sole discretion, from Price Waterhouse, LLP or any other accounting firm acceptable to Enterprises, to the effect that (i) as of March 31, 1998, the net operating loss carryforward of AUGI will be no less than $19 million, (ii) the accrual or receipt of all or any portion of the anticipated $2.0 million tax refund referred to in Section 5.1(b) above shall not reduce or otherwise adversely impact AUGI's net operating loss or other favorable tax attributes, and (iii) taking into account the transactions contemplated by this Agreement, the use of AUGI's net operating loss carry forward referred to in (i) above will not be subject to limitation under Sections 269, 382, 384, 1502, or any other provision under the Internal Revenue Code of 1986, as amended, or the Treasury Regulations promulgated thereunder.

        (e) AUGI STOCKHOLDER APPROVAL. The Special AUGI Stockholders Meeting shall have been duly conducted, and the holders of the requisite majority of AUGI shares of capital stock shall have approved (i) this Agreement and the transactions contemplated hereby, including the election of the Enterprises AUGI Designees to the Board of Directors of AUGI, and (ii) the other matters referred to in Section 4.1 above, at such Special AUGI Stockholders Meeting.

        (f) NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing Date, there shall not have occurred any condition or event (including, without limitation, the commencement of litigation against AUGI, IDF, WPEC, the Computer Software Businesses, or any of their respective subsidiaries, officers or directors) which, with the passage of time, the giving of notice or otherwise, could reasonably be expected to have a material adverse effect on the business, financial condition, management, liabilities or prospects of any of AUGI, IDF, TechStar, Hayden-Wegman, the Computer Businesses or WPEC, whether individually, or taken as a consolidated whole.

        (g) NO LITIGATION. As at the Closing Date, there shall not be pending any litigation against AUGI or the Board of Directors of AUGI which seeks to enjoin this Agreement or the transactions contemplated hereby, nor shall AUGI, Enterprises or any member of the AUGI Management Group have received notice that any such litigation is threatened.

        (h) MAINTENANCE OF DIRECTORS AND OFFICERS LIABILITY INSURANCE. All existing directors and officers liability insurance maintained by AUGI prior to the date hereof, shall remain in full force and effect as at the Closing Date, and AUGI shall not have received any notice of disclaimers or reservation of rights by AUGI's insurance carrier.

        (i) COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 6 of this Agreement shall be true and correct on the Closing Date as through restated in full as at such date. At the Closing, AUGI shall deliver to Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of AUGI, to the effect that all such representations and warranties have been complied with.

        (j) COMPLIANCE WITH COVENANTS AND AGREEMENTS. As at the Closing Date, each of AUGI, IDF and WPEC and the other party signatories to this Agreement shall have complied in full with their respective covenants and agreements contained herein. In addition, on or prior to the Closing, The Enterprises Group shall have received satisfactory irrevocable proxies from Messrs. Rubin, Laurence Kaplan, Sergio Luciani, Solon L. Kandel and Lembit Kald with respect to the matters referred in Section 3.1(c) and Section 3.2(c) above. At the Closing, AUGI shall deliver to Enterprises a certificate executed by the Chief Executive Officer and Chief Financial Officer of AUGI, to the effect that all such covenants and agreements have been complied with.

        (k) DELIVERY OF SECURITIES, EXHIBITS AND OTHER INSTRUMENTS AND AGREEMENTS. At the Closing, the Enterprises Group shall have received stock certificates evidencing the appropriate number of shares of AUGI Series B-3 Preferred Stock, and IDF Common Stock. In addition, the Enterprises Group shall have received the WPEC Warrants, the AUGI Warrants and the IDF Warrants. Prior to the Closing Date, the Amended and Restated Certificate of Designations of the Series B-3 Preferred Stock shall have been filed with the Secretary of State of the State of Delaware. In addition, at Closing, AUGI shall have received the Assignment and Consent, duly executed by Rubin and Hutchinson Corporation and its affiliate.

    5.2 CONDITIONS TO OBLIGATIONS OF AUGI, IDF AND WPEC. The obligations of AUGI, IDF and WPEC to sell the AUGI securities, the IDF Common Stock and/or the WPEC Warrants, or to otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction of all of the following conditions precedent, any one of which may be waived in writing by AUGI, on behalf of itself, IDF and WPEC:

        (a) AUGI STOCKHOLDER APPROVAL. The Special AUGI Stockholders Meeting shall have been duly conducted, and the holders of the requisite majority of AUGI shares of capital stock shall have approved this Agreement and the transactions contemplated hereby, including the election of the Enterprises AUGI Designees to the Board of Directors of AUGI, at such Special AUGI Stockholders Meeting.

        (b) NO LITIGATION. As at the Closing Date, there shall not be pending any litigation against AUGI or the Board of Directors of AUGI which seeks to enjoin this Agreement or the transactions contemplated hereby, nor shall AUGI, Enterprises or any member of the AUGI Management Group have received notice that any such litigation is threatened.

        (c) MAINTENANCE OF DIRECTORS AND OFFICERS LIABILITY INSURANCE. All existing directors and officers liability insurance maintained by AUGI prior to the date hereof, shall remain in full force and effect as at and after the Closing Date.

        (d) COMPLIANCE WITH COVENANTS AND AGREEMENTS. As at the Closing Date, the Enterprises Group shall have complied in full with its covenants and agreements contained herein, including payment of the purchase prices for the AUGI Series B-3 Preferred Stock, the AUGI Warrants, the IDF Common Stock, the IDF Warrants and the WPEC Warrants being purchased by the Enterprises Group pursuant to this Agreement. At the Closing, Enterprises shall deliver to AUGI a certificate executed by the Chief Operating Officer of Enterprises to the effect that all such covenants and agreements have been complied with.

        (e) PAYMENT FOR SECURITIES, OTHER AGREEMENTS. At the Closing, each of AUGI, IDF and WPEC shall have received payment in full for the appropriate number of shares of AUGI Series B-3 Preferred Stock, the IDF Common Stock, the AUGI Warrants, the IDF Warrants and the WPEC Warrants. In addition, at Closing, AUGI shall have received the written ratification and consent of the Enterprises AUGI Designees on the AUGI Board of Directors to the cancellation of the $1.2 million Rubin Note in exchange for the Assignment and Consent.

6. REPRESENTATIONS AND WARRANTIES OF AUGI, IDF AND WPEC.

    Each of AUGI, IDF and WPEC (collectively, the "Corporations") do hereby individually (and not jointly or severally) represent and warrant to Enterprises, as follows:

    6.1 AUTHORIZATION AND ENFORCEABILITY OF AGREEMENT. This Agreement, the Exhibits hereto and the consummation of the transactions contemplated hereby and thereby have all been duly authorized and approved by all requisite corporate action of the respective Boards of Directors of each of AUGI, IDF and WPEC (in each case, with Rubin abstaining from the voting on such matters). This Agreement and each of the Exhibits hereto to which any of the Corporations are parties signatory, when executed, shall constitute valid and legally binding agreements and obligations of the applicable Corporation signatory thereto, enforceable against such Corporation in accordance with its or their respective terms, except as enforceability may be limited by laws of bankruptcy, reorganization and creditors' rights generally and except as enforcement thereof may be limited as to certain equitable remedies.

    6.2 SEC REPORTS. AUGI (a) has furnished to Enterprises true and complete copies of AUGI's prospectus on Form S-3 declared effective under the 1933 Act, Form 10-K Annual Report for its fiscal year ended July 31, 1997 (the "1997 Form 10-K"), Form 10-Q Quarterly Report for the quarters ended October 31, 1997 and January 31, 1998, all Form 8-K Current Reports filed with the SEC since December 31, 1995, and the Proxy Statement for the 1996 Annual Meeting, all as filed with the SEC under the 1934 Act, and (b) will timely file with the SEC and simultaneously furnish to Enterprises all additional reports required to be filed under the Securities Act of 1933, as amended and/or the Securities Exchange Act of 1934, as amended for periods from and after October 31, 1997 (collectively, the "SEC Filings"). Except for such amendments which may be required to the aforesaid Form S-3 registration statement to keep the same current for any selling stockholder thereunder, all of such SEC Filings are true, correct and complete in all material respects and do not contain any misleading statement of a material fact or omit to state any fact required to be stated therein in order to make the statements contained therein not misleading in any material respect.

    6.3 CAPITALIZATION. SCHEDULE 6.3 annexed hereto sets forth an analysis as of December 31, 1997 of (i) the authorized, issued and outstanding shares of AUGI Common Stock, and principal record owners of such AUGI Common Stock, (ii) the issued and outstanding shares of Series B-1 Preferred Stock, and the principal record owners thereof, (iii) outstanding options and warrants to purchase shares of AUGI Common Stock, and the principal record holders thereof, and (iv) the authorized, issued and outstanding shares of IDF Common Stock, convertible notes and options to purchase shares of IDF Common Stock, and the principal holders of such securities. Since December 31, except as set forth on
SCHEDULE 6.3, there are no additional authorized, issued and outstanding shares of Common Stock, preferred stock, convertible notes, warrants or options to purchase shares of capital stock of AUGI, IDF and/or WPEC .

    6.4 LITIGATION. Except as reflected on SCHEDULE 6.4 annexed hereto, there are no lawsuits, governmental investigations or administrative proceedings or hearings or other litigation pending or, to the knowledge of the Corporations, threatened, against any of the Corporations, any direct or indirect subsidiary of any of the Corporations, or any officer or director thereof.

    6.5 TAXES. All tax returns, reports and statements, including information returns, required by any federal, state or local governmental authority to be filed by any of the Corporations or their subsidiaries have been filed with the appropriate governmental authority, and all federal, state and local income taxes, withholding taxes, sales taxes, capital gains taxes, property taxes, use taxes, ad valorem taxes and any other taxes and levies to which the Corporations or its subsidiaries are subject (collectively, "Taxes") have been fully and timely paid prior to the date on which any fine, penalty, interest or late charge may be added thereto, other than the imposition of any Taxes which are being contested in good faith by any of the Corporations and are disclosed on
SCHEDULE 6.5 hereto. Proper and accurate amounts have been withheld by each of the Corporations and their respective subsidiaries from its respective employees for all periods in which full and complete compliance with all applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental authorities. Except as set forth on SCHEDULE 6.5, no Tax returns of any of the Corporations or their respective subsidiaries are being audited or have been noticed for audit, and no extensions for filing of any Tax returns or for the payment of any Tax, assessment or other change has been entered into with any taxing authority.

    6.6 ERISA. SCHEDULE 6.6 annexed hereto lists and separately identifies all title IV Plans, Plans, including Multiemployer Plans (as defined in Section 4001(a)(3) of ERISA) to which any of the Corporations or their respective subsidiaries are parties. Copies of all such Plans shall be furnished to Enterprises and its representatives. Each Plan is in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code (the "Code"), including the filing of reports required under ERISA and the Code. None of the Corporations or their subsidiaries have failed to make any contribution or pay any amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. None of the Corporations or any of its subsidiaries or any ERISA Affiliate (which, together with any of the Corporations or any of their subsidiaries would be treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of ERISA) has engaged in any prohibited transaction, as defined in Section 4975 of the Code, in connection with any Plan which would subject any of the Corporations or its subsidiaries to a material tax on prohibited transactions imposed by Section 4975 of the Code. Except as set forth on SCHEDULE 6.6: (i) no Title IV Plan has any unfunded pension liability, (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur, (iii) there are no pending, or to the knowledge of any of the Corporations, threatened claims, sanctions, actions or lawsuits asserted or instituted against any Plan, (iv) none of the Corporations or any of its subsidiaries or other ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multemployer Plan (as defined in Section 4001(a)(3) of ERISA), and (v) within the past five years, no Title IV Plan with unfunded pension liabilities has been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any of the Corporations or its subsidiaries. As used herein, the term "Title IV Plan" means an employee benefit plan, as defined in
Section 3(2) of ERISA, which is covered by Title IV of ERISA, and which any of the Corporations, any subsidiary thereof or any other ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them. As used herein the term "unfunded pension liability" means, the aggregate amount, at any time outstanding, of the amount by which the present value of all accrued benefits under each Title IV Plan exceed the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan. As used herein, the term "ERISA Event" mean (a) any event described in Section 4043(c) of ERISA with respect from a Title IV Plan, (b) the withdrawal of any of the Corporations or an ERISA Affiliate from a Title IV Plan, (c) the complete or partial withdrawal from any Multiemployer Plan, (d) the filing of a notice to terminate any Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings by the Pension Benefit Guaranty Corporation to terminate a Title IV Plan or Multiemployer Plan, (f) the failure to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days, or (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan, or for the imposition of liability under Section 4069 or 4212(c) of ERISA.

    6.7 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 6.7 annexed hereto, as of the Closing Date, to the best knowledge of the Corporations: (i) all real estate owned or leased by the Corporations is free of contamination from any Hazardous Materials, except for such contamination which would not result in any liabilities, obligations, responsibilities, response, remedial and removal costs, studies, capital costs, damages, punitive damages, treble damages, or related other related costs and expenses, including professional and consulting fees (collectively, "Environmental Liabilities") which could reasonably be expected to exceed $100,000 in the aggregate, (ii) no Corporation or any subsidiary has caused or suffered to occur any release of Hazardous Materials on, at, in, under, above, to, from or about any of its real estate,
(iii) the Corporations and its subsidiaries are in compliance with all Environmental Laws, except for any Environmental Liabilities which could reasonably be excepted to exceed $100,000 in the aggregate, (iv) the Corporations and its subsidiaries have obtained all permits required by Environmental Laws, and all such permits are in full force and in good standing,
(v) none of the Corporations are involved in or is aware of any facts, circumstances or conditions, including any releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Corporations or its subsidiaries which could reasonably be expected to exceed $100,000 in the aggregate, (vi) there is no litigation, governmental investigation or any administrative proceeding pending, or to the knowledge of the Corporations, threatened, which arises under or relates to any Environmental Laws or Hazardous Material and which seeks damages, penalties, fines, costs or expenses against any of the Corporations or its subsidiaries in excess of $100,000 in the aggregate, or which alleges criminal misconduct, (vii) no notice has been received by any of the Corporations or its subsidiaries identifying it or them as a "potentially responsible party" or requesting information under CERCLA (as herein defined) or analogous state statutes. As used herein, the term "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994; the Federal Insecticide, Fungicide and Rodenticide Act; the Solid Waste Disposal Act; the Toxic Substance Control Act; the Clean Air Act; the Federal Water Pollution Control Act; the Occupational Safety and Health Act; and the Safe Drinking Water Act, each as from time to time amended, and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification and approval statutes. As used herein, the term "Hazardous Material" means any substance, material or waste which is regulated by or forms the basis of Environmental Liabilities under Environmental Laws.

    6.8 CANCELLATION OF CERTAIN WPEC STOCK OPTIONS. WPEC's Board of Directors have cancelled an aggregate of 1,000,000 stock options previously awarded to certain officers and directors of WPEC, including Rubin and McLain.

7. CLOSING AND CLOSING DATE.

    The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing") to be held at the offices of GTH, at 200 Park Avenue, 15th floor, New York, New York 10166 on a date (the "Closing Date") which shall be not later than fifteen (15) days following completion of the Special AUGI Stockholders Meeting, or such other date as AUGI and Enterprises may mutually agree upon; provided, that in no event shall the Closing Date be later than June 30, 1998, without the prior written consent of both Enterprises and AUGI.

8. TERMINATION OF AGREEMENT AND TERMINATION FEES.

    8.1 TERMINATION. This Agreement may be terminated at any time on or before the Closing Date

        (a) by mutual agreement of all parties hereto, or

        (b) by Enterprises, in the event that (i) it shall not be satisfied, in the exercise of its sole and absolute discretion, prior to May 31, 1998 with the results of its Due Diligence Review, (ii) any of the Corporations shall have breached any of their respective representations and warranties contained in Section 6 hereof, (iii) any of the Corporations shall have failed to fully perform on a timely basis all covenants and agreements required to be performed by them pursuant to this Agreement, or (iv) any of the conditions specified in Section 5.1 hereof shall have not been satisfied or waived in writing by Enterprises as at the Closing Date, or

        (c) by AUGI (on behalf of itself, IDF and WPEC), in the event that (i) Enterprises shall not have advised AUGI that Enterprises has completed a satisfactory Due Diligence Review prior to May 31, 1998, (ii) Enterprises shall have failed to fully perform on a timely basis all covenants and agreements required to be performed by it pursuant to this Agreement, (iii) any of the conditions specified in Section 5.2 hereof shall have not been satisfied or waived in writing by Enterprises as at the Closing Date, or
    (iv) AUGI shall have received a bona fide written offer from a financially qualified third person, firm or corporation not affiliated or associated in any capacity with AUGI, IDF,

    WPEC or any of its officers, directors or principal stockholders (a "Third Party Offeror") to acquire (whether by merger, tender offer, purchase of assets or securities or similar combination) all or substantially all of the assets, properties or securities of AUGI, IDF or WPEC (an "Acquisition Offer"), on terms which the board of directors of AUGI determines, in good faith and the exercise of its fiduciary duties, is more beneficial to the stockholders of AUGI than consummating the transactions contemplated by this Agreement; PROVIDED, that prior to the "Outside Closing Date" (as herein defined), under no circumstances or conditions shall the Board of Directors of AUGI, IDF or WPEC, or any member thereof, encourage or solicit any such Acquisition Offer, meet or otherwise negotiate with any prospective Third Party Offeror, or otherwise authorize any investment banker, financial consultant or other agent to engage in any such activities; or

        (d) By either Enterprises or AUGI (on behalf of all of the Corporations) in the event that the Closing and the Closing Date shall not have occurred by 5:00 p.m. (New York City time) on June 30, 1998 (the "Outside Closing Date").

    8.2 LIABILITY UPON TERMINATION. Except as set forth in Section 8.3 below, in the event that this Agreement shall be terminated on or prior to the Closing Date, no party hereto shall have any further liability to the other; provided, however, no party to this Agreement (nor any affiliate of such party) shall have the right to terminate this Agreement and his or its obligations hereunder by reason of such parties failure to perform his or its respective covenants, agreements and obligations hereunder, or his or its breach of their respective representations and warranties made in this Agreement.

    8.3  TERMINATION FEE AND EXPENSES.

        (a) EXPENSE REIMBURSEMENT. In the event that Enterprises shall terminate this Agreement by reason of clauses (i), (ii), (iii) or (iv) of Section 8.1(b) above: (i) AUGI and Enterprises shall each be responsible to pay 50% of the fees of DeLoitte & Touche or any other accounting firm engaged to provide tax consulting services in respect of the matters contemplated by
    Section 5.1(d) above up to an aggregate amount not to exceed $35,000 (the "Tax Consulting Fee"); and (ii) AUGI shall pay to Enterprises an amount equal to Enterprises' actual out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred in connection with the transactions contemplated hereby (excluding the Tax Consulting Fee payable in respect of clause (i) of this Section 8.3(a)), up to a maximum amount not to exceed $50,000 in the aggregate (collectively, the "Enterprises Expense Reimbursement").

        (b) TERMINATION FEE. In the event that , AUGI shall terminate this Agreement solely by reason of clause (iv) of Section 8.1(c) above, then simultaneous with consummation of the transaction contemplated by the Acquisition Offer made by the Third Party Offeror (or any modification or amendment thereto), AUGI shall pay to Enterprises a cash termination or "break-up" fee of $500,000.

        (c) PAYMENTS. All payments to be made pursuant to this Section 8.3 (including, without limitation, reimbursement to Enterprise of 50% of the Tax Consulting Fees, if applicable, and payment of the Enterprises Expense Reimbursement) shall be paid by the applicable party to the other party not later than ten (10) days following termination of this Agreement.

9. MISCELLANEOUS

    9.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise and consult with the other Party prior to making the disclosure and permit the other Party to participate in the preparation of such release).

    9.2 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

    9.3 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto and other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

    9.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; PROVIDED, HOWEVER, that Enterprises may (i) assign any or all of its rights and interests hereunder to one or more of their Affiliates and
(ii) designate one or more of their Affiliates to perform its obligations hereunder (in any or all of which cases Enterprises nonetheless shall remain responsible for the performance of all of such obligations hereunder).

    9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

    9.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

    9.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally, (ii) after five (5) business days if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below, or (iii) after one business day if it is sent by overnight courier via a reputable overnight courier service with confirmation of receipt and addressed to the intended recipient as set forth below:

    IF TO AUGI:
    Mr. Robert M. Rubin, Chief Executive Officer
    American United Global, Inc.
    6060 Kings Gate Circle
    Del Ray Beach, FL

    IF TO WPEC:
    Mr. C. Dean McLain,. Chief Executive Officer
    Western Power & Equipment Corp.
    4601 NE 77th Avenue, Suite 200
    Vancouver, WA 98662

    IF TO IDF:
    Mr. Solon L. Kandel,. Chief Executive Officer
    IDF International, Inc.
    155 Morris Avenue,
    Springfield, NJ 07081

    COPY TO:
    Jay Kaplowitz, Esq.
    Gersten Savage Kaplowitz Curtin & Fredericks
    101 East 52nd Street, 9th floor
    New York, New York 10022

    IF TO ENTERPRISES:
    Eugene P. Conese, Jr.
    Conese Enterprises, Ltd.

    55 Alhambra Plaza, Suite 600
    Coral Gables, FL 33134

    COPY TO:
    Stephen A. Weiss, Esq.
    Greenberg Traurig Hoffman Lipoff Rosen & Quentel
    200 Park Avenue
    New York, New York 10166

    Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

    9.8 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the domestic laws of the State of Delaware, without giving effect to any choice of conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any legal action or proceeding with respect to this Agreement may be brought in any court of the State of New York, or in any court of the United States of America within the State of New York, and by execution and delivery of this Agreement, each of the Corporations and Enterprises hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.

    9.9 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

    9.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

    9.11 EXPENSES. Except as otherwise provided in Section 8.3 hereof, each of the Corporations, on one hand, and Enterprises, on the other hand, will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. In addition, it is expressly acknowledged and agreed that (a) on the date of execution of this Agreement, AUGI has paid to GTH the sum of $250,000 in reduction of accrued and unpaid professional fees and disbursements owned to such firm and incurred prior to the date of this Agreement (such payment not to be construed, however, as AUGI's admission that the full amount of such accrued fees and disbursements are, in fact, due and owing), and (b) on the Closing Date, AUGI shall pay the professional fees and disbursements of its special counsel Gersten Savage Kaplowitz Curtin & Fredericks ("GSK"), up to a maximum amount not to exceed $85,000 in the aggregate; provided, that (i) GSK's fees shall be based solely upon such firm's itemized customary hourly time changes,
(ii) its disbursements shall be accompanied by appropriate receipts and other backup, and (iii) all of the foregoing shall be verified and itemized to the reasonable satisfaction of Enterprises.

    9.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

    9.13 INCORPORATION OF EXHIBITS AND SCHEDULES. The Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

    [THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, the date and year first above written.

                                AMERICAN UNITED GLOBAL, INC.

                                By:             /s/ ROBERT M. RUBIN
                                     -----------------------------------------
                                                  Robert M. Rubin
                                              CHIEF EXECUTIVE OFFICER

                                IDF INTERNATIONAL, INC.

                                By:             /s/ SOLON D. KANDEL
                                     -----------------------------------------
                                                  Solon D. Kandel
                                              CHIEF EXECUTIVE OFFICER

                                WESTERN POWER & EQUIPMENT CORP.

                                By:              /s/ C. DEAN MCLAIN
                                     -----------------------------------------
                                                   C. Dean McLain
                                              CHIEF EXECUTIVE OFFICER

                                CONESE ENTERPRISES, LTD.

                                By:          /s/ EUGENE P. CONESE, JR.
                                     -----------------------------------------
                                               Eugene P. Conese, Jr.
                                              CHIEF EXECUTIVE OFFICER

                                AGREED TO, PURSUANT TO SECTIONS 2.3, 2.5 2.7,
                                3.1, 3.2 AND 4.3 ABOVE:

                                                /s/ ROBERT M. RUBIN
                                     -----------------------------------------
                                                  ROBERT M. RUBIN

                                AGREED TO PURSUANT TO SECTION 3.1(C) ABOVE:

                                                 /s/ C. DEAN MCLAIN
                                     -----------------------------------------
                                                   C. Dean McLain

                                AGREED TO PURSUANT TO SECTION 3.2(C) ABOVE:

                                                /s/ LAWRENCE KAPLAN
                                     -----------------------------------------
                                                  Lawrence Kaplan

                                                 /s/ SERGIO LUCIANI
                                     -----------------------------------------
                                                   Sergio Luciani

                                                /s/ SOLON D. KANDEL
                                     -----------------------------------------
                                                  Solon D. Kandel

                                                  /s/ LEMBIT KALD
                                     -----------------------------------------
                                                    Lembit Kald

                                                                       EXHIBIT B

                          AMERICAN UNITED GLOBAL, INC.
                        1996 EMPLOYEE STOCK OPTION PLAN

1. PURPOSES

    The purposes of the American United Global, Inc. 1996 Employee Stock Option Plan (the "Plan") are to aid American United Global, Inc. and its "subsidiaries" or "parents" (as defined under the federal securities laws) (together the "Company") in attracting and retaining highly capable employees and to enable selected key employees and consultants or other representatives of the Company to acquire or increase ownership interest in the Company on a basis that will encourage them to perform at increasing levels of effectiveness and use their best efforts to promote the growth and profitability of the Company. Consistent with these objectives, this Plan authorizes the granting to selected key employees and consultants of options to acquire shares of the Company's voting Common Stock, par value $.01 per share (the "Common Stock"), pursuant to the terms and conditions hereinafter set forth.

    Options granted hereunder may be (i) "Incentive Options" (which term, as used herein, shall mean options that are intended to be "incentive stock options" within the meaning of Code Section 422), or (ii) "Nonqualified Options" (which term, as used herein, shall mean options that are not intended to be Incentive Options).

2. EFFECTIVE DATE

    Following approval by the holders of a majority of the outstanding shares of common stock, this Plan shall become effective on April 25, 1996 (the "Effective Date").

3. ADMINISTRATION

    (a) This Plan shall be administered by a committee (the "Committee") consisting of not less than two members of the Board of Directors of the Company (the "Board of Directors"), who are selected by the Board of Directors. If, at any time, there are less than two members of the Committee, the Board of Directors shall appoint one or more other members of the Board of Directors to serve on the Committee. All Committee members shall serve, and may be removed, at the pleasure of the Board of Directors.

    (b) A majority of the members of the Committee (but not less than two) shall constitute a quorum, and any action taken by a majority of such members present at any meeting at which a quorum is present, or acts approved in writing by all such members, shall be the acts of the Committee.

    (c) Subject to the other provisions of this Plan, the Committee shall have full authority to decide the date or dates on which options (the "Options") to acquire shares of Common Stock will be granted under this Plan (the "Date of Grant"), to determine whether the Options to be granted shall be Incentive Options or Nonqualified Options, or a combination of both, to select the persons to whom the Options will be granted and to determine the number of shares of Common Stock to be covered by each Option, the price at which such shares may be purchased upon the exercise of such option (the "Option Exercise Price"), and other terms and conditions of the Options. In making those determinations, the Committee shall solicit the recommendations of the President and Chairman of the Board of the Company and may take into account the proposed optionee's present and potential contributions to the Company's business and any other factors which the Committee may deem relevant. Subject to the other provisions of this Plan, the Committee shall also have full authority to interpret this Plan and any stock option agreements evidencing Options granted hereunder, to issue rules for administering this Plan, to change, alter, amend or rescind such rules, and to make all other determinations necessary or appropriate for the administration of this Plan. All determinations, interpretations and constructions made by the Committee pursuant to this

Section 3 shall be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action, determination or omission taken or made in good faith with respect to this Plan or any Option granted hereunder.

4. ELIGIBILITY

    Subject to the provisions of Section 7 below, key employees of the Company (including officers and directors who are employees) and consultants and other representatives of the Company shall be eligible to receive Options under this Plan.

5. OPTION SHARES

    (a) The shares subject to Options granted under this Plan shall be shares of Common Stock and, except as otherwise required or permitted by Subsection 5(b) below, the aggregate number of shares with respect to which Options may be granted shall not exceed 2,500,000 shares. If an Option expires, terminates or is otherwise surrendered, in whole or in part, the shares allocable to the unexercised portion of such Option shall again become available for grants of Options hereunder. As determined from time to time by the Board of Directors, the shares available under this Plan for grants of Options may consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company or a subsidiary following original issuance.

    (b) The aggregate number of shares of Common Stock as to which Options may be granted hereunder, as provided in Subsection 5(a) above, the number of shares covered by each outstanding Option and the Option Exercise Price shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or other subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend; PROVIDED, HOWEVER, that any fractional shares resulting from any such adjustment shall be eliminated.

    (c) The aggregate fair market value, determined on the Date of Grant (as such term is defined in Section 6(a) below), of the shares of stock with respect to which Incentive Options are exercisable for the first time by an Optionee (as such term as defined in Section 6 below) during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) may not exceed $100,000.

6. TERMS AND CONDITIONS OF OPTIONS

    The Committee may, in its discretion, grant to a key employee only Incentive Options, only Nonqualified Options, or a combination of both, and each Option granted shall be clearly identified as to its status. Recipients other than employees of the Company can only receive Nonqualified Options. Each Option granted pursuant to this Plan shall be evidenced by a stock option agreement between the Company and the recipient to whom the option is granted (the "Optionee") in such form or forms as the Committee, from time to time, shall prescribe, which agreements need not be identical to each other but shall comply with and be subject to the following terms and conditions:

    (a) OPTION EXERCISE PRICE. The Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Option shall be determined by the Committee, except that (i) the Option Exercise Price at which each share of Common Stock may be purchased pursuant to an Incentive Option shall be not less than 100% of the fair market value for each such share on the Date of Grant of such Incentive Option and (ii) the Option Exercise Price at which each share of Common Stock may be purchased pursuant to a Non-Qualified Option shall not be less than 85% of the fair market value for each share on the Date of Grant of such Nonqualified Option. Anything contained in this Section 6(a) to the contrary notwithstanding, in the event that the number of shares of Common Stock subject to any Option is adjusted pursuant to Section 5(b) above, a corresponding adjustment shall be made in the Option Exercise Price per share.

    (b) DURATION OF OPTIONS. The duration of each Option granted hereunder shall be determined by the Committee, except that each Nonqualified Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease one day before the tenth anniversary of the Date of Grant of such Option and each Incentive Option granted hereunder shall expire and all rights to purchase shares of Common Stock pursuant thereto shall cease one day before the tenth anniversary of the Date of Grant of such Option (in each case, the "Expiration Date").

    (c) VESTING OF OPTIONS. The vesting of each Option granted hereunder shall be determined by the Committee. Only such vested portions of Options may be exercised. Anything contained in this Section 6(c) to the contrary notwithstanding, an Optionee shall become fully (100%) vested in each of his or her Options upon his or her termination of employment with the Company or any of its subsidiaries for reasons of death, disability or retirement. The Committee shall, in its sole discretion, determine whether or not disability or retirement has occurred.

    (d) MERGER, CONSOLIDATION, ETC. In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to, another corporation and provision is not made pursuant to the terms of such transaction for (i) the assumption by the surviving, resulting or acquiring corporation of outstanding Options, (ii) the substitution therefor of new options granting reasonably similar rights and privileges, or (iii) the payment of cash or other consideration in respect thereof, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 30 days prior to the announced anticipated effective date of the proposed transaction, and the Committee shall specify in such notice a date, which date shall be not less than 10 days prior to the announced anticipated effective date of the proposed transaction (the "Vesting Date"), upon which Vesting Date each Optionee's Options shall become fully (100%) vested. Each Optionee shall have the right to exercise his or her Options to purchase any or all shares then subject to such Options during the period commencing on the Vesting Date and ending at 5:00 p.m. on the day which is two (2) days prior to the announced anticipated effective date of the proposed transaction. If the transaction is consummated, each Option, to the extent not previously exercised prior to the effective date of the transaction, shall terminate on such effective date. If the transaction is abandoned or otherwise not consummated, then to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this Section 6(d), such vesting shall be annulled and be of no further force or effect and the vesting period set forth in Section 6(c) above shall be reinstituted as of the date of such abandonment.

    (e) EXERCISE OF OPTIONS. A person entitled to exercise an Option, or any portion thereof, may exercise it (or such vested portion thereof) in whole at any time, or in part from time to time, by delivering to the Company at its principal office, directed to the attention of its Chairman, President or such other duly elected officer as shall be designated in writing by the Committee to the Optionee, written notice specifying the number of shares of Common Stock with respect to which the Option is being exercised, together with payment in full of the Option Exercise Price for such shares. Such payment shall be made in cash or by certified check or bank draft to the order of the Company; PROVIDED, HOWEVER, that the Committee may, in its sole discretion, authorize such payment, in whole or in part, in any other form, including payment by personal check or by the exchange of shares of Common Stock of the Company previously acquired by the person entitled to exercise the Option and having a fair market value on the date of exercise equal to the price for which the shares of Common Stock may be purchased pursuant to the Option.

    (f) NONTRANSFERABILITY. Options shall not be transferable other than by will or the laws of descent and distribution and no Option may be exercised by anyone other than the Optionee; that if the Optionee dies or becomes incapacitated, the Option may be exercised by his or her estate, legal representative or beneficiary, as the case may be, subject to all other terms and conditions contained in this Plan.

    (g) TERMINATION OF EMPLOYMENT. The following rules shall apply in the event that an Optionee is an employee of the Company as regards such Optionee's termination of employment with the Company:

        (i) In the event of an Optionee's termination of employment with the Company either (1) by the Company for Cause (as defined in any relevant employment agreement to which Optionee is a party) or for fraud, dishonesty, habitual drunkenness or drug use, or willful disregard of assigned duties by such Optionee in the absence of such an agreement, or (2) by the Optionee voluntarily otherwise than at the end of an employment term under a relevant employment agreement to which Optionee is a party and without the written consent of the Company, then the Option shall immediately terminate.

       (ii) In the event of the Optionee's termination of employment with the Company for reason of retirement or under circumstances other than those specified in subsection (g)(i) immediately above, and for reasons other than death or disability, the Option shall terminate three months after the date of such termination of employment or on the Expiration Date, whichever shall first occur; PROVIDED, HOWEVER, that if the Optionee dies within such 3-month period, the time period set forth in subsection (g) (iii) immediately below shall apply.

       (iii) In the event of the death or disability, of the Optionee while the Optionee is employed by the Company, the Option shall terminate on the first anniversary of the Optionee's date of termination of employment, or on the Expiration Date, whichever shall first occur.

       (iv) Anything contained in this Section 6 to the contrary notwithstanding, the Option may only be exercised following the Optionee's termination of employment with the Company for reasons other than death, disability or retirement if, and to the extent that, the Option was exercisable immediately prior to such termination of employment.

        (v) The Optionee's transfer of employment between American United Global, Inc. and its "subsidiaries" and "parents" (as defined under the federal securities laws) shall not constitute a termination of employment and the Committee shall determine in each case whether an authorized leave of absence for military service or otherwise shall constitute a termination of employment.

       (vi) Termination of the Optionee's employment shall not affect the vesting schedule of the Optionee's Option.

    (h) NO RIGHTS AS STOCKHOLDER OR TO CONTINUED EMPLOYMENT. No Optionee shall have any rights as a stockholder of the Company with respect to any shares covered by an Option prior to the date of issuance to such Optionee of the certificate or certificates for such shares, and neither this Plan nor any Option granted hereunder shall confer upon an Optionee any right to continuance of employment by the Company or interferes in any way with the right of the Company to terminate the employment of such Optionee.

    (i) Each stock option agreement shall specify whether the Options granted thereunder are Incentive Options, Nonqualified Options, or a combination of both.

7. TEN PERCENT STOCKHOLDERS

    The Committee shall not grant an Incentive Option to an individual who owns, at the time such Incentive Option is granted (directly or by attribution pursuant to Section 425(d) of the Code), shares of capital stock of the Company possessing more than 10% of the voting power of all classes of capital stock of the Company unless, at the time such Incentive Option is granted, the price at which each share of Common Stock may be purchased pursuant to the Incentive Option is at least 110% of the fair market value of each such share on the Date of Grant and such Incentive Option, by its terms, is not exercisable after the expiration of five years from the Date of Grant.

8. ISSUANCE OF SHARES; RESTRICTIONS

    (a) Subject to the conditions and restrictions provided in this Section 8, the Company shall, within 20 business days after an Option has been duly exercised in whole or in part, deliver to the person who exercised the Option one or more certificates, registered in the name of such person, for the number of shares of Common Stock with respect to which the Option has been exercised. The Company may legend any stock certificate issued hereunder to reflect any restrictions provided for in this Section 8.

    (b) Unless the shares subject to Options granted under the Plan have been registered under the Securities Act of 1933, as amended (the "Act") (and, in the case of any Optionee who may be deemed an "affiliate" of the Company as such term is defined in Rule 405 under the Act, such shares have been registered under the Act for resale by the Optionee), or the Company has determined that an exemption from registration under the Act is available, the Company may require prior to and as a condition of the issuance of any shares of Common Stock, that the person exercising an Option hereunder (i) sign such agreements with respect thereto as the Company may require in any Option Agreement by and between the Company and the Optionee, and (ii) furnish the Company with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such shares solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such shares otherwise than in accordance with the provisions of Rule 144 under the Act unless and until either the distribution of such shares is registered under the Act or the Company is satisfied that an exemption from such registration is available.

    (c) Anything contained herein to the contrary notwithstanding, the Company shall not be obliged to sell or issue any shares of Common Stock pursuant to the exercise of an Option granted hereunder unless and until the Company is satisfied that such sale or issuance complies with all applicable provisions of the Act and all other laws or regulations by which the Company is bound or to which the Company or such shares are subject.

9. SUBSTITUTE OPTIONS

    Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Board of Directors, be granted under this Plan in substitution for options to purchase shares of capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or a subsidiary. The terms, provisions and benefits to Optionees of such substitute options shall in all respects be as similar as reasonably practicable to the terms, provisions and benefits to Optionees of the Options of the other corporation on the date of substitution, except that such substitute Options shall provide for the purchase of shares of Common Stock of the Company instead of shares of such other corporation.

10. TERM OF THE PLAN

    Unless the plan has been sooner terminated pursuant to Section 11 below, this Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of the Effective Date. The provisions of this Plan, however, shall continue thereafter to govern all Options theretofore granted, until the exercise, expiration or cancellation of such Options.

11. AMENDMENT AND TERMINATION OF PLAN

    The Board of Directors at any time may terminate this Plan or amend it from time to time in such respects as it deems desirable; PROVIDED, HOWEVER, that, without the further approval of the stockholders of the Company, no amendment shall (i) increase the maximum aggregate number of shares of Common Stock with respect to which Options may be granted under this Plan, (ii) change the eligibility provisions of Section 4 hereof, or (iv) create a "modification" of any Incentive Stock Options previously granted or otherwise modify the Plan with respect to the granting of Incentive Stock Options, as those terms are defined under the Code; and PROVIDED, FURTHER, that, subject to the provisions of Section 6 hereof, no termination of or amendment hereto shall adversely affect the rights of an Optionee or other person holding an option theretofore granted hereunder without the consent of such Optionee or other person, as the case may be.

                                 FORM OF PROXY

                          AMERICAN UNITED GLOBAL, INC.
                    THIS PROXY IS SOLICITED ON BEHALF OF THE

                       BOARD OF DIRECTORS OF THE COMPANY

    The undersigned, a stockholder of AMERICAN UNITED GLOBAL, INC., a Delaware
corporation (the "Company"), hereby appoints       and       , and each of them,
as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 30, 1998 at the Special Meeting of Stockholders of the Company to be held on Thursday, June 25, 1998, at 10:00 a.m., local time, at
                                    , and at any adjournment or postponement
thereof. All capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5 SET FORTH BELOW.

1. To approve the Investment Transactions involving, among other things: (a) the purchase by affiliates of Conese Enterprises of $5,050,000 of the Company's 7% Series B-3 Convertible Preferred Stock, convertible into a minimum of 2,525,000 shares (subject to adjustment) of the Company's Common Stock, and Company Warrants to purchase 3,000,000 shares of Common Stock; and (b) the appointment of five representatives of Conese Enterprises to the Board of Directors of the Company.

            (  ) FOR            (  ) AGAINST            (  ) ABSTAIN

2. To ratify the issuance of 976,539 shares of the Company's Series B-1 Convertible Preferred Stock issued in connection with the Company's July 1996 acquisition of all the outstanding capital stock of Connectsoft, Inc., a Washington corporation.

            (  ) FOR            (  ) AGAINST            (  ) ABSTAIN

3. To ratify the issuance of 400,000 shares of the Company's Series B-2 Convertible Preferred Stock issued in connection with the Company's $10,000,000 private placement in January 1997.

            (  ) FOR            (  ) AGAINST            (  ) ABSTAIN

                               (See reverse side)

                          (Continued from other side)

4.  To authorize and ratify the adoption of the Company's 1996 Employee Stock
    Option Plan, as amended, which contains 2,500,000 shares of Common Stock underlying options available to be granted under such plan.

            (  ) FOR            (  ) AGAINST            (  ) ABSTAIN

5. To ratify the January 1996 sale of all the assets of the Company's manufacturing business to subsidiaries of Hutchinson Corporation.

            (  ) FOR            (  ) AGAINST            (  ) ABSTAIN

    The undersigned hereby acknowledges receipt of (1) the Notice of Special
Meeting of Stockholders and (2) the Proxy Statement.

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
Dated: ------------------------, 1998                                              ------------------------------------------
                                                                                   Signature
                                                                                   ------------------------------------------
                                                                                   Print Name
                                                                                   ------------------------------------------
                                                                                   Signature, if Jointly Held
                                                                                   ------------------------------------------
                                                                                   Print Name

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN, if signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The Board of Directors requests that you fill in the date and sign the proxy and return it in the enclosed envelope.

    IF THE PROXY IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE CORPORATION.